Exhibit 99.1

$300,000,000

CREDIT AGREEMENT

among

PINNACLE ENTERTAINMENT, INC.,

as Borrower,

The Several Lenders

from Time to Time Parties Hereto,

LEHMAN BROTHERS INC., and

BEAR, STEARNS & CO. INC.,

as Joint Lead Arrangers and Joint Book Runners,

SOCIETE GENERALE, as Documentation Agent,

BEAR STEARNS CORPORATE LENDING INC.,

as Syndication Agent

and

LEHMAN COMMERCIAL PAPER INC.,

as Administrative Agent

Dated as of December 17, 2003

i

4.1	Financial Condition	50
4.2	No Change	51
4.3	Corporate Existence; Compliance with Law	51
4.4	Organizational Power; Authorization; Enforceable Obligations	51
4.5	No Legal Bar	52
4.6	No Material Litigation	52
4.7	No Default	52
4.8	Ownership of Property; Liens	52
4.9	Intellectual Property	52
4.10	Taxes	52
4.11	Federal Regulations	53
4.12	Labor Matters	53
4.13	ERISA	53
4.14	Investment Company Act; Other Regulations	53
4.15	Subsidiaries	54
4.16	Use of Proceeds	54
4.17	Environmental Matters	54
4.18	Accuracy of Information, etc	55
4.19	Security Documents	56
4.20	Solvency	56
4.21	Senior Indebtedness	56
4.22	Regulation H	56
4.23	Gaming Laws	57
4.24	Lake Charles Project Entitlements	57

SECTION 5.	CONDITIONS PRECEDENT; COMPLETION RESERVE ACCOUNT	57

5.1	Conditions to Initial Extension of Credit	57
5.2	Conditions to Each Extension of Credit	61
5.3	Completion Reserve Account	62

SECTION 6.	AFFIRMATIVE COVENANTS	64

6.1	Financial Statements	64
6.2	Certificates; Other Information	65
6.3	Payment of Obligations	66
6.4	Conduct of Business and Maintenance of Existence, etc	66
6.5	Maintenance of Property; Insurance	67
6.6	Inspection of Property; Books and Records; Discussions	67
6.7	Notices	67
6.8	Environmental Laws	68
6.9	Interest Rate Protection	68
6.10	Additional Collateral, etc	68
6.11	Post-Closing Filings with Gaming Authorities	70
6.12	The Lake Charles Vessel	70
6.13	Further Assurances	71

SECTION 7.	NEGATIVE COVENANTS	71

7.1	Financial Condition Covenants	71
7.2	Limitation on Indebtedness	72
7.3	Limitation on Liens	74
7.4	Limitation on Fundamental Changes	75
7.5	Limitation on Disposition of Property	75
7.6	Limitation on Restricted Payments	76
7.7	Limitation on Investments	77
7.8	Limitation on Optional Payments and Modifications of Debt Instruments, etc	78
7.9	Limitation on Transactions with Affiliates	78
7.10	Limitation on Sales and Leasebacks	79
7.11	Limitation on Changes in Fiscal Periods	79
7.12	Limitation on Negative Pledge Clauses	79
7.13	Limitation on Restrictions on Subsidiary Distributions	79
7.14	Limitation on Lines of Business	80
7.15	Limitation on Hedge Agreements	80
7.16	Capital Expenditures	80
7.17	Maximum Expenditures Outside Completion Reserve Account	80
7.18	Lake Charles Project	80
7.19	Limitation on Changes to Deferred Compensation Plan

SECTION 8.	EVENTS OF DEFAULT	83

SECTION 9.	THE AGENTS	86

9.1	Appointment	86
9.2	Delegation of Duties	86
9.3	Exculpatory Provisions	86
9.4	Reliance by Agents	87
9.5	Notice of Default	87
9.6	Non-Reliance on Agents and Other Lenders	87
9.7	Indemnification	88
9.8	Agent in Its Individual Capacity	88
9.9	Successor Administrative Agent	88
9.10	Authorization to Release Liens and Guarantees	89
9.11	The Arrangers; the Syndication Agent; the Documentation Agent	89

SECTION 10.	MISCELLANEOUS	89

10.1	Amendments and Waivers	89
10.2	Notices	91
10.3	No Waiver; Cumulative Remedies	92
10.4	Survival of Representations and Warranties	92
10.5	Payment of Expenses	92
10.6	Successors and Assigns; Participations and Assignments	93

10.7	Adjustments; Set-off	97
10.8	Counterparts	97
10.9	Severability	97
10.10	Integration	97
10.11	GOVERNING LAW	98
10.12	Submission To Jurisdiction; Waivers	98
10.13	Acknowledgments	98
10.14	Confidentiality	98
10.15	Release of Collateral and Guarantee Obligations	99
10.16	Accounting Changes	100
10.17	Delivery of Lender Addenda	100
10.18	WAIVERS OF JURY TRIAL	100
10.19	Gaming Laws	100

ANNEXES:

A	Pricing Grid

SCHEDULES:

1.1(a)	Description of Lake Charles Project
1.1(b)	List of Real Property Mortgages (Leasehold and Fee)
1.1(c)	List of Preferred Ship Mortgages
1.1(d)	List of Post-Closing Gaming Pledges
2.12(c)	Designated Asset Sales
4.4	List of Outstanding Consents, Authorizations, Filings and Notices
4.15	List of Subsidiaries (Unrestricted and Restricted)
4.19(a)	UCC Filing Jurisdictions
4.19(b)	Mortgage Filing Jurisdictions
7.2(d)	List of Existing Indebtedness
7.3(f)	List of Existing Liens
7.7(d)	List of Existing Investments

EXHIBITS:

A	Form of Collateral Assignment of Construction Contract
B	Form of Collateral Assignment of Vessel Contract
C	Form of Collateral Assignment of Cooperative Endeavor Development Agreement
D	Form of Collateral Assignment of Architects’ Contract
E	Form of Compliance Certificate
F	Form of Lender Addendum
G	Form of Mortgage
H	Form of Preferred Ship Mortgage
I-1	Form of Security Agreement
I-2	Form of Subsidiary Guaranty
J	Form of Trademark Collateral Assignment
K-1	Form of Borrowing Notice
K-2	Form of Term Note
K-3	Form of Revolving Credit Note
K-4	Form of Swing Line Note
L	Form of Exemption Certificate
M	Form of Closing Certificate
N-1	Form of Legal Opinion of Irell & Manella, LLP
N-2	Form of Legal Opinion of Borrower’s General Counsel
O	Form of Collateral Account Control Agreement
P	Form of Disbursement Certificate
Q	Form of Assignment and Acceptance
R	Form of Solvency Certificate
S	Form of Construction Funding Certificate

This CREDIT AGREEMENT, dated as of December 17, 2003, among PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), LEHMAN BROTHERS INC., and BEAR, STEARNS & CO. INC., as Joint Lead Arrangers and Joint Book Runners (in such capacities, the “Arrangers”), SOCIETE GENERALE, as documentation agent (in such capacity, the “Documentation Agent”), BEAR STEARNS CORPORATE LENDING INC., as syndication agent (in such capacity, the “Syndication Agent”), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders make certain credit facilities available to the Borrower in the aggregate principal amount of up to $300,000,000; and

WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

SECTION 1.

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“Acknowledgment and Consent”: as defined in Section 5.1(q).

“Administrative Agent”: as defined in the preamble hereto.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agents”: the collective reference to the Syndication Agent, the Documentation Agent and the Administrative Agent.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans, (ii) the amount of such Lender’s undrawn Term Loan Commitments, and (iii) the amount of such Lender’s Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

“Agreement”: this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Annualized Adjusted EBITDA”: for any period, for the Borrower and its Restricted Subsidiaries, Consolidated EBITDA for such period plus (a) to the extent reflected in Consolidated EBITDA for such period, non-cash asset write-downs made during the fiscal years ending December 31, 2003 and December 31, 2004 (but not later), in an aggregate amount not to exceed $3,000,000 during such two year period, plus (b) to the extent deducted in arriving at Consolidated EBITDA for such period, non-cash write downs to goodwill required by Financial Accounting Standards Board Statement No. 142, and any non-cash reductions to the value of the assets of the Borrower and its Restricted Subsidiaries required by Financial Accounting Standards Board Statement No. 121, plus (c) the amount of Distributed Unrestricted Subsidiary Income received by the Borrower or any Restricted Subsidiary during such period, plus (d) the Argentina Receipts that were (x) received during such period by the Borrower or any Restricted Subsidiary and (y) irrevocably designated during such period as Reclassified Argentina Receipts; provided that for each of the first three full fiscal quarters following the date of the Lake Charles Opening, that portion of Consolidated EBITDA which is attributable to the Lake Charles Project shall be included only for the period consisting of the fiscal quarters since the date of the Lake Charles Opening (ignoring any stub periods), annualized on a straight-line basis.

“Applicable Margin”: for each Type of Loan under each Facility, the rate per annum set forth opposite such Facility under the relevant column heading below:

	Base Rate Loans	Eurodollar Rate Loans
Revolving Credit Facility	See Annex A	See Annex A
Swing Line Loans	See Annex A	NA
Term Loan Facility	2.75%	3.50%

“Application”: an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

“Approved Stock Repurchases”: the repurchase of Capital Stock of the Borrower described in parts (i), (ii) and (iii) of paragraph 1(a) of that certain Stock Agreement dated July 1, 2003, by and between Borrower and a stockholder of Borrower, to the extent that such repurchase is in compliance with this Agreement.

“Argentina Receipts”: any dividend, distribution, payment, reimbursement or other amounts received in cash from an Argentina Subsidiary by the Borrower or any Restricted Subsidiary.

“Argentina Subsidiaries”: collectively, Casino Magic Neuquen S.A. and Casino Magic Support Services S.A. and any successors thereto and any other Subsidiary which conducts operations solely in Argentina.

“Asset Sale”: any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c), (d) or (f) of Section 7.5) which yields gross proceeds to the Borrower or any of its Restricted Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds), in excess of $1,000,000.

“Assignee”: as defined in Section 10.6(c).

“Assignor”: as defined in Section 10.6(c).

“Available Revolving Credit Commitment”: with respect to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Credit Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Credit Commitment pursuant to Section 2.9(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

“Available Term Loan Commitment”: with respect to any Term Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Term Commitment then in effect over (b) such Lender’s Term Loans then outstanding.

“Base Rate”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. For purposes hereof: “Prime Rate” shall mean the prime lending rate as set forth on the British Banking Association Telerate Page 5 (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rate), as in effect from time to time. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loans”: Loans for which the applicable rate of interest is based upon the Base Rate.

“Belterra Tower Project”: the proposed hotel tower, consisting of approximately 300 additional guest rooms, and related improvements currently being constructed in Switzerland County, Indiana.

“Benefitted Lender”: as defined in Section 10.7.

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Borrowing Notice”: with respect to any request for borrowing of Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit K-1, delivered to the Administrative Agent.

“Business Day”: (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person.

“Capital Lease Obligations”: with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash”: all monetary items treated as cash in accordance with GAAP, consistently applied.

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor’s Ratings Services (“S&P”) or P-2 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Change of Control”: the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 25% of the outstanding common stock of the Borrower; (b) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors; (c) the Borrower shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Capital Stock of the Subsidiaries listed on Schedule 4.15 attached hereto free and clear of all Liens (except Liens created by the Security Documents); or (d) a Specified Change of Control.

“Closing Date”: the time on the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date shall be not later than December 31, 2003.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Assignment of Construction Contract”: a collateral assignment of the prime construction contract for the Lake Charles Project substantially in the form of Exhibit A.

“Collateral Assignment of Vessel Contract”: a collateral assignment of the Vessel Construction Agreement substantially in the form of Exhibit B.

“Collateral Assignment of Cooperative Endeavor Agreement”: a collateral assignment of the Cooperative Endeavor Agreement substantially in the form of Exhibit C.

“Collateral Assignment of Architects’ Contract”: a collateral assignment of the prime architect contract for the Lake Charles Project substantially in the form of Exhibit D.

“Commitment”: with respect to any Lender, each of the Term Loan Commitment and the Revolving Credit Commitment of such Lender.

“Commitment Fee Rate”: with respect to (i) the Term Loan Commitment, 1.25% per annum; and (ii) the Revolving Credit Commitment, the percentage per annum set forth in the appropriate column below opposite the percentage of the Revolving Credit Commitment which is then outstanding in the form of Loans or Letters of Credit (not including, for purposes hereof only, Swing Line Loans):

Percentage of Revolving Credit Commitment Outstanding	Commitment Fee Rate for Revolving Credit Commitment
Less than or equal to 33%	1.25%

Greater than 33% and less than or equal to 66%	1.00%

Greater than 66%	0.75%

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit E.

“Confidential Information Memorandum”: the Confidential Information Memorandum dated November 2003 as supplemented prior to the Closing Date and furnished to the initial Lenders in connection with the syndication of the Facilities.

“Consolidated Current Assets”: of any Person at any date, all amounts (other than Cash, Cash Equivalents and deferred tax accounts) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.

“Consolidated Current Liabilities”: of any Person at any date, all amounts (other than deferred tax accounts) that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date, but excluding, with respect to the Borrower, (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b), without duplication, all Indebtedness consisting of Revolving Credit Loans or Swing Line Loans, to the extent otherwise included therein.

“Consolidated EBITDA”: of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries that are Restricted Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense of such Person and its Subsidiaries that are Restricted Subsidiaries, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization and write-off of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (f) pre-opening and related promotional expenses, (g) solely with respect to the fiscal year ending on December 31, 2004, the least of (x) $3,000,000, (y) the aggregate amount of the expenses incurred by the Borrower during such fiscal year with respect to the initiative process related to gaming in the State of California, and (z) an amount equal to the Net Cash Proceeds of issuances of Capital Stock by the Borrower that are (x) received by the Borrower after the Closing Date and prior to December 31, 2004 and (y) retained by the Borrower pursuant to Section 2.12(f); and (h) any other non-cash charges, and minus, without duplication and to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining Consolidated Interest Expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis.

“Consolidated Fixed Charge Coverage Ratio”: for any period, the ratio of (a) Annualized Adjusted EBITDA of the Borrower and its Restricted Subsidiaries for such period minus the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during such period on account of Capital Expenditures (other than Capital Expenditures under Section 7.16(a), (b) and (c)) to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges”: for any period, the sum (without duplication) of (a) Consolidated Interest Expense (net of interest income) of the Borrower and its Restricted Subsidiaries for such period; (b) cash income taxes paid or payable (net of tax refunds received) by the Borrower or any of its Restricted Subsidiaries on a consolidated basis in the case of such income taxes or tax refunds in respect of income included in Consolidated EBITDA for such period; provided that for the fiscal periods ending on or before June 30, 2004 cash income taxes shall be reduced (but not below zero) by the amount of all tax refunds received during the fiscal year which ended on December 31, 2003, without regard to the period to which such tax refunds relate; and (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Restricted Subsidiaries (including scheduled principal payments in respect of the Term Loans).

“Consolidated Interest Expense”: for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

“Consolidated Leverage Ratio”: as at the last day of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated Total Debt (less the existing balance in the Completion Reserve Account) on such day to (b) Annualized Adjusted EBITDA of the Borrower and its Restricted Subsidiaries for such period; provided that for purposes of calculating Annualized Adjusted EBITDA of the Borrower and its Restricted Subsidiaries for any period, (i) the Consolidated EBITDA of any Person acquired by the Borrower or its Restricted Subsidiaries during such period shall be included on a pro forma basis for such period (assuming for these purposes that the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders’ equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found acceptable by the Administrative Agent and (ii) the Consolidated EBITDA of any Person Disposed of by the Borrower or its Restricted Subsidiaries during such period shall be excluded for such period (assuming for these purposes that the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).

“Consolidated Net Income”: of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Consolidated Senior Debt”: all Consolidated Total Debt other than Subordinated Obligations.

“Consolidated Senior Debt Ratio”: as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Senior Debt (less the existing balance contained in the Completion Reserve Account) on such day to (b) Annualized Adjusted EBITDA of the Borrower and its Subsidiaries for such period.

“Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP; provided, however, with respect to the Indebtedness permitted under Section 7.2(j), such Indebtedness is only included for purposes of this definition to the extent (if at all) that on such date the amount of such Indebtedness is greater than the market value of the assets held in the Rabbi Trust in connection with the Deferred Compensation Plan.

“Consolidated Working Capital”: at any date, the difference of (a) Consolidated Current Assets of the Borrower on such date less (b) Consolidated Current Liabilities of the Borrower on such date.

“Construction Budget”: the $325,000,000 construction budget for the Lake Charles Project heretofore delivered to the Administrative Agent, as at any time may be supplemented or amended in accordance with the terms of this Agreement (but in any event without increasing the aggregate amount thereof except as expressly permitted by Section 7.16(a)).

“Construction Consultant”: Professional Associates Construction Services, Inc. (Kent Robertson, Principal).

“Construction Plans”: the construction plans and drawings for the Lake Charles Project heretofore delivered to the Lenders, as at any time supplemented or amended in accordance with the terms of this Agreement.

“Construction Progress Report”: as defined in Section 5.3(e)(iii).

“Construction Timetable”: the construction timetable for the Lake Charles Project heretofore delivered to the Construction Consultant, as at any time amended in accordance with the terms of this Agreement.

“Continuing Directors”: the directors of the Borrower on the Closing Date, and each other director of the Borrower, if, in each case, such other director’s nomination for election to the board of directors of the Borrower is recommended by at least a majority of the then Continuing Directors.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Control Investment Affiliate”: as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Deferred Compensation Plan”: that certain Hollywood Park, Inc. Executive Deferred Compensation Plan, effective January 1, 2000, as amended, modified or supplemented from time to time in accordance with this Agreement.

“Derivatives Counterparty”: as defined in Section 7.6.

“Designated Asset Sale”: any Asset Sale of any of the assets listed on Schedule 2.12(c) attached hereto.

“Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Distributed Unrestricted Subsidiary Income”: for any fiscal period, the amount of Cash received as Restricted Payments by the Borrower and its Restricted Subsidiaries during that period in Dollars from the Unrestricted Subsidiaries (other than the Argentina Subsidiaries), after deduction of all applicable withholding and other foreign taxes and other amounts applicable to any such Restricted Payment.

“Dollars” and “$”: lawful currency of the United States of America.

“Domestic Subsidiary”: any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

“Draw Package”: a monthly submission made by the Borrower to the Administrative Agent and the Construction Consultant in accordance with Section 5.3(e), which shall include:

(a) to the extent the Draw Package includes a request for amounts to be paid to the Lake Charles Contractor and/or any other contractors whose request for payments are not included within or are otherwise outside of the Lake Charles Contractor’s request for payment, an Application and Certification for Payment from the Lake Charles Contractor and such other applicable contractors in the form commonly referred to as American Institute of Architects Document G702 and a detailed continuation sheet in the form commonly referred to as American Institute of Architects Document G703 (each, a “Contractor Application”, and, collectively, the “Contractor Applications”), in each case in form and substance satisfactory to the Administrative Agent and the Construction Consultant;

(b) each Contractor Application shall set forth the amount requested to be paid to such contractor in connection with any Lake Charles Expenses (including amounts requested for advances or deposits, to the extent approved by the Administrative Agent and the Construction Consultant);

(c) each Contractor Application shall contain a certification from the respective contractor submitting such Contractor Application stating in substance that, to the best of such contractor’s knowledge, information and belief, the work covered by the applicable Contractor Application has been completed in accordance with the contract documents and Construction Plans applicable to such work, that all amounts requested to be paid with respect to any prior Contractor Applications submitted by such contractor have been paid (except in respect of any amounts described therein, or in the then current Contractor Application, or for which Borrower has withheld payment), and certifying the amounts then due to such contractor;

(d) to the extent the Draw Package includes a request for amounts to be paid with respect to Lake Charles Expenses which are not included in the Contractor Applications, such expenses shall be set forth on a separate Application for Payment prepared by Borrower, in a form substantially similar to the Contractor Application, which shall include copies of all applicable invoices and receipts to the extent requested by the Administrative Agent or the Construction Consultant;

(e) each Draw Package shall include a certification from the Lake Charles Architect stating in substance that, in accordance with the contract documents for the Lake Charles Project and the Construction Plans, based upon on site observations and the data comprising the Contractor Applications submitted with the Draw Package, the Lake Charles Architect certifies to the Borrower that to the best of its knowledge, information and belief, the work associated with the Lake Charles Project has, as of the date of such Lake Charles Architect certification, progressed in accordance with the Construction Plans and the Construction Timetable, that the quality of such work is in accordance with such contract documents and the Construction Plans, and that the contractors listed on the Contractor Applications are entitled to payment of the amounts set forth in such Contractor Applications; and

(f) each Draw Package shall include evidence of conditional lien releases for work performed in the prior month, evidence of unconditional lien releases for work performed prior to the previous Draw Package, payrolls, receipted invoices or invoices with check vouchers attached, all to the extent requested by the Administrative Agent or the Construction Consultant and not previously provided, an updated schedule of values, an updated Construction Timetable, and any other evidence of work performed as reasonably required by the Administrative Agent or the Construction Consultant; provided, however, with respect to immaterial portions of the work for which Borrower could not reasonably obtain a lien release, Borrower shall provide the Administrative Agent and Construction Consultant with reasonable evidence of payment relating to such work or, in lieu thereof, a bond to cover such payment.

“Early Maturity Date”: August 15, 2006.

“ECF Percentage”: with respect to any fiscal year of the Borrower, (i) if the Consolidated Leverage Ratio as of the last day of such fiscal year is greater than 5.0 to 1.0, 75%; (ii) if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than or equal to 5.0 to 1.0 and greater than 4.0 to 1.0, 50%; and (iii) if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than or equal to 4.0 to 1.0, 0%.

“Environmental Laws”: any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

“Environmental Permits”: any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Reserve Requirements”: for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”: with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the “Eurodollar Base Rate” for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

“Eurodollar Loans”: Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

“Eurodollar Tranche”: the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash”: as of the date of determination, the balance on such date of determination of Cash and Cash Equivalents owned by the Borrower and its Restricted Subsidiaries net of (i) any restricted Cash and Cash Equivalents, and Restricted Argentina Cash, and (ii) the amount, in no event less than $42,500,000, which is then being utilized by the Borrower and its Restricted Subsidiaries for cage cash.

“Excess Cash Flow”: for any fiscal year of the Borrower, the difference, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year, (iv) the aggregate net amount of non-cash loss on the Disposition of

Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrower minus (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (minus the principal amount of Indebtedness incurred during such fiscal year in connection with such expenditures and minus the amount of any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) the amount of the increase, if any, in Consolidated Working Capital for such fiscal year, (vi) the aggregate net amount of non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vii) the aggregate net amount of gain on Asset Sales (other than Designated Asset Sales) by the Borrower and its Restricted Subsidiaries during such fiscal year, to the extent included in arriving at such Consolidated Net Income, and (viii) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrower.

“Excess Cash Flow Application Date”: as defined in Section 2.12(d).

“Existing Credit Facility”: the credit facility evidenced by that certain Amended and Restated Loan Agreement dated as of May 12, 2003, among the Borrower, Bank of America, N.A., and certain lenders a party thereto, as amended by that certain Amendment No. 1 to Amended and Restated Loan Agreement dated as of May 22, 2003.

“Existing Subordinated Obligations”: (i) the $350,000,000 9.25% Senior Subordinated Notes due 2007 of the Borrower issued pursuant to the Indenture dated as of February 18, 1999 among the Borrower (under its former name, Hollywood Park, Inc.), the initial guarantors referred to therein, and The Bank of New York, as Trustee, as amended from time to time; and (ii) the $135,000,000 8.75% Senior Subordinated Notes due 2013 of the Borrower issued pursuant to the First Supplemental Indenture dated as of September 25, 2003 among the Borrower, the initial guarantors referred to therein, and The Bank of New York, as Trustee, as amended from time to time.

“Expansion Capital Expenditures”: Capital Expenditures of the Borrower and its Restricted Subsidiaries that are not Maintenance Capital Expenditures.

“Facility”: each of the Term Loan Facility and the Revolving Credit Facility.

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Foreign Subsidiary”: any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Funded Debt”: with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of “Indebtedness” in this Section, excluding any Indebtedness described in Section 7.2(j).

“Funding Office”: the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of Section 7.1 and subject to Section 10.16, GAAP shall be determined on the basis of such principles used in the preparation of the December 31, 2002 audited financial statements.

“Gaming Board”: collectively, (a) the California Attorney General (acting pursuant to the California Gambling Control Act), (b) the Nevada Gaming Commission, (c) the Nevada Gaming Control Board, (d) the Indiana Gaming Commission, (e) the Mississippi Gaming Commission, (f) the Louisiana Gaming Control Board, (g) the Missouri Gaming Commission, and (h) any other Governmental Authority that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted or proposed to be conducted by the Borrower and the Restricted Subsidiaries.

“Gaming Laws”: all Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by the Borrower and the Restricted Subsidiaries.

“Gaming License”: in any jurisdiction in which the Borrower or any of its Restricted Subsidiaries conducts or proposes to conduct any casino and gaming business or activities, any license, permit or other authorization to conduct gaming activities that is granted or issued by the applicable Gaming Board to the Borrower or any of its Restricted Subsidiaries.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Gaming Boards.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), if to induce the creation of such obligation of such other Person the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors”: the collective reference to the Subsidiary Guarantors.

“Hedge Agreements”: all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Borrower or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables and chip and token liability incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person (other than with respect to the Approved Stock Repurchases), (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements.

“Indemnified Liabilities”: as defined in Section 10.5.

“Indemnitee”: as defined in Section 10.5.

“Indentures”: collectively, the Senior Subordinated Notes Indenture 1999 and the Senior Subordinated Notes Indenture 2003.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”: (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Term Loans, as the case may be, shall end on the Revolving Credit Termination Date or such due date, as applicable; and

(c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

“Investments”: as defined in Section 7.7.

“Issuing Lender”: any Revolving Credit Lender from time to time designated by the Borrower as an Issuing Lender with the consent of such Revolving Credit Lender and the Administrative Agent.

“L/C Commitment”: $15,000,000.

“L/C Fee Payment Date”: the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

“L/C Participants”: with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such letter of Credit.

“Lake Charles Architect”: Bergman, Walls and Associates, Ltd.

“Lake Charles Completion Date”: the date that is six (6) months following the Lake Charles Opening Date.

“Lake Charles Completion Ratio”: on the date of determination, (i) the amount of Lake Charles Expenses incurred as of such date less the amount of such expenses which constitute interest expense and pre-opening costs, divided by (ii) the total Lake Charles Expenses contemplated under the Construction Budget (less the budgeted amounts for capitalized interest and pre-opening costs).

“Lake Charles Contractor”: Manhattan Construction Company.

“Lake Charles Expenses”: the aggregate costs and expenses (including construction costs, design, FF&E, soft costs, pre-opening and promotional costs) expended in the construction and development of the Lake Charles Project in accordance with the Construction Plans and the Construction Budget.

“Lake Charles Opening”: when all of the following have occurred (a) the Lake Charles Project amenities described in items 1 through 5 on Schedule 1.1(a) are substantially complete and operational, (b) a certificate of occupancy (which may be a temporary certificate of occupancy) has been issued in respect of the Lake Charles Project, and (c) the Lake Charles Project is legally open for business to hotel, resort and gaming patrons.

“Lake Charles Opening Date”: the earlier of (i) June 30, 2005, and (ii) the date (as such date may be extended) upon which the Lake Charles Opening must occur as required by the Louisiana Gaming Control Board as a condition to licensure of the Lake Charles Project.

“Lake Charles Project”: the resort casino and hotel project contemplated to be constructed by PNK (LAKE CHARLES), L.L.C. in Lake Charles, Louisiana, as more particularly described on Schedule 1.1(a), to be constructed in accordance with the Construction Plans and the Construction Budget.

“Lake Charles Sublimit”: $25,000,000.

“Lake Charles Vessel”: the vessel to be constructed pursuant to the Vessel Construction Contract, upon which the gaming facilities associated with the Lake Charles Project are to be located.

“Laws”: collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents, including, without limitation, Gaming Laws.

“LEEVAC”: LEEVAC Industries, LLC and its successors.

“Lender Addendum”: with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit F, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.17.

“Lenders”: as defined in the preamble hereto.

“Letters of Credit”: as defined in Section 3.1(a).

“License Revocation”: the revocation, failure to renew, suspension of, refusal to issue, or the appointment of a receiver, supervisor or similar official with respect to, any Gaming License covering any present or reasonably proposed casino or gaming facility of Borrower or any Restricted Subsidiary.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Liquor Authorities”: in any jurisdiction in which the Borrower or any of its Restricted Subsidiaries sells and distributes liquor, the applicable alcoholic beverage commission or other Governmental Authority responsible for interpreting, administering or enforcing the Liquor Laws.

“Liquor Laws”: the laws, rules, regulations and orders applicable to or involving the sale and distribution of liquor by the Borrower or any of its Restricted Subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations or administration thereof by the applicable Liquor Authorities.

“Liquor License”: in any jurisdiction in which the Borrower or any of its Restricted Subsidiaries sells and distributes liquor, any license, permit or other authorization to sell and distribute liquor that is granted or issued by the applicable alcoholic beverage commission or other Governmental Authority responsible for interpreting, administering or enforcing the Liquor Laws.

“Loan”: any loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Subsidiary Guaranty, the Security Documents, the Syndication Letter Agreement, the Applications and the Notes.

“Loan Parties”: the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document; provided, however, for purposes of this definition the Acknowledgment and Consent shall not be deemed a Loan Document.

“Maintenance Capital Expenditures”: Capital Expenditures that are incurred to maintain, restore, refurbish or replace fixed or capital assets or equipment of the Borrower and its Restricted Subsidiaries.

“Majority Facility Lenders”: with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans and unfunded Term Loan Commitments, or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

“Majority Revolving Credit Facility Lenders”: the Majority Facility Lenders in respect of the Revolving Credit Facility.

“Material Adverse Effect”: a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

“Maximum Argentina Investment Amount”: as of any date of determination, the sum of (a) $1,500,000; plus (b) all amounts received by the Borrower or any Restricted Subsidiary as Argentina Receipts after the Closing Date through such date of determination, minus (c) all Reclassified Argentina Receipts.

“Maximum Expansion Capital Expenditures Amount”: as of any date of determination, the amount equal to the lesser of (a) $65,000,000 and (b) the Net Cash Proceeds of any Capital Stock (other than Capital Stock issued in connection with compensatory stock options for employees and consultants) issued by the Borrower after the Closing Date less the amounts required to be applied from such Net Cash Proceeds towards the repayment of Loans and deposited into the Completion Reserve Account pursuant to Section 2.12(f).

“Mortgaged Properties”: the real properties listed on Schedule 1.1(b), as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to one or more Mortgages.

“Mortgages”: each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit G (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Near Term Offering”: an issuance of the Capital Stock of Borrower that is consummated on or before the sixtieth (60th) day following the Closing Date.

“Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith and (c) in connection with any Purchase Price Refund, the cash amount thereof, net of any expenses incurred in the collection thereof.

“New Subordinated Obligations”: unsecured subordinated Indebtedness of the Borrower that (a) does not have any scheduled principal payment, mandatory principal prepayment or sinking fund payment due prior to the date that is six months following the Term Loan Maturity Date, (b) is not secured by any Lien on the Property of Borrower or any of its Subsidiaries, and (c) is otherwise on terms (except for pricing) which are (i) not more favorable to the holders of such Indebtedness than those contained in the Existing Subordinated Obligations as in effect on the date hereof in any manner which is detrimental to the Agents or the Lenders or substantially identical thereto (in each case, as determined by the Administrative Agent in its discretion) or (ii) otherwise approved by the Required Lenders.

“Non-Excluded Taxes”: as defined in Section 2.20(a).

“Non-U.S. Lender”: as defined in Section 2.20(d).

“Note”: any promissory note evidencing any Loan.

“Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that (i) obligations of the Borrower or any Subsidiary under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant”: as defined in Section 10.6(b).

“Payment Office”: the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Refinancing Notes”: the notes evidencing the Permitted Refinancing Obligations.

“Permitted Refinancing Obligations”: unsecured Indebtedness of the Borrower that (a) does not have any scheduled principal payment, mandatory principal prepayment or sinking fund payment due prior to the date that is six months following the Term Loan Maturity

Date; (b) is not secured by any Lien on the Property of Borrower or any of its Subsidiaries, and (c) is otherwise on terms (except for pricing) which are (i) not more favorable to the holders of such Indebtedness than those contained in the Existing Subordinated Obligations as in effect on the date hereof (except such Permitted Refinancing Obligations need not contain subordination provisions) in any manner which is detrimental to the Agents or the Lenders or substantially identical thereto (in each case, as determined by the Agent in its discretion) or (ii) otherwise approved by the Lenders who will represent Required Lenders after giving effect to the application of any proceeds of Permitted Refinancing Obligations to prepay Term Loans (or if all Term Loans have been repaid, to prepay Permitted Refinancing Obligations).

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any Single Employer Plan or employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreements”: collectively, the Pledge Agreements (Gaming Regulated) (other than the Post-Closing Gaming Pledges) and the Pledge Agreement (General).

“Pledge Agreement (Gaming Regulated)”: the pledge agreements (including the Post-Closing Gaming Pledges) executed and delivered by the Borrower and the Restricted Subsidiaries in respect of the Capital Stock owned by the Borrower or any Restricted Subsidiary in any Subsidiary that conducts gambling, gaming or casino activities that are subject to Gaming Laws.

“Pledge Agreement (General)”: the pledge agreement executed and delivered by the Borrower and the Restricted Subsidiaries covering the Capital Stock held by the Borrower and any of such Subsidiaries in all Subsidiaries of the Borrower, other than the Subsidiaries the Capital Stock of which is pledged pursuant to a Pledge Agreement (Gaming Regulated).

“Pledged Stock”: Capital Stock pledged to the Administrative Agent for the benefit of the Secured Parties, pursuant to the Pledge Agreements.

“Post-Closing Gaming Pledges”: the Pledge Agreements (Gaming Regulated) listed on Schedule 1.1(d).

“Preferred Ship Mortgages”: the preferred ship mortgages referred to on Schedule 1.1(c), substantially in the form of Exhibit H, as may be supplemented, modified, amended extended or supplanted from time to time.

“Pricing Grid”: the pricing grid attached hereto as Annex A.

“Pro Forma Balance Sheet”: as defined in Section 4.1(a).

“Projections”: as defined in Section 6.2(c).

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Purchase Price Refund”: any amount in excess of $1,000,000 received by the Borrower or any Restricted Subsidiary as a result of a purchase price adjustment or similar event in connection with any acquisition of Property by the Borrower or any Restricted Subsidiary.

“Qualified Counterparty”: with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.

“Rabbi Trust”: that certain Grantor Trust Agreement made the 1st day of January, 2000 by and between the Borrower and Wachovia Bank, N.A., as amended, modified and supplemented from time to time in accordance with this Agreement.

“Reclassified Argentina Receipts”: as of any date of determination, the aggregate amount of Argentina Receipts received by the Borrower or any Restricted Subsidiary after the Closing Date and through the date of determination (a) which have not been invested in any Argentina Subsidiary in accordance with the provisions of Section 7.7(j); and (b) with respect to which the Borrower has provided the Administrative Agent an irrevocable written notice prior to such date of determination that Argentina Receipts in such amount is not available for investment in any Argentina Subsidiary.

“Recovery Event”: any settlement of or payment in excess of $1,000,000 in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Restricted Subsidiaries.

“Refinancing”: the refinancing of the Existing Credit Facility pursuant to this Agreement.

“Refunded Swing Line Loans”: as defined in Section 2.7.

“Refunding Date”: as defined in Section 2.7.

“Register”: as defined in Section 10.6(d).

“Regulation H”: Regulation H of the Board as in effect from time to time.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reimbursement Obligation”: the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Restricted Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.12(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”: any Asset Sale, Purchase Price Refund or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice”: a written notice executed by a Responsible Officer and delivered to the Administrative Agent within five (5) Business Days after an Asset Sale, Purchase Price Refund or Recovery Event stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Restricted Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale, Purchase Price Refund or Recovery Event to acquire assets useful in its business.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower’s business.

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring nine months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Fund”: with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor (or an affiliate of such investment adviser) as such Lender, by such Lender or an Affiliate of such Lender.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Required Lenders”: at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding, (ii) the unfunded Term Loan Commitments (if any), and (iii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

“Required Minimum Contingency”: (a) until the Lake Charles Completion Ratio is 0.35, $12,500,000; and (b) thereafter, (i) $14,500,000 times (ii) 1.00 minus the Lake Charles Completion Ratio.

“Required Prepayment Lenders”: the Majority Facility Lenders in respect of each Facility.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer”: the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower; provided that the treasurer of the Borrower may act as a Responsible Officer with respect to any Borrowing Notices to be delivered under this Agreement.

“Restricted Argentina Cash”: as of the date of determination, the Maximum Argentina Investment Amount which has not been invested in any Argentina Subsidiary in accordance with the provisions of Section 7.7(j).

“Restricted Payments”: as defined in Section 7.6.

“Restricted Subsidiaries”: as of the date of determination, all Subsidiaries of the Borrower other than the Foreign Subsidiaries and any other Subsidiaries of the Borrower which have been properly designated as Unrestricted Subsidiaries of the Borrower in accordance with the definition thereof.

“Revolving Credit Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total Revolving Credit Commitments is $75,000,000.

“Revolving Credit Commitment Period”: the period from and including the Closing Date to the Revolving Credit Termination Date.

“Revolving Credit Facility”: the revolving credit facility described in Section 2.4.

“Revolving Credit Lender”: each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.

“Revolving Credit Loans”: as defined in Section 2.4.

“Revolving Credit Note”: as defined in Section 2.8.

“Revolving Credit Percentage”: as to any Revolving Credit Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes the amount of the Total Revolving Extensions of Credit then outstanding).

“Revolving Credit Termination Date”: the fifth anniversary of the Closing Date (or such earlier date on which the Loans become due and payable pursuant to Section 8); provided, however, in the event that on or prior to the Early Maturity Date the Borrower has not repaid, refinanced or extended (beyond the sixth anniversary of the Closing Date) the maturity of the Existing Subordinated Obligations issued pursuant to the Senior Subordinated Notes Indenture 1999, then the Early Maturity Date (or such earlier date on which the Loans become due and payable pursuant to Section 8).

“Revolving Extensions of Credit”: as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender’s Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

“SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“Secured Parties”: as defined in the Security Agreement.

“Security Agreement”: the Security Agreement executed and delivered by the Borrower and the Restricted Subsidiaries on the Closing Date, substantially in the form of Exhibit I-1, as may be supplemented, modified, amended extended or supplanted from time to time.

“Security Documents”: the collective reference to the Security Agreement, the Trademark Collateral Assignment, the Pledge Agreements (Gaming Regulated), the Pledge Agreement (General), the Mortgages, the Preferred Ship Mortgages, the Collateral Assignment of Construction Contract, the Collateral Assignment of Vessel Contract, the Collateral Assignment of Cooperative Endeavor Agreement, the Collateral Assignment of Architects’ Contract and any other security agreement, pledge agreement, deed of trust, mortgage, and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Senior Subordinated Notes Indenture 1999”: the Indenture dated as of February 18, 1999 among the Borrower (under its former name), the initial guarantors referred to therein, and The Bank of New York, as Trustee, as amended from time to time, pursuant to which certain of the Existing Subordinated Obligations were issued.

“Senior Subordinated Notes Indenture 2003”: the Indenture dated as of September 25, 2003, among the Borrower, the initial guarantors referred to therein, and The Bank of New York, as Trustee, as supplemented by the First Supplemental Indenture dated as of September 25, 2003, and as further amended from time to time, pursuant to which certain of the Existing Subordinated Obligations were issued.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Solvent”: with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Change of Control”: a “Change of Control”, or like event, as defined in any Indenture or other document entered into by the Borrower or any Restricted Subsidiary with respect to any New Subordinated Obligations or Permitted Refinancing Obligations.

“Specified Hedge Agreement”: any Hedge Agreement entered into by the Borrower or any Subsidiary Guarantor and any Qualified Counterparty.

“Subordinated Notes”: the notes evidencing the Existing Subordinated Obligations or the New Subordinated Obligations.

“Subordinated Obligations”: collectively, the Existing Subordinated Obligations and the New Subordinated Obligations.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor”: each direct and indirect domestic (and, to the extent that it would not result in a material adverse tax consequence for the Company, foreign) Subsidiary of the Borrower other than the Unrestricted Subsidiaries.

“Subsidiary Guaranty”: the continuing guaranty of the Obligations executed and delivered by the Restricted Subsidiaries on the Closing Date, substantially in the form of Exhibit I-2, as may be amended, supplemented or supplanted from time to time in accordance with the terms of this Agreement.

“Swing Line Commitment”: the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $15,000,000.

“Swing Line Lender”: Lehman Commercial Paper Inc., in its capacity as the lender of Swing Line Loans.

“Swing Line Loans”: as defined in Section 2.6.

“Swing Line Note”: as defined in Section 2.8.

“Swing Line Participation Amount”: as defined in Section 2.7.

“Syndication Date”: the earlier of (i) 90 days after the Closing Date and (ii) the date on which the Arrangers complete the syndication of the Facilities and the entities selected in such syndication process become parties to this Agreement.

“Syndication Letter Agreement”: the letter agreement, dated as of November 18, 2003, between the Borrower and the Syndication Agent and the Arrangers relating to the syndication of the Facilities.

“Term Loan Commitment”: as to any Lender, the obligation of such Lender, if any, to make Term Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Term Loan Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total Term Loan Commitments is $225,000,000.

“Term Loan Commitment Period”: the period commencing on the Closing Date and ending on September 30, 2004 (or such earlier date on which the Loans become due and payable pursuant to Section 8).

“Term Loan Facilities”: that term loan facility described in Section 2.1.

“Term Loan Lenders”: each Lender that has a Term Loan Commitment or that is the holder of Term Loans.

“Term Loan Maturity Date”: the sixth anniversary of the Closing Date (or such earlier date on which the Loans become due and payable pursuant to Section 8); provided, however, in the event that on or prior to the Early Maturity Date the Borrower has not repaid, refinanced or extended (beyond the sixth anniversary of the Closing Date) the maturity of the Existing Subordinated Obligations issued pursuant to the Senior Subordinated Notes Indenture 1999, then the Early Maturity Date (or such earlier date on which the Loans become due and payable pursuant to Section 8).

“Term Loan Percentage”: as to any Term Loan Lender at any time, the percentage which such Lender’s Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Term Loan Termination Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

“Term Loans”: as defined in Section 2.1.

“Total Revolving Credit Commitments”: at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

“Trademark Collateral Assignment”: means the Trademark Collateral Assignment executed and delivered by the Borrower and the Restricted Subsidiaries on the Closing Date, substantially in the form of Exhibit J, as may be supplemented, modified, amended, extended or supplanted from time to time.

“Transferee”: as defined in Section 10.15.

“Type”: as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

“UCC”: the Uniform Commercial Code under applicable New York law except to the extent the law of any local jurisdiction applies.

“Unrestricted Subsidiaries”: the Foreign Subsidiaries, the domestic Subsidiaries designated as Unrestricted Subsidiaries on Schedule 4.15 and any other Subsidiaries of the Borrower formed or acquired after the Closing Date and designated as Unrestricted Subsidiaries by the Borrower to Administrative Agent in writing, provided, however, that (a) no Subsidiary may be designated as an Unrestricted Subsidiary at any time when a Default or Event of Default has occurred and remains continuing, or would result from such designation, (b) the Borrower shall make any such designation prior to or substantially concurrently with the acquisition or formation of the relevant Subsidiary, and (c) no Unrestricted Subsidiary shall own, directly or indirectly, any portion of or rights in (i) any of the hotel, gaming or resort properties or related properties, or (ii) any equity or debt securities of any Restricted Subsidiary.

“Vessel Construction Contract”: the Vessel Construction Agreement dated as of August 27, 2003, by and between LEEVAC INDUSTRIES, LLC and PNK (LAKE CHARLES), L.L.C.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Wholly Owned Subsidiary Guarantor”: any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

1.2 Other Definitional Provisions.

(a) (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) All calculations of financial ratios set forth in Section 7.1 and the calculation of the Consolidated Leverage Ratio for purposes of determining the Applicable Margin shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.

SECTION 2.

AMOUNT AND TERMS OF COMMITMENTS

2.1 Term Loan Commitments. Subject to the terms and conditions hereof, the Term Loan Lenders severally agree to make term loans to the Borrower, on a pro rata basis according to their respective Term Loan Percentage, in the maximum aggregate principal amount equal to $225,000,000 (collectively, the “Term Loans”). The Term Loans shall be made (i) in a drawing on the Closing Date in an amount not less than $147,000,000, and (ii) in up to three (3) subsequent drawings of not less than $25,000,000 each during the Term Loan Commitment Period (which drawings may not exceed, in the aggregate, $78,000,000). The proceeds of each Term Loan made after the Closing Date shall be deposited into the Completion Reserve Account. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13; provided that no Term Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Term Loan Maturity Date.

2.2 Procedure for Term Loan Borrowing. The Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans) requesting that the Term Loan Lenders make the requested Term Loan. Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Borrowing Date, each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Term Loan Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Lenders, in like funds as received by the Administrative Agent. Any Term Loans made on the Closing Date shall initially be Base Rate Loans, and no Term Loan may be made as, converted into or continued as a Eurodollar Loan prior to the earlier of (x) 60 days after the Closing Date, and (y) the Syndication Date.

2.3 Repayment of Term Loans. The Term Loans shall be payable as follows: (i) installments in an amount equal to 0.25% of the principal amount of the Term Loans outstanding on October 1, 2004, payable on the last day of each March, June, September and December, commencing with March 2005 and ending on the Term Loan Maturity Date and (ii) the remaining unpaid principal amount of the Term Loans on the Term Loan Maturity Date.

2.4 Revolving Credit Commitments. Subject to the terms and conditions hereof, the Revolving Credit Lenders severally agree to make revolving credit loans (“Revolving Credit Loans”) to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each Revolving Credit Lender which, when added to such Lender’s Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender’s Revolving Credit Commitment; provided that the aggregate amount of Revolving Credit Loans applied to pay Lake Charles Expenses without being deposited into the Completion Reserve Account shall not exceed the Lake Charles Sublimit at any time. The Lake Charles Sublimit shall be replenished and otherwise be available for borrowing by the Borrower to the extent that the costs and expenses previously paid with the proceeds of previous borrowings under the Lake Charles Sublimit have become approved as part of a final Draw Package pursuant to Section 5.3(e). During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date. The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

2.5 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided that the Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing

Date, in the case of Base Rate Loans). Any Revolving Credit Loans made on the Closing Date shall initially be Base Rate Loans, and no Revolving Credit Loan may be made as, converted into or continued as a Eurodollar Loan prior to the earlier of (x) 60 days after the Closing Date, and (y) the Syndication Date. Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swing Line Lender may request, on behalf of the Borrower, borrowings of Base Rate Loans under the Revolving Credit Commitments in other amounts pursuant to Section 2.7. Upon receipt of any such Borrowing Notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

2.6 Swing Line Commitment. Subject to the terms and conditions hereof, the Swing Line Lender agrees that, during the Revolving Credit Commitment Period, it will make available to the Borrower in the form of swing line loans (“Swing Line Loans”) a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments; provided that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender’s other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect or such Swing Line Lender’s Revolving Credit Commitment then in effect) and (ii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only. The Borrower shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.

2.7 Procedure for Swing Line Borrowing; Refunding of Swing Line Loans.

(a) Subject to the terms and conditions hereof, the Borrower may borrow under the Swing Line Commitment on any Business Day during the Revolving Credit Commitment Period, provided, the Borrower shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the Swing Line Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in the borrowing notice in respect of any Swing Line Loan, the Swing Line Lender shall make available to the Administrative Agent at the

Funding Office an amount in immediately available funds equal to the amount of such Swing Line Loan. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date in like funds as received by the Administrative Agent.

(b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day’s notice given by the Swing Line Lender to the Administrative Agent no later than 12:00 Noon, New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan (which shall initially be a Base Rate Loan), in an amount equal to such Revolving Credit Lender’s Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be made immediately available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans.

(c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower, or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the “Refunding Date”), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the “Swing Line Participation Amount”) equal to (i) such Revolving Credit Lender’s Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.

(d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Revolving Credit Lender’s Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Revolving Credit Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

(e) Each Revolving Credit Lender’s obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.8 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender, Swing Line Lender or Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date, (ii) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the Revolving Credit Termination Date, and (iii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.15.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans, Revolving Credit Loans or Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit K-2, K-3 or K-4, respectively

(a “Term Note”, “Revolving Credit Note” or “Swing Line Note”, respectively), with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Closing Date or the making of Loans on a Borrowing Date.

2.9 Commitment Fees, etc.

(a) Revolving Credit Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate applicable to the Revolving Credit Commitment on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

(b) Term Loan Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Term Loan Lender a commitment fee for the period from and including the Closing Date to the last day of the Term Loan Commitment Period, computed at the Commitment Fee Rate applicable to the Term Loan Commitment on the average daily amount of the Available Term Loan Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the last day of the Term Loan Commitment Period, commencing on the first of such dates to occur after the date hereof.

(c) The Borrower agrees to pay to the Syndication Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Syndication Agent.

(d) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

2.10 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than five Business Days’ notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

2.11 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of

Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, whether such prepayment is of Term Loans or Revolving Credit Loans, and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided, that (i) if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21, and (ii) no prior notice is required for the prepayment of Swing Line Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

2.12 Mandatory Prepayments and Commitment Reductions.

(a) Unless the Required Prepayment Lenders shall otherwise agree, if any Indebtedness is incurred by the Borrower or any of its Restricted Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2 (other than Section 7.2(h)) as in effect on the date of this Agreement), then on the date of such incurrence, the Term Loans shall be prepaid, and/or the Revolving Credit Commitments shall be reduced, by an amount equal to the amount of the Net Cash Proceeds of such Indebtedness, as set forth in Section 2.12(g).

(b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrower or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from any Asset Sale (other than a Designated Asset Sale), Purchase Price Refund or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, then promptly and in any event not later than five Business Days after the date of receipt by the Borrower of such Net Cash Proceeds, the Term Loans shall be prepaid, and/or the Revolving Credit Commitments shall be reduced, by an amount equal to the amount of such Net Cash Proceeds, as set forth in Section 2.12(g); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing prepayment requirement pursuant to a Reinvestment Notice or Reinvestment Notices shall not exceed $50,000,000 in any fiscal year of the Borrower, and (ii) on each Reinvestment Prepayment Date the Term Loans shall be prepaid, and/or the Revolving Credit Commitments shall be reduced, by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.12(g). The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 7.5.

(c) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Designated Asset Sale, then promptly and in any event not later than two Business Days after the date of receipt by the Borrower of such Net Cash Proceeds, (i) fifty percent (50%) of such Net Cash Proceeds shall be deposited into the Completion Reserve Account; and (ii) the remaining fifty percent (50%) of such Net Cash Proceeds (the “Remaining Designated Assets Proceeds”) shall be applied to the prepayment of the outstanding Term Loans; provided that if, at the time of such required prepayment, there are unfunded Term Loan Commitments, then in lieu of the prepayment of Term Loans under this clause (ii), (x) an amount equal to the lesser of the Remaining Designated Assets Proceeds and the amount of the unfunded Term Loan Commitments shall be deposited into the Completion Reserve Account; (y) the Term Loan Commitments shall be reduced by the amount of such deposit; and (z) the Remaining Designated Assets Proceeds not deposited into the Completion Reserve Account pursuant to clause (x) shall be applied to the prepayment of the outstanding Term Loans. Any prepayment of Term Loans under this clause (c) shall be applied to the installments of the Term Loans in inverse order of maturity. The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 7.5.

(d) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2005, there shall be Excess Cash Flow, then, on the relevant Excess Cash Flow Application Date, the Term Loans shall be prepaid and/or the Revolving Credit Commitments shall be reduced, by an amount equal to the ECF Percentage of such Excess Cash Flow, as set forth in Section 2.12(g). Each such prepayment and commitment reduction shall be made on a date (an “Excess Cash Flow Application Date”) no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

(e) Unless the Required Prepayment Lenders shall otherwise agree, on the Lake Charles Completion Date, the remaining balance in the Completion Reserve Account shall be applied to repay Term Loans as set forth in Section 2.12(g); provided, however, that the Borrower shall provide each of the Term Lenders with five (5) Business Days prior written notice of such repayment and any Term Loan Lender, at its option, may elect, so long as there are any Term Loans outstanding, not to accept its ratable portion of such prepayment in which event the provisions of the next sentence shall apply. Any Term Loan Lender declining such prepayment (such Lender being a “Declining Term Lender” and the amount of such Lender’s ratable portion of such prepayment being the “Declined Term Amount”) shall give written notice to the Administrative Agent by 11:00 A.M. (New York City Time) on the Business Day immediately preceding the date on which such prepayment would otherwise be made and then the Declined Term Amount for all Declining Term Lenders may be retained by the Borrower.

(f) Unless the Required Prepayment Lenders shall otherwise agree, if any Capital Stock of the Borrower is issued by the Borrower (excluding only Capital Stock issued in connection with compensatory stock options for employees and consultants issued in the ordinary course of business), then promptly and in any event not later than two Business Days after receipt of the Net Cash Proceeds of such issuance, (i) twenty-five percent (25%) of such Net Cash Proceeds of shall be applied to prepay the outstanding Revolving Credit Loans, and if no Revolving Credit Loans are outstanding, retained by the Borrower; and (ii) to the extent such Net Cash Proceeds constitute proceeds of a Near Term Offering, then twenty-five percent (25%) of such Net Cash Proceeds shall be deposited into the Completion Reserve Account, and, to the extent such Net Cash Proceeds do not constitute proceeds of a Near Term Offering, then twenty-five percent (25%) of the Net Cash Proceeds (the “Term Loan Reduction Proceeds”) shall be applied to the prepayment of the outstanding Term Loans; provided that if, at the time of such required prepayment, there are unfunded Term Loan Commitments, then in lieu of the prepayment of Term Loans under this clause (ii), (x) an amount equal to the lesser of the Term Loan Reduction Proceeds and the amount of the unfunded Term Loan Commitments shall be deposited into the Completion Reserve Account; (y) the Term Loan Commitments shall be reduced by the amount of such deposit; and (z) the Term Loan Reduction Proceeds not deposited into the Complete Reserve Account pursuant to clause (x), if any, shall be applied to the prepayment of the outstanding Term Loans and any amounts remaining thereafter retained by the Borrower. Any prepayment of Term Loans under this clause (f) shall be applied to the installments of the Term Loans in inverse order of maturity. Any prepayment of Revolving Credit Loans under this clause (f) shall not result in a reduction in the Revolving Credit Commitments.

(g) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to clauses (a), (b), (d) or (e) this Section shall be applied, first, to the prepayment of the Term Loans (or to a permanent reduction in the Term Loan Facility if such amount is received at a time when there are unfunded Term Loan Commitments) to the funding of the Term Loans) and, second, to reduce permanently the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans and/or Swing Line Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in Cash a cash collateral account subject to documentation reasonably satisfactory to the Administrative Agent.

2.13 Conversion and Continuation Options.

(a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days’ prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) The Borrower may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such

(i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.14 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than fifteen Eurodollar Tranches shall be outstanding at any one time.

2.15 Interest Rates and Payment Dates.

(a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

(b) Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

(c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.16 Computation of Interest and Fees.

(a) Interest, fees, commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365 (or 366, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a).

2.17 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

2.18 Pro Rata Treatment and Payments.

(a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee or Letter of Credit fee, and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment (other than prepayments) in respect of principal or interest in respect of the Term Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

(b) Each payment (including each prepayment) of the Term Loans shall be allocated among the Term Loan Lenders pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders, and shall be applied to the installments of such Term Loans in the inverse order of the scheduled maturities of such installments. Amounts prepaid on account of the Term Loans may not be reborrowed.

(c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letters of Credit.

(d) The application of any payment of Loans under any Facility (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans under such Facility and, second, to Eurodollar Loans under such Facility. Each payment of the Loans (except in the case of Swing Line Loans and Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

(e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrower after 12:00 Noon, New York City time, on any Business Day shall be deemed to have been on the next following Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

(g) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(h) If at any time insufficient funds are received by and available to the Administrative Agent to pay amounts of principal, unreimbursed L/C Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed L/C Obligations.

2.19 Requirements of Law.

(a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.20 and changes in the rate of tax on the overall net income of such Lender);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

(iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower in writing (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled, and setting forth in such notice, in reasonable detail, the basis and calculation of such amounts.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor (which request shall set forth, in reasonable detail, the basis and calculation of the additional amount sought), the Borrower shall pay to such Lender such additional amount or amounts as set forth in the aforesaid notice; provided, that the Borrower shall not be required to compensate a Lender pursuant to this clause (b) for any amounts incurred more than six months prior to the date on which such Lender notified the Borrower of such Lender’s intention to claim compensation therefor; provided, further, that, if the circumstances giving rise to such claim have a retroactive effect, then such six month period shall be extended to include the period of such retroactive effect.

(c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) and setting forth, in reasonable detail, the basis and calculation of such amounts shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.20 Taxes.

(a) All payments made by the Borrower or any Guarantor under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent’s or such Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or any Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder that would have been received hereunder or under any other Loan Document had such withholding not been required; provided, however, that neither the Borrower nor any Guarantor shall be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower or a Guarantor with respect to such Non-Excluded Taxes pursuant to this paragraph (a). The Borrower or the applicable Guarantor shall make any such required withholding and pay the full amount withheld to the relevant tax authority or other Governmental Authority in accordance with applicable Requirements of Law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d) Each Lender (or Transferee) that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” a statement substantially in the form of Exhibit L and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

2.21 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.22 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.

2.23 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19, 2.20(a) or 2.22 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.19, 2.20(a) or 2.22.

SECTION 3.

LETTERS OF CREDIT

3.1 L/C Commitment.

(a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit and, to the extent available from such Issuing Lender, commercial letters of credit (collectively, the “Letters of Credit”) for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

(b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender and the Administrative Agent at their addresses for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after receipt by such Issuing Lender and the Administrative Agent of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent. Each Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the amount thereof).

3.3 Fees and Other Charges.

(a) The Borrower will pay a fee on the aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the relevant Issuing Lender for its own account a fronting fee (in an amount to be agreed to by the Borrower and such Issuing Lender) on the aggregate drawable amount of all outstanding Letters of Credit issued by it, which fee shall be payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

(b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

3.4 L/C Participations.

(a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk, an undivided interest equal to such L/C Participant’s Revolving Credit Percentage in each Issuing Lender’s obligations and rights under each Letter of

Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent, for the account of such Issuing Lender, upon demand at the Administrative Agent’s Payment Office (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to such L/C Participant’s Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

(b) If any amount required to be paid by any L/C Participant to the Administrative Agent, for the account of an Issuing Lender, pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is not paid to such Issuing Lender within three Business Days after the date such payment is due, such Issuing Lender shall so notify the Administrative Agent, who shall notify such L/C Participant and such L/C Participant shall pay to the Administrative Agent, for the account of such Issuing Lender on demand (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent, for the account of such Issuing Lender, by such L/C Participant within three Business Days after the date such payment is due, the Administrative Agent on behalf of such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate the Administrative Agent submitted on behalf of such Issuing Lender submitted to any L/C Participant with respect to any such amounts owing under this Section shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from the Administrative Agent any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to the Administrative Agent, for the account of such L/C Participant (and thereafter the Administrative Agent shall promptly pay such L/C Participant), its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent, for the account of such Issuing Lender (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender), the portion thereof previously distributed by such Issuing Lender.

3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse each Issuing Lender, on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing

Lender, for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the “Payment Amount”). Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.15(b) and (ii) thereafter, Section 2.15(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans (or, if applicable, Swing Line Loans) could be made, pursuant to Section 2.5 (or, if applicable, Section 2.7), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

3.6 Obligations Absolute. The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the relevant Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

SECTION 4.

REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to each Agent and each Lender that:

4.1 Financial Condition.

(a) The unaudited pro forma balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 2003 (including the notes thereto) (the “Pro Forma Balance Sheet”), copies of which have heretofore been furnished to each Lender, has been prepared giving effect to the transactions contemplated by this Agreement (as if such events had occurred on such date) and based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at September 30, 2003, assuming such transactions had actually occurred at such date.

(b) The audited consolidated and unaudited consolidating balance sheets of the Borrower as of December 31, 2002, and as of the most recent fiscal year for which financial statements are required to be delivered under Section 6.1(a) and the related consolidated and consolidating statements of income and consolidated statements of cash flows for the fiscal years ended on such dates, in the case of consolidated financial statements, reported on by and accompanied by an unqualified report from a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to the Administrative Agent, in each case, present fairly the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

(c) The unaudited consolidated and consolidating balance sheets of the Borrower as of September 30, 2003, and as of the most recent fiscal quarter for which financial statements are required to be delivered under Section 6.1(b) and the related consolidated and consolidating statements of income and consolidated statements of cash flows for the fiscal quarter and the year-to-date ended on such dates, in each case, present fairly the consolidated and consolidating financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated and consolidating results of its operations and its consolidated cash flows for the respective fiscal period then ended (subject to year end adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

(d) The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases other than those permitted hereunder or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent audited financial statements referred to in this Section 4.1. During the period from December 31, 2002 to and including the Closing Date there has been no Disposition by the Borrower of any material part of its business or Property.

4.2 No Change. Since December 31, 2002 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.3 Organizational Existence; Compliance with Law. Each of the Borrower and its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the organizational power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4 Organizational Power; Authorization; Enforceable Obligations. Each Loan Party has the organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect; and certain consents, authorization, filings and notices specifically identified on Schedule 4.4 which have not been obtained, but have been requested and are anticipated to be received in the due course of business of the applicable party from whom such consent or authorization has been requested, and (ii) the filings referred to in Section 4.19 and Section 6.11. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate in any material respect any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

4.8 Ownership of Property; Liens. Each of the Borrower and its Restricted Subsidiaries has marketable and insurable title to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material Property, and the Property is not subject to any Lien except as permitted by Section 7.3.

4.9 Intellectual Property. The Borrower and each of its Restricted Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property in a manner that reasonably could be expected to result in a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Restricted Subsidiaries does not infringe on the rights of any Person in any material respect in a manner that reasonably could be expected to result in a Material Adverse Effect.

4.10 Taxes. Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than those with respect to which the amount or validity thereof is being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); and no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

4.11 Federal Regulations. No part of the proceeds of any Loans will be used for “purchasing” or “carrying” any “margin stock” (within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect) in a manner that is in violation of any of the Regulations of the Board or for any purpose that otherwise violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

4.12 Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

4.13 ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code except where such noncompliance could not reasonably be expected to result in a Material Adverse Effect. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

4.14 Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

4.15 Subsidiaries.

(a) The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of the Borrower at the date hereof. Schedule 4.15 sets forth as of the Closing Date the name and jurisdiction of formation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party. Schedule 4.15 also identifies all of the Unrestricted Subsidiaries as of the Closing Date.

(b) As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than (a) stock options granted to employees or directors and directors’ qualifying shares, and (b) with respect to the Capital Stock of the Borrower, subscriptions, options, warrants, calls, rights or other agreements or commitments to which the Borrower is not a party) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as disclosed on Schedule 4.15.

4.16 Use of Proceeds. The proceeds of the Term Loans shall be used (i) to consummate the Refinancing, (ii) to pay a portion of the Lake Charles Expenses, (iii) to pay certain capital expenditures for the Belterra Tower Project, (iv) to pay all or a portion of the Approved Stock Repurchases, and (v) to pay fees and expenses related to the Refinancing; provided that (x) not more than $20,000,000 of the proceeds of the Term Loans may be used for the Belterra Tower Project; and (y) not more than $21,000,000 of the proceeds of the Term Loans may be used for the Approved Stock Repurchases. The proceeds of the Revolving Credit Loans shall be used for general corporate purposes of the Borrower and its subsidiaries.

4.17 Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:

(a) The Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

(b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Borrower or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrower or any of its Subsidiaries, or (ii) interfere with the Borrower’s or any of its Subsidiaries’ continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Borrower or any of its Subsidiaries.

(c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened.

(d) Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

(e) Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

(f) Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

4.19 Security Documents.

(a) The Security Documents (other than the Post-Closing Gaming Pledges) are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. From and after execution and delivery thereof, the Post-Closing Gaming Pledges will be effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Pledge Agreements, when any certificates representing such Pledged Stock that is a security under Section 8-102(a)(15) of the UCC are delivered to the Administrative Agent, and in the case of the other Collateral described in the Security Documents, when UCC financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a) (which financing statements have been duly completed and delivered to the Administrative Agent), the Security Documents shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

(b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof; and when the Mortgages are filed in the offices specified on Schedule 4.19(b) (in the case of the Mortgages to be executed and delivered on the Closing Date) or in the recording office designated by the Borrower (in the case of any Mortgage to be executed and delivered pursuant to Section 6.10(b)), each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by the relevant Mortgage).

4.20 Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

4.21 Senior Indebtedness. The Obligations constitute “Senior Indebtedness” of the Borrower under and as defined in the Indentures. The obligations of each Subsidiary Guarantor under the Subsidiary Guaranty constitute “Guarantor Senior Indebtedness” of such Subsidiary Guarantor under and as defined in the Indentures.

4.22 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (except any Mortgaged Properties as to which such flood insurance as required by Regulation H has been obtained and is in full force and effect as required by this Agreement).

4.23 Gaming Laws. The Borrower and the Restricted Subsidiaries are in compliance with all applicable Gaming Laws in all respects which are applicable to the operations, businesses and prospects of the Borrower and the Restricted Subsidiaries, taken as a whole except where such noncompliance could not reasonably be expected to result in a Material Adverse Effect.

4.24 Lake Charles Project Entitlements.

(a) Except for permits, licenses and entitlements the failure to obtain and keep in effect could not reasonably be expected to delay the Lake Charles Opening beyond the Lake Charles Opening Date, all permits, licenses and entitlements necessary and otherwise required to be in place on the Closing Date to (i) cause the Lake Charles Opening to occur not later than the Lake Charles Opening Date, and (ii) to cause the completion of the Lake Charles Project to occur not later than the Lake Charles Completion Date, have been obtained and remain effective (except to the extent such permits, licenses and entitlements are no longer required or necessary to be maintained to complete the Lake Charles Project).

(b) The Lake Charles Opening is scheduled to occur on or before the Lake Charles Opening Date. The development and construction of the Lake Charles Project is scheduled to be completed in accordance with the Construction Timetable and the Lake Charles Expenses are expected to be within the parameters of the Construction Budget.

SECTION 5.

CONDITIONS PRECEDENT; COMPLETION RESERVE ACCOUNT

5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

(a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Subsidiary Guarantee, executed and delivered by a duly authorized officer of each Subsidiary Guarantor, (iii) the Security Documents (other than the Post-Closing Gaming Pledges) covering the Collateral (including Mortgages for each of the Mortgaged Properties), executed and delivered by a duly authorized officer of each party thereto and (iv) a Lender Addendum executed and delivered by each Lender and accepted by the Borrower.

(b) No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date after giving effect to the extensions of credit to be made on such date and the application of the proceeds of such extensions of credit.

(c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited and unaudited (which have been reviewed by the independent accountants for the Borrower as provided in Statement on Auditing Standards No. 100) financial statements of the Borrower and its Subsidiaries meeting the requirements of Regulation S-X for a Form S-1 registration statement under the Securities Act of 1933, as amended, and all such financial statements shall be satisfactory in form to the Lenders in their sole discretion. Such financial statements shall show pro forma Annualized Consolidated EBITDA of the Borrower for the twelve-month period ended September 30, 2003 of not less than $88,000,000. There shall not have occurred any event, development or circumstance since December 31, 2002 (the date of the most recent audited financial statements delivered to the Lenders as of the date hereof) that has caused or could reasonably be expected to have a Material Adverse Effect or that calls into question in any material respect the projections previously supplied to the Lenders or any of the material assumptions on which such projections were prepared.

(d) Approvals. All governmental and third party approvals (excluding only the consents and approvals listed on Schedule 4.4 attached hereto) necessary or, in the discretion of the Administrative Agent, advisable in connection with the transactions contemplated by this Agreement and the continuing operations of the Borrower and its Subsidiaries as presently conducted shall have been obtained and be in full force and effect or otherwise applied for or requested (and the Borrower has no reason to believe the they will not be obtained in due course), and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

(e) Related Agreements. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by the Borrower, of any instrument evidencing Indebtedness or security agreement to which the Loan Parties may be a party.

(f) Termination of the Existing Credit Facility. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Existing Credit Facility shall be simultaneously terminated, all amounts thereunder shall be simultaneously paid in full and arrangements satisfactory to the Administrative Agent shall have been made for the termination of Liens and security interests granted in connection therewith.

(g) Completion Reserve Account. The Borrower shall have established the Completion Reserve Account with a balance of not less than $137,000,000 (after giving effect to the Term Loans funded on the Closing Date and deposited into such account). The Lenders shall have received a construction funding certificate and analysis from the chief financial officer of the Borrower which shall be substantially in the form of Exhibit S attached hereto (the “Construction Funding Certificate”) and which shall state that the sum of the undrawn amounts available under the Facilities, plus the existing balance in the Completion Reserve Account plus Excess Cash exceeds the aggregate costs to complete the Lake Charles Project and the Belterra Tower Project (excluding all related interest expense during construction).

(h) Revolving Credit Facility. The Revolving Credit Facility shall be undrawn.

(i) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the

Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

(j) Business Plan. The Lenders shall have received a business plan for fiscal years 2004-2010 and a satisfactory written analysis of the business and prospects of the Borrower and its Subsidiaries for the period from the Closing Date through the final maturity of the Facilities, all in form and substance reasonably satisfactory to the Lenders.

(k) Sufficient Capital. The Lenders shall be satisfied, in their sole discretion, with the sufficiency of the amounts available under the Revolving Credit Facility to meet the ongoing working capital needs of the Borrower and its Subsidiaries following the Closing Date and the consummation of the transactions contemplated by this Agreement.

(l) Solvency Analysis. The Lenders shall have received a satisfactory solvency certificate and analysis by the chief financial officer of the Borrower which shall document the solvency of the Borrower and its Restricted Subsidiaries considered as a whole after giving effect to the transactions contemplated hereby, in form and substance reasonably satisfactory to the Lenders.

(m) Lien Searches. The Administrative Agent shall have received the results of recent lien searches in each of the jurisdictions in which Uniform Commercial Code financing statement or other filings or recordations should be made to evidence or perfect security interests in all or any portion of the assets of the Loan Parties (including, without limitation, tax liens, judgments, litigation, trademark liens, ship mortgages and UCC filings), and such searches shall reveal no liens on any of the assets of the Loan Parties, except for Liens permitted by Section 7.3.

(n) Environmental Matters. The Administrative Agent shall have received, with a copy for each Lender, a Phase 1 report with respect to the real property owned and leased by the Borrower and its Restricted Subsidiaries, prepared by an environmental consultant acceptable to the Administrative Agent, in form, scope, and substance satisfactory to the Administrative Agent, together with a letter from the environmental consultant permitting the Agents and the Lenders to rely on the environmental assessment as if addressed to and prepared for each of them.

(o) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit M, with appropriate insertions and attachments.

(p) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

(i) the legal opinion of Irell & Manella LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit N-1;

(ii) the legal opinion of Jack Godfrey, Esq., general counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit N-2; and

(iii) the legal opinion of local counsel in each of jurisdictions listed on Schedule 4.19(b) and of such other special and local counsel as may be required by the Administrative Agent.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(q) Pledged Stock; Stock Powers; Acknowledgment and Consent. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock that are securities under Section 8-102(a)(15) of the UCC pledged pursuant to the Pledge Agreements (other than the Post-Closing Gaming Pledges), together with an undated power or assignment for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) an Acknowledgment and Consent, substantially in the form of Annex II to the Pledge Agreements (the “Acknowledgment and Consent”), duly executed by any issuer of Capital Stock pledged pursuant to the Pledge Agreements that is not itself a party to the Pledge Agreements.

(r) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent and be in proper form for filing, registration or recordation.

(s) Title Insurance; Flood Insurance. (i) The Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (ii) below (the “Title Insurance Company”) shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties (other than approximately 296 acres of undeveloped land in the Reno, Nevada area) certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the Mortgaged Properties are located.

(ii) The Administrative Agent shall have received in respect of each Mortgaged Property (other than approximately 296 acres of undeveloped land in the Reno, Nevada area) a mortgagee’s extended coverage (ALTA) title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount that is not less than the aggregate fair market value of the real property covered thereby; (B) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (C) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder; (D) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (E) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (F) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

(iii) If requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage that is in a designated flood zone and for which insurance can be obtained under the National Flood Insurance Act of 1968 (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the indebtedness secured by such Mortgage or that may be extended to such maturity date and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

(iv) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (ii) above.

(t) Insurance. The Administrative Agent shall have received insurance certificates evidencing that the requirements of this Agreement and the Mortgages with respect to the maintenance of insurance have been satisfied.

5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit on the Closing Date) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date and the application of the proceeds of such extensions of credit.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

5.3 Completion Reserve Account.

(a) General. The Borrower has established, and hereafter agrees to maintain the Completion Reserve Account. The Borrower hereby grants a security interest to the Administrative Agent in the Completion Reserve Account to secure the Obligations. The Borrower has entered into a separate collateral account control agreement with the Administrative Agent in the form of Exhibit O attached hereto.

(b) Investments and Withdrawals. The Borrower may direct the Administrative Agent regarding investment of funds contained in the Completion Reserve Account in Cash Equivalents. The Borrower shall not have any right to withdraw funds from the Completion Reserve Account (or any of the income upon investment thereof), except in compliance with this Section 5.3 or upon any termination of the Completion Reserve Account in accordance with this Section.

(c) Priority of Distributions. In the event that the Lenders elect to exercise their remedies under Section 8, the funds contained in the Completion Reserve Account shall be applied (a) first, to the reasonable expenses of the Administrative Agent, (b) second, to the outstanding principal amount of, and interest on, the Term Loans until the same are paid in full, (c) third, to the outstanding principal amount of, and interest on, the Revolving Credit Loans and to the other Obligations until the same are paid in full, and then (d) after all obligations of the Borrower under the Agreement and the Loan Documents shall have been paid in full, returned to the Borrower or the other Persons legally entitled thereto.

(d) Required Deposits. The Borrower shall make the following deposits into the Completion Reserve Account, in each case on the relevant dates set forth below:

(i) On the Closing Date, $137,000,000;

(ii) On any Borrowing Date with respect to Term Loans made after the Closing Date, the proceeds of any such Term Loan;

(iii) The amounts required to be deposited pursuant to Section 2.12 hereof; and

(iv) On or prior to the date any disbursement is made pursuant to this Agreement to pay Lake Charles Expenses, additional cash in an amount necessary for the Borrower to fund the portion of such disbursement required to be funded from a source other than the amounts deposited pursuant to clause (i) through (iii) above.

(e) Conditions to Disbursements for Lake Charles Project. The right of the Borrower to make each withdrawal from the Completion Reserve Account which is applied to finance or support the Lake Charles Expenses, is subject to satisfaction of the following conditions at the time of such withdrawal:

(i) Not later than the third Business Day of each calendar month, the Borrower shall submit (or if applicable, shall cause the Lake Charles Contractor to submit) to the Administrative Agent and the Construction Consultant a draft Draw Package, detailing all expenses associated with the Lake Charles Project requested to be paid in the same calendar month in which the Draw Package is submitted;

(ii) On one or more dates which are mutually convenient to the Borrower and the Construction Consultant, but in any event prior to the tenth day of each calendar month, the Borrower shall cause representatives of the Borrower (and the Lake Charles Contractor, if payment to the Lake Charles Contractor is expected to be made from such draw) to be available to meet with the Construction Consultant at the site of the Lake Charles Project to review the draft Draw Package submitted by the Borrower, and shall attempt to resolve any discrepancies associated with the draft Draw Package.

(iii) Not later than the fifteenth day of each calendar month (or, if such date is not a Business Day, on the next Business Day), the Borrower shall submit (or if applicable, shall cause the Lake Charles Contractor to submit) a revised and final Draw Package to the Administrative Agent and the Construction Consultant, together with any supporting materials requested by the Administrative Agent or the Construction Consultant in response to the draft Draw Package for that calendar month, provided that the Administrative Agent shall endeavor to provide any such requests as promptly as possible. The final Draw Package shall be accompanied by a Disbursement Certificate substantially in the form of Exhibit P attached hereto (“Disbursement Certificate”) signed by Borrower stating (i) the amount of the disbursement requested by the Borrower in relation to the Draw Package, (ii) specifying that such disbursement is to be credited to the Borrower at least two (2) Business Days prior to the last day of the calendar month in which the Draw Package is submitted (provided that Borrower submitted the final Draw Package in accordance with this Section on a timely basis), and (iii) to the best of Borrower’s knowledge, information and belief, all applications for payment contained in the Draw Package (including the Contractor Applications) have been completed in accordance with the relevant contract documents and the Construction Plans, and that all amounts have been paid with respect to any prior applications for payment (except in respect of any amounts described therein, or in the then current applications for payment, or for which Borrower has withheld payment).

(iv) The Construction Consultant shall have delivered a construction progress report to the Administrative Agent in a form reasonably acceptable to the Administrative Agent (the “Construction Progress Report”) detailing its findings in relation to the Lake Charles Project through the then current month, and shall have approved the funding of the amount requested in the Disbursement Certificate (or a portion thereof mutually agreed upon as appropriate by the Administrative Agent, the Construction Consultant and the Borrower upon any discussion or review of the final Draw Package).

(v) The requested disbursement from the Completion Reserve Account shall be made at least two Business Days prior to the last day of the calendar month in which the Draw Package is submitted (provided that Borrower has timely submitted the final Draw Package as required by this Section).

(vi) No Default or Event of Default shall have occurred and be continuing.

(vii) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

(viii) No portion of the proceeds of the Term Loans (or amounts required to be deposited into the Completion Reserve Account pursuant to Section 2.12) shall be permitted to be withdrawn from the Completion Reserve Account until Lake Charles Borrower Cash in an amount equal to or greater than $50,000,000 shall have been applied to Lake Charles Expenses. For purposes of this clause (viii), “Lake Charles Borrower Cash” shall mean the sum of (A) the lesser of (x) $15,000,000 and (y) the amount of cash applied to the Lake Charles Expenses after September 30, 2003 and on or prior to the Closing Date; provided that (I) the Borrower shall have provided the Agents and the Lenders a certificate describing the amount of cash so applied, and (II) the Construction Consultant shall have approved such amounts in a manner reasonably satisfactory to the Administrative Agent; and (B) the amount of cash applied to the Lake Charles Expenses after the Closing Date; provided that for purposes of this clause (B) such cash shall have been deposited by the Borrower into the Completion Reserve Account pursuant to Section 5.3(d)(iv) and shall have been withdrawn from the Completion Reserve Account in accordance with this Agreement.

(f) Conditions for all Other Disbursements. To the extent that the disbursement will be used for purpose permitted pursuant to Section 4.16 hereof and not related to the Lake Charles Expenses, each such disbursement shall be made within one (1) Business Day of the submission to the Administrative Agent of a Borrowing Notice provided that no Default or Event of Default shall have occurred and be continuing and that each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

SECTION 6.

AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall and shall cause each of its Restricted Subsidiaries to:

6.1 Financial Statements. Furnish to each Agent and each Lender:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, (i) a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to the Administrative Agent; and (ii) supporting consolidating financial information in a form reasonably acceptable to the Administrative Agent;

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, (i) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, and (ii) supporting consolidating financial information in a form reasonably acceptable to the Administrative Agent, in each case; certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

(c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statement of income for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

6.2 Certificates; Other Information. Furnish to each Agent and each Lender:

(a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

(b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

(c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

(d) if the Borrower is not required to file financial statements with the SEC, within 45 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

(e) within five days after the same are sent, copies (or if such statements are publicly available, notice of such availability) of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC; and

(f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, if any, and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

6.4 Conduct of Business and Maintenance of Existence, etc. (a) (i) Preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except (i) to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) with respect to Contractual Obligations and/or Requirements of Law being diligently contested in good faith; provided that the result of such contest could not reasonably be expected to have a Material Adverse Effect.

6.5 Maintenance of Property; Insurance. (a) Except as in the aggregate could not reasonably be expected to result in a Material Adverse Effect, keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) subject to any Gaming Laws restricting such actions, permit representatives of any Lender, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and, if no Default or Event of Default has occurred, upon reasonable advance notice and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c) any litigation or proceeding against the Borrower or any of its Restricted Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or which could reasonably be expected to have a Material Adverse Effect;

(d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any material required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

(e) and in any event within ten days of obtaining knowledge thereof, any development, event, or condition that, individually or in the aggregate with other developments, events or conditions, could reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Restricted Subsidiary proposes to take with respect thereto.

6.8 Environmental Laws.

(a) Except as in the aggregate could not reasonably be expected to result in a Material Adverse Effect, comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

(b) Except as in the aggregate could not reasonably be expected to result in a Material Adverse Effect, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

6.9 Interest Rate Protection. Not less than 50% of the aggregate principal amount of the Funded Debt of the Borrower shall either bear interest to its maturity at a fixed interest rate or shall be subject to Hedge Agreements which provide interest rate protection for a period of not less than three years, from the date of execution of each such Hedge Agreement and have terms and conditions reasonably satisfactory to the Administrative Agent.

6.10 Additional Collateral, etc.

(a) With respect to any Property acquired after the Closing Date by the Borrower or any of its Restricted Subsidiaries (other than (x) any Property described in paragraph (b) or paragraph (c) of this Section, and (y) any Property subject to a Lien expressly permitted by Section 7.3(g)) and subject to compliance with applicable Gaming Laws (which the Borrower agrees and agrees to cause the applicable Restricted Subsidiary to pursue approvals to permit any such pledges) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Security Documents or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property (subject only to Liens permitted pursuant to Section 7.3 of this Agreement), including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Documents or by law or as may be requested by the Administrative Agent.

(b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $500,000 acquired after the Closing Date by the Borrower or any of its Restricted Subsidiaries (other than any such real property subject to a Lien expressly permitted by Section 7.3(g)), promptly (i) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property (subject only to Liens permitted pursuant to Section 7.3 of this Agreement), (ii) if requested by the Administrative Agent in writing, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(c) With respect to any new Restricted Subsidiary created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Unrestricted Subsidiary) and subject to compliance with applicable Gaming Laws (which the Borrower agrees and agrees to cause the applicable Restricted Subsidiary to pursue approvals to permit any such security interests), by the Borrower or any of its Restricted Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Security Documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries (subject only to Liens permitted pursuant to Section 7.3 of this Agreement), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock that are securities under Section 8-102(a)(15) of the UCC, together with undated stock powers or assignments, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Loan Documents and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Security Documents with respect to such new Subsidiary (subject only to Liens permitted pursuant to Section 7.3 of this Agreement), including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Documents or by law or as may be requested by the Administrative Agent, and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(d) With respect to any new Unrestricted Subsidiary (other than the Foreign Subsidiaries) created or acquired after the Closing Date by the Borrower or any of its Restricted

Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Loan Documents or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Unrestricted Subsidiary that is owned by the Borrower or any of its Restricted Subsidiaries (other than any Foreign Subsidiaries), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock that are securities under Section 8-102(a)(15) of the UCC, together with undated stock powers or assignments, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

6.11 Post-Closing Filings with Gaming Authorities.

(a) Promptly after the Closing Date, make filings with the Gaming Boards of all relevant jurisdictions in respect of the transactions contemplated by the Loan Documents to the extent that such filings are required by applicable Gaming Laws.

(b) Not later than 100 days after the Closing Date, the Borrower shall execute and deliver, and cause the applicable Restricted Subsidiary, to execute and deliver each of the Post-Closing Gaming Pledges.

6.12 The Lake Charles Vessel. The Lake Charles Vessel will be constructed pursuant to the Vessel Construction Contract at one or more shipyards by LEEVAC, and delivered to the coffer cell located at the site of the Lake Charles Project by LEEVAC and, in relation thereto the Borrower and its Restricted Subsidiaries shall:

(a) Assure that completion bonds acceptable to the Administrative Agent are obtained and maintained by LEEVAC (or on its behalf) at all times prior to the delivery of the Lake Charles Vessel to Lake Charles in accordance with the Vessel Construction Contract and its acceptance by the Borrower, provided that the amount thereof shall not be required to exceed the total consideration payable under the Vessel Construction Contract;

(b) Prior to final acceptance of the Lake Charles Vessel from LEEVAC and the final payment of the “Acceptance Payment” described in the Vessel Construction Contract, consult with the Construction Consultant regarding the conformity of the Lake Charles Vessel with the specifications of the Vessel Construction Contract;

(c) Promptly apply for, and receive prior to the Lake Charles Opening Date, appropriate certifications of the Lake Charles Vessel from the United States Coast Guard; and

(d) Promptly execute and deliver to the Administrative Agent a Mortgage (in the form of a preferred ship mortgage) with respect to the Lake Charles Vessel, in any event within ten Business Days following the delivery of the Lake Charles Vessel to Lake Charles (or, if later, the date upon which all Coast Guard certifications required for a valid and perfected Preferred Ship Mortgage with respect thereto have been obtained).

6.13 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Restricted Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower or any of its Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

SECTION 7.

NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

7.1 Financial Condition Covenants.

(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Consolidated Leverage Ratio
After the Closing Date and on or prior to June 30, 2004	7.25
After June 30, 2004 and on or prior to March 31, 2005	8.25
After March 31, 2005 and on or prior to June 30, 2005	7.75
After June 30, 2005 and on or prior to September 30, 2005	6.50
After September 30, 2005 and on or prior to March 31, 2006	6.00
After March 31, 2006 and on or prior to June 30, 2006	5.75
After June 30, 2006 and on or prior to September 30, 2006	5.25
After September 30, 2006 and on or prior to March 31, 2007	5.00
After March 31, 2007 and on or prior to June 30, 2007	4.75

Fiscal Quarter Ending	Consolidated Leverage Ratio
After June 30, 2007 and on or prior to June 30, 2008	4.50
After June 30, 2008 and on or prior to September 30, 2008	4.25
Thereafter	4.00

(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Consolidated Fixed Charge Coverage Ratio
After the Closing Date and on or prior to March 31, 2005	1.00
After March 31, 2005 and on or prior to June 30, 2005	1.10
After June 30, 2005 and on or prior to September 30, 2005	1.25
Thereafter	1.50

(c) Consolidated Senior Debt Ratio. Permit the Consolidated Senior Debt Ratio for any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Consolidated Senior Debt Ratio
After the Closing Date and on or prior to June 30, 2004	1.75
After June 30, 2004 and on or prior to March 31, 2005	2.75
After March 31, 2005 and on or prior to June 30, 2005	2.60
After June 30, 2005 and on or prior to September 30, 2005	2.25
After September 30, 2005 and on or prior to June 30, 2006	2.00
Thereafter	1.75

(d) Liquidity Requirement. Permit (a) the sum of (i) the then undrawn portion of the Revolving Credit Commitments and the Term Loan Commitments, plus (ii) the balance of the Completion Reserve Account, plus (iii) the Excess Cash, to be less than (b) the then remaining unexpended Construction Budget (excluding, for purposes of this Section 7.1(d), all related interest expense during construction) for the Lake Charles Project.

7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party pursuant to any Loan Document;

(b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Wholly Owned Subsidiary Guarantor; provided any such Indebtedness is unsecured and subordinated to the Obligations in a manner satisfactory to the Administrative Agent;

(c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $35,000,000 at any one time outstanding;

(d) Indebtedness outstanding on the date hereof and listed on Schedule 7.2(d);

(e) Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries of obligations of the Borrower or any Restricted Subsidiary;

(f) (i) Indebtedness of the Borrower in respect of the Existing Subordinated Obligations and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness; provided that such Guarantee Obligations are subordinated to the obligations of such Subsidiary Guarantor under the Security Documents to the same extent as the obligations of the Borrower in respect of the Existing Subordinated Obligations are subordinated to the Obligations;

(g) New Subordinated Obligations (and Guaranty Obligations of any Subsidiary Guarantor in respect of such Indebtedness), all of the Net Cash Proceeds of which are used to refinance (including pursuant to a tender, redemption, exchange or other replacement) Existing Subordinated Obligations or New Subordinated Obligations (and all interest, and expenses incurred in connection therewith);

(h) New Subordinated Obligations and/or Permitted Refinancing Obligations (and Guaranty Obligations of any Subsidiary Guarantor in respect of such Indebtedness), all of the Net Cash Proceeds of which are used to refinance (including pursuant to a tender, redemption, exchange or other replacement) Term Loans or Permitted Refinancing Obligations (and all interest, and expenses incurred in connection therewith);

(i) To the extent not available from the Lenders, (x) Guaranty Obligations with respect to commercial letters of credit up to an aggregate amount not to exceed $15,000,000 at any time outstanding so long as (i) such Indebtedness is incurred in the ordinary course of business and (ii) such Indebtedness is incurred for the purpose of effecting payment for goods or services required by the Borrower or any of its Restricted Subsidiaries, and (y) Guaranty Obligations with respect to standby letters of credit up to an aggregate amount of $4,500,000 at any time outstanding; and

(j) Deferred compensation payable to employees, officers and/or directors under the Deferred Compensation Plan.

7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

(a) Liens for taxes, assessments and other similar governmental charges not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Restricted Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory or regulatory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, encroachment, title defects, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(f) Liens in existence on the date hereof listed on Schedule 7.3(f);

(g) Liens securing Indebtedness of the Borrower or any other Restricted Subsidiary incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the amount of Indebtedness initially secured thereby is not less than 75%, or more than 100% of the purchase price of such fixed or capital asset;

(h) Liens created pursuant to the Security Documents;

(i) any lease affecting Property owned by the Borrower or any other Subsidiary entered into, assumed or otherwise acquired in the ordinary course of its business and covering only the assets so leased;

(j) Liens on cash deposited to secure reimbursement obligations under commercial letters of credit permitted under Section 7.2(i), so long as the amount of cash subject to any such Lien does not exceed 110% of the amount of the Indebtedness secured thereby;

(k) Intellectual Property rights granted by the Borrower or a Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Borrower or the Restricted Subsidiaries;

(l) any attachment or judgment Lien not constituting an event of default under Section 8(h);

(m) Liens arising from the filing of UCC financing statements relating solely to leases permitted by this Agreement;

(n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(o) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property which does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole; and

(p) Liens reflected as exceptions on the title policies issued to the Administrative Agent on the Closing Date as contemplated under Section 5.1(s)(ii).

7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

(a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity and the Borrower shall comply with Section 6.13 in connection therewith) or with or into any Subsidiary Guarantor (provided that (i) the Subsidiary Guarantor shall be the continuing or surviving entity or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Subsidiary Guarantor and the Borrower shall comply with Section 6.10 and Section 6.13 in connection therewith);

(b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Restricted Subsidiary;

(c) a conversion of any Restricted Subsidiary to another form of organization when no Default or Event of Default exists or would result therefrom; provided that the Borrower and such Restricted Subsidiary execute any documents reasonably requested by the Administrative Agent; and

(d) any liquidation or dissolution of any Restricted Subsidiary into the Borrower or another Restricted Subsidiary.

7.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except:

(a) the Disposition of personal property that is no longer used or useful in the ordinary course of business;

(b) the Disposition of Cash or Cash Equivalents and the sale of inventory in the ordinary course of business;

(c) Dispositions permitted by Section 7.4;

(d) Dispositions by the Borrower or a Restricted Subsidiary to the Borrower or another Restricted Subsidiary;

(e) Dispositions of any Investment in an Unrestricted Subsidiary;

(f) the sale or issuance of any Subsidiary’s Capital Stock to the Borrower or any Subsidiary Guarantor;

(g) Designated Assets Sales;

(h) other Dispositions of Property in any one transaction or series of related transactions having a value not in excess of $5,000,000, and having an aggregate value not in excess of $15,000,000 in any fiscal year and not in excess of $25,000,000 during the term of this Agreement;

(i) any Recovery Event, provided, that the requirements of Section 2.12(b) are complied with in connection therewith;

(j) any Disposition of any Investment permitted pursuant to Section 7.7(k);

(k) any Disposition constituting any lease otherwise permitted under Section 7.3(i); and

(l) any Disposition of Intellectual Property otherwise permitted under Section 7.3(k).

7.6 Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Restricted Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Restricted Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating the Borrower or any Restricted Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, “Restricted Payments”), except that:

(a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor;

(b) the Borrower may make Restricted Payments in the form of common stock of the Borrower;

(c) Approved Stock Repurchases in an amount not to exceed $21,000,000; provided that after giving effect to any such Approved Stock Repurchase, the Person from whom such Capital Stock was purchased beneficially owns less than five percent (5%) of the Borrower on a fully-diluted basis;

(d) the Borrower may repurchase or redeem Capital Stock of the Borrower to the extent required by any Gaming Board to prevent a License Revocation; and

(e) the Borrower may purchase the Borrower’s common stock or common stock options from present or former officers or employees of the Borrower or any Subsidiary upon the death, disability or termination of employment of such officer or employee, provided, that the aggregate amount of payments under this paragraph subsequent to the date hereof (net of any proceeds received by the Borrower subsequent to the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $1,000,000 per fiscal year.

7.7 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, “Investments”), except:

(a) extensions of trade credit in the ordinary course of business (including, without limitation, advances to patrons of the casino operations of the Borrower or the Restricted Subsidiaries consistent with ordinary course gaming operations);

(b) Investments in Cash Equivalents;

(c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b) and (e);

(d) Investments in existence on the date hereof listed on Schedule 7.7(d);

(e) loans and advances to employees of the Borrower or any Restricted Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and Restricted Subsidiaries of the Borrower not to exceed $5,000,000 at any one time outstanding;

(f) Investments consisting of the extension of credit to customers and suppliers of the Borrower and the Restricted Subsidiaries in the ordinary course of business and Investments received in satisfaction or partial satisfaction thereof;

(g) Investments received in connection with the settlement of any bona fide dispute with another Person or in satisfaction of judgments;

(h) Investments in assets useful in the Borrower’s business made by the Borrower or any of its Restricted Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

(i) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Restricted Subsidiary or that concurrently with such Investment becomes a Restricted Subsidiary; provided that the Borrower shall comply with Section 6.10 in connection therewith;

(j) Investments in the Argentina Subsidiaries by the Borrower or a Restricted Subsidiary in an aggregate amount not to exceed the Maximum Argentina Investment Amount;

(k) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount outstanding at any time (valued at cost) not to exceed $10,000,000; provided that not more than $4,000,000 of such Investments shall be in Unrestricted Subsidiaries; and

(l) Investments made in connection with Hedge Agreements entered into by Borrower or any of its Subsidiaries as required by Section 6.9 and to the extent permitted by Section 7.15.

7.8 Limitation on Optional Payments and Modifications of Debt Instruments, etc. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, the principal of Subordinated Notes or the Permitted Refinancing Notes, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of the Subordinated Notes or the Permitted Refinancing Notes; provided that the Borrower may prepay Existing Subordinated Obligations or New Subordinated Obligations in connection with the refinancing of such Existing Subordinated Obligations or New Subordinated Obligations with the proceeds of New Subordinated Obligations permitted pursuant to Section 7.2(g); (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Subordinated Notes or the Permitted Refinancing Notes (other than any such amendment, modification, waiver or other change which would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Borrower or any of its Subsidiaries), (c) designate any Indebtedness (other than the Obligations) as “Designated Senior Indebtedness” for the purposes of the Indentures or (d) amend its certificate of incorporation in any manner determined by the Administrative Agent to be adverse to the Lenders.

7.9 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Restricted Subsidiary) unless such transaction is (a) otherwise permitted under this Agreement and (b) upon fair and reasonable terms no less favorable to the

Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided that the provisions of this Section 7.9 shall not apply to transactions permitted pursuant to Section 7.6(c) or Section 7.7(k).

7.10 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

7.11 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.

7.12 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Security Documents, other than (a) this Agreement and the other Loan Documents, (b) the Indentures, (c) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (d) customary provisions in leases and licenses entered into in the ordinary course of business consistent with past practices (in each case applicable solely to such lease or license or the Property subject to such lease or license), (e) customary restrictions in an agreement to Dispose of assets in a transaction permitted under Section 7.5 solely to the extent that such restrictions apply solely to the assets to be Disposed, and (f) in accordance with applicable Gaming Laws.

7.13 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Restricted Subsidiary, (b) make Investments in the Borrower or any other Restricted Subsidiary or (c) transfer any of its assets to the Borrower or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents; (ii) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; (iii) customary restrictions in an agreement to Dispose of assets in a transaction permitted under Section 7.5 solely to the extent that such restriction applies solely to the assets to be Disposed; (iv) customary anti-assignment provisions in leases and licenses entered into in the ordinary course of business consistent with past practices (in each case applicable solely to such lease or license or the Property subject to such lease or license); and (v) customary restrictions on transfers of assets contained in any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

7.14 Limitation on Lines of Business. Enter into any business, either directly or through any Restricted Subsidiary, except for those businesses in which the Borrower and its Restricted Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

7.15 Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates.

7.16 Capital Expenditures. Make, or become legally obligated to make, any Capital Expenditure except:

(a) Capital Expenditures associated with the Lake Charles Project which do not result in the aggregate Lake Charles Expenses (including for this purpose, capitalized interest and capitalized pre-opening expenses) associated with that project (whether made prior to or after the date of this Agreement) being in excess of $325,000,000; provided that such amount may be increased by up to $20,000,000 upon consultation with and approval of the Administrative Agent;

(b) Capital Expenditures (including for this purpose, capitalized interest and capitalized pre-opening expenses) associated with the Belterra Tower Project which do not result in the aggregate Capital Expenditures associated with that project (whether made prior to or after the date of this Agreement) being in excess of $37,000,000;

(c) Expansion Capital Expenditures during the term of this Agreement not to exceed the Maximum Expansion Capital Expenditures Amount; and

(d) other Capital Expenditures not in excess of $40,000,000 in any fiscal year, provided that (i) the aggregate amount of Capital Expenditures permitted to be made in any fiscal year may be increased by an amount, not to exceed $5,000,000 during any fiscal year, by the amount of any Capital Expenditures permitted by this clause (c) and not expended in the immediately preceding fiscal year, and (ii) the aggregate amount of Capital Expenditures permitted to be made in any fiscal year may also be increased by the amount, not to exceed $1,500,000 in any fiscal year, which is received by the Borrower in consideration of the sale, transfer or other disposition of any personal Property that is no longer used by or useful to the Borrower and its Restricted Subsidiaries and replaced by Property within 180 days.

7.17 Maximum Expenditures Outside Completion Reserve Account. Incur Lake Charles Expenses (other than expenditures made with withdrawals from the Completion Reserve Account) in an amount greater than $25,000,000; provided that such amount may be replenished by disbursing funds to reimburse such costs and expenses from the Completion Reserve Account in accordance with the provisions of Section 5.3.

7.18 Lake Charles Project.

(a) Fail to diligently pursue the construction of the Lake Charles Project so as to cause the Lake Charles Opening to occur on or prior to the Lake Charles Opening Date;

(b) Fail to provide the Construction Consultant with all reasonably requested access to the Lake Charles Project construction site without unreasonable delay (except for any portions thereof not controlled by the Borrower and its Restricted Subsidiary or the Lake Charles Contractor), and access to the Construction Plans, Construction Budget, Construction Timetable and all related plans, budgets, drawings, timetables and other papers;

(c) Fail to provide or cause to be provided to the Construction Consultant all information reasonably requested by the Administrative Agent or the Construction Consultant in connection with the preparation of the monthly Construction Progress Report to the Lenders;

(d) Fail to cooperate in the preparation of each Construction Progress Report and, if requested in writing by the Administrative Agent, fail to cause the Lake Charles Project Architect and the Lake Charles Contractor to certify that the improvements constructed as of the date of any Construction Progress Report conform to the Construction Plans in all material respects;

(e) Fail to maintain or cause to be maintained a full set of the current working drawings at the construction office for the Lake Charles Project for review by the Construction Consultant;

(f) Fail, within 15 days following any written request by the Administrative Agent, to deliver, to the extent not previously delivered (i) then current Construction Plans for the Lake Charles Project certified as true and correct by the Lake Charles Architect, (ii) then current lists of the names, addresses and telephone numbers of each material contractor, material subcontractor and material supplier with respect to the Lake Charles Project and the dollar value and amounts paid with respect to the related contracts, and (iii) then current versions of the Construction Timetable and a status report and log describing all executed contracts and subcontracts to which the Borrower or any of its Restricted Subsidiaries are party for such work;

(g) Make any change to the Construction Plans or Construction Budget which would (i) allocate the “contingency” line item in the Construction Budget and thereby reduce same below the Required Minimum Contingency, (ii) increase the overall Construction Budget to an amount (including for this purpose, capitalized interest and capitalized pre-opening expenses) which exceeds $325,000,000 (except as permitted by Section 7.16(a)), or (iii) result in the deletion of any of the amenities described on Schedule 1.1(d), or, in any event make any change to the Construction Plans, the Construction Budget or the Construction Timetable which would cause the Lake Charles Opening to occur after Lake Charles Opening Date; in the case of clause (i) above without the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed), and in the case of clauses (ii) and (iii) without the written consent of the Majority Lenders (not to be unreasonably withheld or delayed);

(h) Fail to construct the Lake Charles Project without material deviation from the Construction Plans, and comply in all material respects with all existing Laws and requirements of all Government Agencies having jurisdiction over the Lake Charles Project;

(i) Fail to promptly pay prior to delinquency (subject to applicable retentions) or otherwise discharge all Liens and other material claims for labor done and materials and services furnished in connection with the construction of the Lake Charles Project, other than Liens permitted pursuant to Section 7.3, and except for Liens and other claims contested in good faith by appropriate proceedings and without prejudice to the Construction Timetable, provided that any such claims and Liens are covered by such payment bonds or title insurance policy endorsements as may be reasonably requested by the Administrative Agent;

(j) Fail to properly obtain as and when required, comply with and keep in effect all material permits, licenses and approvals which are required to be obtained from Government Agencies in order to construct and occupy the Lake Charles Project as of the then current stage of construction, and deliver copies of all such permits, licenses and approvals to the Administrative Agent promptly following a written request therefor;

(k) Fail to promptly notify the Administrative Agent if the Borrower or any Restricted Subsidiary pays $1,000,000 or more for any construction materials for the Lake Charles Project that are not located on the site of the Lake Charles Project (other than any such payments in respect of the Lake Charles Vessel made prior to its delivery to the site in material conformity with the terms of the Vessel Construction Contract), or will not be delivered within thirty days after such payment (describing such construction materials, the purchase price therefor and the location thereof) and, if requested by the Administrative Agent in writing provide to the Administrative Agent the written acknowledgment of the Person having custody of such construction materials of the existence of the Administrative Agent’s Lien on such construction materials and the right of the Administrative Agent, as against such Person, to have access to and to remove such construction materials (subject to the requirement of the payment of any remaining purchase price for such materials);

(l) Fail on or before the Lake Charles Completion Date, to provide the Administrative Agent with a written certificate executed by the Lake Charles Architect, Lake Charles Contractor and the Construction Consultant (and any other relevant contracting parties reasonably requested by the Administrative Agent) certifying that the Lake Charles Project has been completed in all material respects in accordance with the Construction Plans and that the Lake Charles Project has been or is ready to be opened for business together with a Certificate executed by a Senior Officer to that effect, and such assurances as the Administrative Agent may require that the Lake Charles Project complies in all material respects with all applicable zoning, building and land use Laws; provided, however, that if Borrower fails to deliver the written certificate described in this subsection (l) solely as a result of an ongoing good faith dispute or disputes with one or more contracting parties involving in the aggregate a total potential liability or liabilities of less than $10,000,000, then such failure will not be deemed a Default or Event of Default for purposes of this Agreement so long as Borrower is diligently pursuing the resolution of such dispute.

(m) Fail, as soon as practicable after the Lake Charles Completion Date, to provide the Administrative Agent with an ALTA survey of the Lake Charles Project as of the Lake Charles Completion Date that (i) sets forth all recorded easements and licenses (to the extent same can be shown on a survey) burdening the Lake Charles Project Property as of the Lake Charles Completion Date, (ii) reflects no encroachments onto the Lake Charles Project Property and no encroachments by the Lake Charles Project onto adjoining real property, and (iii) certifies the legal description of the Lake Charles Project Property to be the same as that set forth in the title insurance policy referred to in Section 5.1(s).

7.19 Limitation on Changes to Deferred Compensation Plan. Amend or modify the Deferred Compensation Plan in a manner that would change its nature from that of a “defined contribution plan,” within the meaning of Section 414(i) of the Code, to a “defined benefit plan,” within the meaning of Section 414(j) of the Code.

SECTION 8.

EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

(b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

(c) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 7 (other than Section 7.18), or (ii) an “Event of Default” under and as defined in any Mortgage shall have occurred and be continuing; or

(d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

(e) The Borrower or any of its Restricted Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to or mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or

(f) The Borrower or any of its Subsidiaries shall (i) commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders shall be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

(h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving for the Borrower and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(i) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(j) The guarantee contained in Subsidiary Guaranty shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(k) Any Change of Control shall occur; or

(l) The Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Security Documents, as the case may be, as provided in the applicable Indentures, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Subordinated Notes shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative

Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

SECTION 9.

THE AGENTS

9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

9.3 Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition, prospects and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans or other credit advances hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition, prospects and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative

Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Effective upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any Lender. After any retiring Agent’s resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

9.10 Authorization to Release Liens and Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 10.15.

9.11 The Arrangers; the Syndication Agent; the Documentation Agent. Neither the Arrangers, the Syndication Agent nor the Documentation Agent, in their respective capacities as such, shall have any duties or responsibilities, and neither shall incur liability, under this Agreement and the other Loan Documents.

SECTION 10.

MISCELLANEOUS

10.1 Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Agents and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof (including modifying the definition of the term “Interest Period” so as to permit intervals in excess of six months), or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

(ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release or subordinate all or substantially all of the Collateral or release or subordinate all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Subsidiary Guaranty, in each case without the consent of all Lenders;

(iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of any Majority Revolving Credit Facility Lenders;

(iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;

(v) amend, modify or waive any provision of Section 9 without the consent of any Agent directly affected thereby;

(vi) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swing Line Lender;

(vii) amend, modify or waive any provision of Section 2.18 or 2.12 without the consent of each Lender directly affected thereby;

(viii) amend, modify or waive any provision of Section 3 without the consent of the Issuing Lender; or

(ix) impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 10.6

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

For the avoidance of doubt, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the “Additional Extensions of Credit”) to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Prepayment Lenders and Majority Revolving Facility Lenders; provided, however, that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Loans in the application of mandatory prepayments without the consent of the Required Prepayment Lenders.

10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrower and the Agents, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

The Borrower:	Pinnacle Entertainment, Inc.
3300 Howard Hughes Parkway, Suite 1800
Las Vegas, Nevada 89109

The Syndication Agent:

Bear Stearns Corporate Lending Inc.
383 Madison
New York, NY 10179
Attention: Stephen G. O’Keefe
Telecopy: 212 272-9184
Telephone: 212 272-9430

The Administrative Agent:

Lehman Commercial Paper Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Andrew Keith
Maritza Ospina
Telecopy: 646 758-4648
Telephone: 212 526-6590

Issuing Lender:

As notified by such Issuing Lender to the Administrative Agent and the Borrower

provided that any notice, request or demand to or upon the any Agent, the Issuing Lender or any Lender shall not be effective until received.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the charges of Intralinks, (b) to pay or reimburse each Lender and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents, (c) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to Chris Plant (Telephone No. (702) 784-7727) (Fax No. (702) 784-7778), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

10.6 Successors and Assigns; Participations and Assignments.

(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

(b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such

Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section 10.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.20, such Participant shall have complied with the requirements of said Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

(c) Any Lender (an “Assignor”) may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any affiliate, Related Fund or Control Investment Affiliate thereof or, with the consent of the Borrower and the Administrative Agent and, in the case of any assignment of Revolving Credit Commitments, the written consent of the Issuing Lender and the Swing Line Lender (which, in each case, shall not be unreasonably withheld or delayed) (provided (x) that no such consent need be obtained by the Administrative Agent or any of its affiliates and (y) the consent of the Borrower need not be obtained with respect to any assignment of Term Loans), to an additional bank, financial institution or other entity (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit Q, executed by such Assignee and such Assignor (and, where the consent of the Borrower or, the Agents or the Issuing Lender or the Swing Line Lender is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender, Related Fund or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 as to the Revolving Credit Facility and $1,000,0000 as to the Term Loan Facility (other than in the case of an assignment of all of a Lender’s interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.19, 2.20 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing. For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.

(d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked “canceled”. The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice. A list of current Lenders will be made available for any Lender who requests same while any amendment to this Agreement is pending.

(e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable in the case of an Assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

(f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law, or, in the case of a Lender which is a fund, to any holders of obligations owned or securities issued by such Lender or to any trustee for, or other representatives of, such holders. No such assignments creating security interest shall require the consent or approval of either the Administrative Agent or Borrower (provided, however, any absolute assignments do require such consent and approval as provided in this Section 10.6).

(g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 10.6(g), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrower may be disclosed only with the Borrower’s consent which will not be unreasonably withheld. This paragraph (g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents, the Arranger and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10.13 Acknowledgments. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Agents and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Agents and the Lenders or among the Borrower and the Lenders.

10.14 Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this

Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant, pledgee or Assignee (each, a “Transferee”) or prospective Transferee that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document. Notwithstanding anything to the contrary in the foregoing sentence or any other express or implied agreement, arrangement or understanding, the parties hereto hereby agree that, from the commencement of discussions with respect to the financing provided hereunder, any party hereto (and each of its employees, representatives, or agents) is permitted to disclose to any and all persons, without limitation of any kind, the tax structure and tax aspects of the transactions contemplated hereby, and all materials of any kind (including opinions or other tax analyses) related to such tax structure and tax aspects.

10.15 Release of Collateral and Guarantee Obligations.

(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall promptly (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.

(b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement and indemnification obligations which are not then due and payable) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrower, the Administrative Agent shall promptly (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

10.16 Accounting Changes. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Change” refers to (a) any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC, the Borrower’s manner of accounting addressed in the preferability letter from the Borrower’s independent auditors to the Borrower in order for such auditor to deliver an opinion to the Borrower’s financial statements required to be delivered pursuant to Section 6.1 without qualification.

10.17 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

10.18 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.19 Gaming Laws. Any other provision of this Agreement or any other Loan Documents to the contrary notwithstanding, all rights, remedies and powers provided in this Agreement and the other Loan Documents, including with respect to the Collateral, may be exercised only to the extent, and in the manner, that the exercise thereof does not violate any applicable Gaming Laws, and only to the extent that required approvals, including prior approvals are obtained from the requisite Gaming Boards. Further, all provisions of this Agreement and the other Loan Documents, including with respect to the Collateral, are intended to be subject to all applicable mandatory provisions of the Gaming Laws and to be limited solely to the extent necessary to not render the provisions of this Agreement and the other Loan Documents invalid or unenforceable, in whole or in part. Administrative Agent will timely apply for and receive all required approvals, and otherwise comply with all rules and regulations, of the applicable Gaming Board for the sale or other disposition of any Collateral, including, without limitation, any interest in any Restricted Subsidiary holding a Gaming License or any gaming property or equipment regulated by Gaming Laws (including any gaming equipment consisting of slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, and all other “gaming devices” (as such terms or words of like import referring thereto are defined in the applicable Gaming Laws), and “associated equipment” as such term or other words of like import referring thereto are defined in applicable Gaming Laws).

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PINNACLE ENTERTAINMENT, INC.,
as Borrower

By:	/s/ Stephen H. Capp
Name:
Title:

S-1

LEHMAN BROTHERS INC.,
as Joint Lead Arranger

By:	/s/ G. ROBERT BERZINS
Name: G. Robert Berzins
Title: Managing Director

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent

By:	/s/ G. ROBERT BERZINS
Name: G. Robert Berzins
Title: Vice President

S-2

BEAR, STEARNS & CO. INC.,
as Joint Lead Arranger

By:	/s/ KEITH C. BARNISH
Name: Keith C. Barnish
Title: Senior Managing Director

BEAR STEARNS CORPORATE LENDING INC.,
as Syndication Agent

By:	/s/ KEITH C. BARNISH
Name: Keith C. Barnish
Title: Executive Vice President

S-3

SOCIETE GENERALE, as Documentation Agent

By:	/s/ CARINA T. HUYNH
Name: Carina T. Huynh
Title: Vice President

S-4

Annex A

PRICING GRID FOR REVOLVING CREDIT LOANS

From the Closing Date through the first Adjustment Date (as defined below) occurring after June 30, 2004, 2.50% for Base Rate Loans and 3.50% for Eurodollar Rate Loans. Thereafter, the margins set forth in the following table shall apply:

Consolidated Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans
Greater than 5.5	3.50%	2.50%
Greater than 4.5 and less than or equal to 5.5	3.25%	2.25%
Greater than 3.5 and less than or equal to 4.5	3.00%	2.00%
Less than or equal to 3.5	2.75%	1.75%

Changes in the Applicable Margin with respect to Revolving Credit Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 5.5,. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio shall for the purposes of this Pricing Grid be deemed to be greater 5.5, respectively. Each determination of the Consolidated Leverage Ratio pursuant to this Pricing Grid shall be made for the periods and in the manner contemplated by Section 7.1(a).

EXHIBIT A TO CREDIT AGREEMENT

FORM OF COLLATERAL ASSIGNMENT OF CONSTRUCTION CONTRACT

This Collateral Assignment of Construction Contract (this “Assignment”) is made as of                     , 2003, by PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company (“Assignor”), to and for the benefit of LEHMAN COMMERCIAL PAPER INC., in its capacity as administrative agent (“Administrative Agent”) for the lenders (collectively, “Lenders”) from time to time party to that certain Credit Agreement executed as of December     , 2003 (the “Credit Agreement”) among Pinnacle Entertainment, Inc., a Delaware corporation (“Borrower”), Lenders and Administrative Agent. Except as otherwise provided in this Assignment, capitalized terms herein shall have the meanings set forth in the Credit Agreement.

A. Assignor has entered into that certain Subsidiary Guaranty dated as of                     , 2003 (“Subsidiary Guaranty”), whereby Assignor, among other things, guaranteed and promised to pay and perform on demand the obligations of Borrower owed to Administrative Agent and the Lenders under the Loan Documents.

B. Borrower and Assignor intend to construct the Lake Charles Project, as defined and described in the Credit Agreement, in Lake Charles, Louisiana on the real property described in Exhibit A attached hereto (the “Land”) .

C. Pursuant to the Credit Agreement, the Lenders have agreed to provide financing for the construction of the Lake Charles Project on the terms and conditions set forth therein. Pursuant to the Credit Agreement, Assignor is required to execute and deliver this Assignment to the Administrative Agent as security for the performance of Assignor’s obligations under the Subsidiary Guaranty.

NOW THEREFORE, Assignor hereby agrees as follows:

1. Assignor hereby assigns, conveys and transfers to Administrative Agent, and grants a security interest to Administrative Agent in and to, as security for Assignor’s obligations under the Subsidiary Guaranty, all of Assignor’s right, title, interest, privilege, benefit and remedies in, to and under the following:

(a) the prime construction contract for the Lake Charles Project dated August 29, 2003, entered into between Manhattan Construction Company (the “Contractor”) and the Assignor, as amended by First Amendment to Standard Form of Agreement Between Owner and Contractor on September 18, 2003, (the “Construction Contract”); and

(b) any and all present and future amendments, modifications, supplements, change orders and addenda to the Construction Contract.

A complete copy of the Construction Contract is attached hereto as Exhibit B.

2. (a) Assignor agrees to obtain and deliver to Administrative Agent, concurrently with its delivery of this Assignment, a Consent to Assignment substantially in the form of Exhibit C hereto (“Consent”) from the Contractor.

(b) This Assignment and the Consent hereto do not relieve Assignor of its obligations under the Construction Contract. Administrative Agent does not hereby assume any of Assignor’s obligations or duties concerning the Construction Contract, including, without limitation, any obligation to pay for the work done pursuant thereto.

3. Upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, Administrative Agent may, at its option, upon written notice to the Contractor, exercise any or all of the rights and remedies granted to Assignor under the Construction Contract as if Administrative Agent had been an original party to the Construction Contract, to the extent permitted by and subject to the Contractor’s Consent attached hereto. Administrative Agent may elect to assume all of the obligations of Assignor under the Construction Contract by giving notice to that effect to the Contractor; provided, however, that Administrative Agent shall cure all defaults of Assignor under the Construction Contract occurring prior to the time Administrative Agent gives such notice to the Contractor, (it being understood that Administrative Agent shall thereafter be responsible for all obligations of Assignor under the Construction Contract).

4. Assignor hereby irrevocably constitutes and appoints Administrative Agent as its attorney-in-fact, which power is coupled with an interest, so that Administrative Agent shall have the right upon the occurrence and during the continuance of an Event of Default under the Credit Agreement to demand, receive and enforce Assignor’s rights with respect to the Construction Contract, to give appropriate receipts, releases and satisfactions for and on behalf of Assignor with regard to the Construction Contract and to do any and all acts in the name of Assignor or in the name of Administrative Agent with regard to the Construction Contract with the same force and effect as Assignor could have done.

5. Assignor hereby represents and warrants to Administrative Agent that its previous assignment, dated as of August 29, 2003, of the Construction Contract to Bank of America, N.A., in its capacity as an administrative agent for the lenders from time to time party to that certain Amended and Restated Credit Agreement executed as of May 12, 2003 among Pinnacle Entertainment, Inc., a Delaware corporation, lenders and the Bank of America, N.A., in its capacity as Administrative Agent, has been terminated and no other assignment has been made, and Assignor agrees not to assign, sell, pledge, transfer or otherwise encumber its interest in the Construction Contract so long as this Assignment is in effect, except as otherwise not prohibited in the Credit Agreement. Assignor represents and warrants that the copy of the Construction Contract provided by Assignor to Administrative Agent is the complete and entire agreement between the parties thereto respecting the construction of the Lake Charles project as of the date of the execution thereof. Assignor agrees not to materially modify the Construction Contract without Administrative Agent’s written consent, except to the extent otherwise permitted in the Credit Agreement.

6. If any provision of this Assignment shall be invalid, illegal or unenforceable, it shall not affect or impair the validity, legality and enforceability of the other provisions of this Assignment. This Assignment may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, except by a written instrument signed by the party against whom enforcement of the waiver, amendment, change, or modification is sought.

7. Assignor shall indemnify and hold harmless Administrative Agent against any liabilities, claims, costs or expenses, including reasonable Attorneys’ Costs, incurred by Administrative Agent as a result of this Assignment or Administrative Agent’s exercise of its rights hereunder, except for liabilities, claims, costs or expenses caused by the gross negligence or willful misconduct of Administrative Agent.

8. This Assignment shall be binding upon Assignor and its successors and assigns, and shall inure to the benefit of Administrative Agent and its successors and assigns. Administrative Agent may assign all or any portion of its interest in the Construction Contract or its rights created hereunder and, in such event, Assignor, at its sole expense, shall promptly execute, acknowledge and deliver such additional documents, instruments and agreements as may be reasonably required by Administrative Agent in connection with any such assignment.

9. Upon the satisfaction of all obligations of Borrower to Administrative Agent and the Lenders under the Credit Agreement, this Assignment shall automatically terminate.

10. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed as of the date first set forth above.

Assignor:

PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company

By:	Pinnacle Entertainment, Inc., its sole member and manager

By:

Name:

Title:

EXHIBIT B TO CREDIT AGREEMENT

FORM OF COLLATERAL ASSIGNMENT OF VESSEL

CONSTRUCTION AGREEMENT

This Collateral Assignment of Vessel Construction Agreement (this “Assignment”) is made as of                     , 2003, by PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company (“Assignor”), to and for the benefit of LEHMAN COMMERCIAL PAPER INC., in its capacity as administrative agent (“Administrative Agent”) for the lenders (collectively, “Lenders”) from time to time party to that certain Credit Agreement executed as of December     , 2003 (the “Credit Agreement”) among Pinnacle Entertainment, Inc., a Delaware corporation (“Borrower”), Lenders and Administrative Agent. Except as otherwise provided in this Assignment, capitalized terms herein shall have the meanings set forth in the Credit Agreement.

A. Assignor has entered into that certain Subsidiary Guaranty dated as of December     , 2003 (“Subsidiary Guaranty”), whereby Assignor, among other things, guaranteed and promised to pay and perform on demand the obligations of Borrower owed to Administrative Agent and the Lenders under the Loan Documents.

B. Borrower and Assignor intend to construct the Lake Charles Project, as defined and described in the Credit Agreement, in Lake Charles, Louisiana.

C. Pursuant to the Credit Agreement, the Lenders have agreed to provide financing for the construction of the Lake Charles Project, including, without limitation, the vessel (the “Vessel”) described in the Vessel Construction Agreement (defined below) on the terms and conditions set forth therein. Pursuant to the Credit Agreement, Assignor is required to execute and deliver this Assignment to the Administrative Agent as security for the performance of Assignor’s obligations under the Subsidiary Guaranty.

NOW THEREFORE, Assignor hereby agrees as follows:

1. Assignor hereby assigns, conveys and transfers to Administrative Agent, and grants a security interest to Administrative Agent in and to, as security for Assignor’s obligations under the Subsidiary Guaranty, all of Assignor’s right, title, interest, privilege, benefit and remedies in, to and under the following:

(a) the Vessel Construction Agreement, dated August 27, 2003, entered into between LEEVAC Industries, LLC (the “Builder”) and the Assignor, as may be amended, (the “Vessel Construction Agreement”); and

(b) any and all present and future amendments, modifications, supplements, change orders and addenda to the Vessel Construction Agreement.

A complete copy of the Vessel Construction Agreement is attached hereto as Exhibit A.

2. (a) Assignor agrees to obtain and deliver to Administrative Agent, concurrently with its delivery of this Assignment, a Consent to Assignment substantially in the form of Exhibit B hereto (“Consent”) from the Builder.

(b) This Assignment and the Consent hereto do not relieve Assignor of its obligations under the Vessel Construction Agreement. Administrative Agent does not hereby assume any of Assignor’s obligations or duties concerning the Vessel Construction Agreement, including, without limitation, any obligation to pay for the work done pursuant thereto.

3. Upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, Administrative Agent may, at its option, upon written notice to the Builder, exercise any or all of the rights and remedies granted to Assignor under the Vessel Construction Agreement as if Administrative Agent had been an original party to the Vessel Construction Agreement, to the extent permitted by and subject to the Builder’s Consent attached hereto. Administrative Agent may elect to assume all of the obligations of Assignor under the Vessel Construction Agreement by giving notice to that effect to the Builder; provided, however, that Administrative Agent shall cure all defaults of Assignor under the Vessel Construction Agreement occurring prior to the time Administrative Agent gives such notice to the Builder, (it being understood that Administrative Agent shall thereafter be responsible for all obligations of Assignor under the Vessel Construction Agreement).

4. Assignor hereby irrevocably constitutes and appoints Administrative Agent as its attorney-in-fact, which power is coupled with an interest, so that Administrative Agent shall have the right upon the occurrence and during the continuance of an Event of Default under the Credit Agreement to demand, receive and enforce Assignor’s rights with respect to the Vessel Construction Agreement, to give appropriate receipts, releases and satisfactions for and on behalf of Assignor with regard to the Vessel Construction Agreement and to do any and all acts in the name of Assignor or in the name of Administrative Agent with regard to the Vessel Construction Agreement with the same force and effect as Assignor could have done.

5. Assignor hereby represents and warrants to Administrative Agent that its previous assignment, dated as of August 29, 2003, of the Vessel Construction Agreement to Bank of America, N.A., in its capacity as an administrative agent for the lenders from time to time party to that certain Amended and Restated Credit Agreement executed as of May 12, 2003 among Pinnacle Entertainment, Inc., a Delaware corporation, lenders and the Bank of America, N.A., in its capacity as Administrative Agent, has been terminated and no other assignment has been made that has not been heretofore terminated, and Assignor agrees not to assign, sell, pledge, transfer or otherwise encumber its interest in the Vessel Construction Agreement so long as this Assignment is in effect, except as otherwise not prohibited in the Credit Agreement. Assignor represents and warrants that the copy of the Vessel Construction Agreement attached hereto as Exhibit B is the complete and entire agreement between the parties thereto respecting the construction of the vessel as of the date of the execution thereof. Assignor agrees not to materially modify the Vessel Construction Agreement without Administrative Agent’s written consent, except to the extent otherwise permitted in the Credit Agreement.

6. If any provision of this Assignment shall be invalid, illegal or unenforceable, it shall not affect or impair the validity, legality and enforceability of the other provisions of this Assignment. This Assignment may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, except by a written instrument signed by the party against whom enforcement of the waiver, amendment, change, or modification is sought.

7. Assignor shall indemnify and hold harmless Administrative Agent against any liabilities, claims, costs or expenses, including reasonable Attorneys’ Costs, incurred by Administrative Agent as a result of this Assignment or Administrative Agent’s exercise of its rights hereunder, except for liabilities, claims, costs or expenses caused by the gross negligence or willful misconduct of Administrative Agent.

8. This Assignment shall be binding upon Assignor and its successors and assigns, and shall inure to the benefit of Administrative Agent and its successors and assigns. Administrative Agent may assign all or any portion of its interest in the Vessel Construction Agreement or its rights created hereunder and, in such event, Assignor, at its sole expense, shall promptly execute, acknowledge and deliver such additional documents, instruments and agreements as may be reasonably required by Administrative Agent in connection with any such assignment.

9. Upon the satisfaction of all obligations of Borrower to Administrative Agent and the Lenders under the Credit Agreement, this Assignment shall automatically terminate.

10. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed as of the date first set forth above.

Assignor:

PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company

By:	Pinnacle Entertainment, Inc., its sole member and manager

By:

Name:

Title:

EXHIBIT C TO CREDIT AGREEMENT

FORM OF COLLATERAL ASSIGNMENT OF COOPERATIVE ENDEAVOR

DEVELOPMENT AGREEMENT

THIS COLLATERAL ASSIGNMENT OF COOPERATIVE ENDEAVOR DEVELOPMENT AGREEMENT (“Assignment”) is made as of the                     , 2003 by and among PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company (“Assignor”), Lehman Commercial Paper Inc. (in its capacity as administrative agent (“Administrative Agent”) for the lenders (collectively, the “Lenders”) from time to time parties to that certain Credit Agreement executed as of December     , 2003 (“Credit Agreement”) by and among Pinnacle Entertainment, Inc., a Delaware corporation (“Borrower”), the Lenders and Administrative Agent), the LAKE CHARLES HARBOR & TERMINAL DISTRICT, a political subdivision of the State of Louisiana (“District”), the CALCASIEU PARISH POLICE JURY, a governmental entity and the governing authority for the Parish of Calcasieu (“Parish”) and the CITY OF LAKE CHARLES, LOUISIANA (“City”) (the District, the Parish and the City being sometimes collectively referred to herein as the “Governmental Parties”) with reference to the following facts:

RECITALS

A.	In connection with the development of certain real property located in the City Of Lake Charles, Louisiana, as described on Exhibit A attached hereto and incorporated herein by this reference (the “Property”), Borrower (under its former name Hollywood Park, Inc.), the District, the Parish and the City have entered into that certain Cooperative Endeavor Development Agreement, dated as of November 8, 1999, as amended by an Amendment thereto dated as of April 22, 2003, (as further may be amended, the “Cooperative Agreement”).

B.	Assignor currently holds a ground leasehold interest in the Property (collectively with certain options to acquire additional leaseholds in the Property, the “Leasehold”), and pursuant to that certain Assignment dated as of August 20, 2003 made by the Borrower in favor of the Assignor, Borrower has assigned all of its rights and powers under the Cooperative Agreement and all related documents to Assignor.

C.	The Cooperative Agreement, together with any other documents and instruments executed by the Governmental Parties, the Borrower and/or the Assignor pursuant to the Cooperative Agreement, including, without limitation, that certain Head Tax Agreement, dated December , 2003 shall be referred to herein collectively as the “Cooperative Agreement Related Documents.”

D.	Pursuant to the Credit Agreement, the Lenders have agreed to make certain credit facilities available to the Borrower, for the purpose of, among other things, the development of the Property.

E.

The Borrower’s obligations under the Credit Agreement are secured, among other things, by that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Collateral Assignment of Proceeds made by Assignor as of December     , 2003 in favor of Administrative Agent (as may hereafter be amended, modified, supplemented or replaced from time to time, the “Mortgage”), which will be recorded against the Leasehold. The Credit Agreement and the Mortgage and all other documents signed in connection therewith or defined in the Credit Agreement, as a “Loan Document”, and any and all other present or future amendments, modifications, and supplements thereto or replacements thereof, shall be referred to herein, collectively, as the “Loan Documents.”

F.	As a condition to the Lenders making the credit facilities available under the Credit Agreement, Administrative Agent has required a collateral assignment from Assignor of all of its rights under the Cooperative Agreement Related Documents.

NOW, THEREFORE, the parties agree as follows:

1. ASSIGNMENT. As additional collateral for the Borrower’s obligations under the Loan Documents, Assignor hereby assigns to Administrative Agent all of the rights and powers of Assignor, and its successors and assigns, under the Cooperative Agreement Related Documents, it being understood that the rights of the Administrative Agent or any designee thereof shall be no greater than those of the Assignor under the Cooperative Agreement Related Documents.

2. CERTAIN AGREEMENTS OF ASSIGNOR. Assignor shall perform and observe in a timely manner all conditions and obligations on the part of Assignor to be performed or observed under the Cooperative Agreement Related Documents. Assignor will not enter into any modification of any of the Cooperative Agreement Related Documents without the Administrative Agent’s prior written consent, and will promptly notify Administrative Agent in writing of any consents or other approvals which it receives from any of the Governmental Parties under the Cooperative Agreement Related Documents. Assignor will immediately notify Administrative Agent if it receives a notice of non-compliance or notice of default under any of the Cooperative Agreement Related Documents from any of the Governmental Parties. Assignor authorizes Administrative Agent to cure any event of non-compliance or default, to the same extent as Assignor may cure such event of non-compliance or default, specified in any notice of non-compliance or notice of default which Assignor may receive under any of the cooperative Agreement Related Documents.

3. ESTOPPEL. The Assignor, the District, the Parish and the City each hereby certifies to Administrative Agent as follows:

a. The Cooperative Agreement is currently in full force and effect without any further amendment or supplement, accurate and complete copies of the Cooperative Agreement and the other Cooperative Agreement Related Documents are attached as Exhibit 1 to an unrecorded copy of this Assignment delivered by the parties hereto to the Administrative Agent, and neither Assignor, District, Parish nor City has previously assigned any of their respective rights, title or interests under the Cooperative Agreement Related Documents; and

b. To the best of their knowledge, there is no uncured default or event of non-compliance (or uncured event which with the giving of notice or passage of time or both would constitute a default or non-compliance) under the Cooperative Agreement or the other Cooperative Agreement Related Documents, and neither Assignor, District, Parish nor City has given any notice of non-compliance or notice of default under the Cooperative Agreement or any other Cooperative Agreement Related Documents.

4. AGREEMENTS AND APPROVALS BY THE GOVERNMENTAL PARTIES. Notwithstanding anything to the contrary contained in the Cooperative Agreement or other Cooperative Agreement Related Documents, District, Parish and City each agree to the following provisions:

a. Each of the Governmental Parties hereby acknowledges the assignment by Assignor of all of its rights, title and interests under the Cooperative Agreement and the other Cooperative Agreement Related Documents to Administrative Agent as additional collateral for the Borrower’s obligations under the Loan Documents and, to the extent such consent is required under the terms of the Cooperative Agreement Related Documents and applicable law, consents thereto.

b. Each of the Governmental Parties hereby approves of and consents to in advance a transfer of all or any portion of the Property to Administrative Agent or Administrative Agent’s successors, assigns or nominees (herein, a “Permitted Transferee”) pursuant to the exercise of the rights granted to Administrative Agent under the Loan Documents, including, without limitation, to the successful bidder at any foreclosure or sale held to foreclose the Mortgage, or to any other transferee by reason of a deed or assignment in lieu of foreclosure, or otherwise pursuant to the rights granted under any such instruments. Notwithstanding anything herein to the contrary, the Administrative Agent has no obligation or liability for any of the obligations and liabilities of Borrower or Assignor under the Cooperative Agreement Related Documents, and shall have no such obligation or liability, unless and until the Administrative Agent acquires title to the Leasehold or the Property through foreclosure or similar proceedings, provided that any Permitted Transferee of the Administrative Agent shall assume, by documents reasonably acceptable to the Governmental Parties, the obligations of the Assignor under the Cooperative Agreement Related Documents concurrently with its acquisition of the interests of the Assignor under the Leasehold.

c. Each of the Governmental Parties agrees to deliver any notice or demand with respect to any event of default or other event of breach or non-compliance by Assignor under any of the Cooperative Agreement Related Documents to Administrative Agent in accordance with the notice provisions set forth below at the same time such notice or demand is delivered to Assignor. The Governmental Parties acknowledge that the Assignor is not permitted to enter into any modification of any of the Cooperative Agreement Related Documents without Administrative Agent’s prior written consent, and agree that they will endeavor to Administrative Agent a copy of each consent and other approval which each of the Governmental Parties gives to Assignor under any of the Cooperative Agreement Related Documents (but will not incur any liability for any inadvertent failure to do so).

d. Each of the Governmental Parties agrees that the Administrative Agent (insofar as the right’s of Governmental Parties are concerned) shall have the right, at its option, within a reasonable period of time, but not in excess of twenty business days in the case of any failure to pay money, after its receipt of any notice or demand with respect to any event of default or other event of breach of non-compliance by Assignor under any of the Cooperative Agreement Related Documents, to cure or remedy or commence to cure or remedy any default and to add the cost there of to the lien of the Mortgage. If such default shall be of a nature or type which can only be reasonably remedied or cured by Administrative Agent upon obtaining possession of the Property, or applicable portion thereof, and Administrative Agent seeks to obtain possession with diligence, through appointment of a receiver or otherwise, Administrative Agent shall have such a reasonable period of time after so obtaining possession to cure such default; provided further, that so long as Administrative Agent commences the cure or remedy of such default within a reasonable period of time and thereafter diligently and with reasonable continuity prosecutes such cure or remedy to completion as soon as reasonably practicable, Administrative Agent shall have the right to continue to prosecute any cure or remedy.

e. The Governmental Parties agree that if Administrative Agent or any Permitted Transferee acquires title to the Property or any portion thereof pursuant to the exercise of the rights granted to Administrative Agent pursuant to the Loan Documents, including, without limitation, to the successful bidder at any foreclosure or sale held to foreclose under the Mortgage, or to any other transferee by reason of a deed or assignment in lieu of foreclosure, or otherwise pursuant to the rights granted under any such instruments, Administrative Agent or such transferee shall not be liable for any prior defaults by Assignor or any of the obligations and liabilities of Assignor (including, without limitation, indemnity and defense obligations) in connection with the Property or under any of the Cooperative Agreement Related Documents, and not be obligated to construct, alter, repair, replace, operate or maintain any improvements or assume any obligation or liability under any of the Cooperative Agreement Related Documents; and only be liable to the extent of its interest in the portion of the Property owned by it, and not be liable after it conveys the portion of the Property owned by it to another person or entity.

f. Nothing contained herein or in the Cooperative Agreement Related Documents shall (i) impair the exercise by Administrative Agent at any time of any and all remedies under the Loan Documents, including, without limitation, commencement, prosecution and completion of foreclosure proceedings or acceptance of a deed or assignment in lieu of foreclosure, or (ii) impair, defeat or render invalid the lien of the Mortgage.

5. NOTICES. All notices or other communications required or permitted to be given pursuant to the provisions of this Assignment shall be in writing and shall be considered as properly given if delivered personally or sent by first class U.S. mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective upon receipt at the addresses set forth below. For purposes of notice, the addresses of the parties shall be:

If to Assignor:	PNK (Lake Charles), L.L.C.
Suite 1800
3800 Howard Hughes Parkway
Las Vegas, Nevada 89109

If to Administrative Agent:	Lehman Commercial Paper Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Andrew Keith
Telecopier:

If to the Parish:	Calcasieu Parish Police Jury
1015 Pithon Street
Lake Charles, Louisiana 70601
Attention: President
Telecopier: (337) 437-3399

by Mail:	Calcasieu Parish Police Jury
P.O. Drawer 1583
Lake Charles, Louisiana 70602
Attention: President

with a copy to:	Parish Administrator
Calcasieu Parish Police Jury
1015 Pithon Street
Lake Charles, Louisiana 70601
Telecopier: (337) 437-3399

by Mail:	Parish Administrator
Calcasieu Parish Police Jury
P.O. Drawer 1583
Lake Charles, Louisiana 70602

If to the District:	Lake Charles Harbor & Terminal District
150 Marine Street
Lake Charles, Louisiana 70601
Attention: President
Telecopier: (337) 493-3523

by Mail:	Lake Charles Harbor & Terminal District
P.O. Box 3753
Lake Charles, Louisiana 70602
Attention: President

with a copy to:	Port Director
Lake Charles Harbor & Terminal District
150 Marine Street
Lake Charles, Louisiana 70601
Telecopier: (337) 493-3523

by Mail:	Port Director
Lake Charles Harbor & Terminal District
P.O. Box 3753
Lake Charles, Louisiana 70602

If to the City:	City Of Lake Charles
326 Pujo Street
Lake Charles, Louisiana 70601
Attention: Mayor
Telecopier: (337) 491-1206

by Mail:	City of Lake Charles
P.O. Box 900
Lake Charles, Louisiana 70602
Attention: Mayor

with a copy to:	President, Lake Charles City Council
326 Pujo Street
Lake Charles, Louisiana 70601
Telecopier: (337) 491-1463

by Mail:	President, Lake Charles City Council
P.O. Box 1178
Lake Charles, Louisiana 70602

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other parties in the manner set forth above.

6. ASSIGNMENT BY ADMINISTRATIVE AGENT. The Governmental Parties and Assignor acknowledge and agree that Administrative Agent shall have the right to transfer its interest in and rights under this Assignment to any party which Administrative Agent may elect to nominate to acquire, subject to the approval of the Governmental Parties (which approval shall not be unreasonably withheld, conditioned or delayed) and hold title on Administrative Agent’s behalf, or to the successful bidder at any foreclosure sale held to foreclose the Mortgage, or to any other transferee by reason of a deed or assignment in lieu of foreclosure, provided, however, that any such transferee which intends to operate the Improvements shall hold an appropriate gaming license issued by the Louisiana Gaming Control Board.

7. LIMITATION. This Assignment shall not cause Administrative Agent to be a mortgagee in possession or in any manner responsible for the performance of any acts or failure to act on the part of Assignor, or its successors or assigns.

8. DEFAULT. As between Assignor and Administrative Agent, this Assignment shall constitute one of the Loan Documents, any event of default under the Loan Documents shall constitute an event of default hereunder, and any event of default hereunder shall constitute an event of default under the Loan Documents.

9. GOVERNING LAW. The validity of this Assignment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of Louisiana.

10. SEVERABILITY. Any provision in this Assignment that is held to be inoperative, unenforceable or invalid as to any party or circumstance or in any jurisdiction shall, as to that party or circumstance or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or circumstance or in any other jurisdiction, and to this end the provisions of this Assignment are declared to be severable.

11. ATTORNEY’S FEES. In the event it becomes necessary for either Administrative Agent or any Of the Governmental Parties to commence any proceedings or actions to enforce, interpret or declare rights under the provisions of this Assignment, the court or body in such actions or proceedings may award to the prevailing party all costs and expenses thereof, including, but not limited to reasonable attorney’s fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

12. SUCCESSORS AND ASSIGNS. This Assignment shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, receivers, trustees (including trustees under section 11 of the United States Code), successors and assigns of Assignor, Administrative Agent and each of the Governmental Parties.

13. FURTHER ASSURANCES. Each party hereto shall execute, acknowledge and deliver to each other party all documents, and shall take all actions, reasonably required by such other party from time to time to confirm or effect the matters set forth herein, or otherwise to carry out the purposes of this Assignment.

14. TERMINATION. This Assignment, and the rights of Administrative Agent hereunder, will terminate upon payment in full of the obligations under the Credit Agreement and the full release and reconveyance of the Mortgage as to all of the Property. The Administrative Agent shall promptly reply to any inquiry from the other parties hereto as to whether this Assignment has been so terminated.

15. COUNTERPARTS. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument.

16. NONLIABILITY OF OFFICERS. No officer, official, member, employee, agent, or representative of each of the Governmental Parties shall be personally liable to Administrative Agent or Assignor, or any successor in interest, in the event of any default or breach by any of the Governmental Entities for any amount which may become due to Assignor or Administrative Agent or successor pursuant to the Cooperative Agreement Related Documents under the terms of this Assignment.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

“Assignor”	“Administrative Agent”

PNK (LAKE CHARLES), L.L.C. a Louisiana limited liability company	Lehman Commercial Paper Inc.

By:	By:

Name:	Name:	Andrew Keith

Its:	Title:	Administrative Agent

By:

Name:

Its:

“District”	“Parish”

LAKE CHARLES HARBOR & TERMINAL DISTRICT	CALCASIEU PARISH POLICE JURY

By:	By:

Name:	Name:

Its:	Its:

By:	By:

Name:	Name:

Its:	Its:

“City”

CITY AKE CHARLES, LOUISIANA

By:

Name:

Its:

By:

Name:

Its:

ACKNOWLEDGEMENT

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for said County and State, personally came and appeared                                 , to me known, who declared and acknowledged to me, Notary, and the undersigned competent witnesses that he is the                      of the                     , that as such duly authorized officer, by and with the authority of the Board of Directors of said Corporation he signed and executed the foregoing instrument, as the free and voluntary act and deed of said corporation, for and on behalf of said corporation and for the objects and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal and the said appear and the said witnesses have hereunto affixed their signatures this the                  day of                     , 2003.

WITNESSES:

NOTARY PUBLIC

ACKNOWLEDGEMENT

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for said County and State, personally came and appeared                     , to me known, who declared and acknowledged to me, Notary, and the undersigned competent witnesses that he is the                      of the                     , that as such duly authorized officer, by and with the authority of the Board of Directors of said Corporation he signed and executed the foregoing instrument, as the free and voluntary act and deed of said corporation, for and on behalf of said corporation and for the objects and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal and the said appear and the said witnesses have hereunto affixed their signatures this the                  day of                     , 2003.

WITNESSES:

NOTARY PUBLIC

ACKNOWLEDGEMENT

STATE OF LOUISIANA

PARISH OF CALCASIEU

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for said Parish and State, personally came and appeared                     , to me known, who declared and acknowledged to me, Notary, and the undersigned competent witnesses that he is the                      of the                     , that as such duly authorized officer, by and with the authority of the Board of Directors of said Corporation he signed and executed the foregoing instrument, as the free and voluntary act and deed of said corporation, for and on behalf of said corporation and for the objects and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal and the said appear and the said witnesses have hereunto affixed their signatures this the                  day of                     , 2003.

WITNESSES:

NOTARY PUBLIC

ACKNOWLEDGEMENT

STATE OF LOUISIANA

PARISH OF CALCASIEU

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for said Parish and State, personally came and appeared                     , to me known, who declared and acknowledged to me, Notary, and the undersigned competent witnesses that he is the                      of the                    , that as such duly authorized officer, by and with the authority of the Board of Directors of said Corporation he signed and executed the foregoing instrument, as the free and voluntary act and deed of said corporation, for and on behalf of said corporation and for the objects and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal and the said appear and the said witnesses have hereunto affixed their signatures this the                  day of                     , 2003.

WITNESSES:

NOTARY PUBLIC

ACKNOWLEDGEMENT

STATE OF LOUISIANA

PARISH OF CALCASIEU

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for said Parish and State, personally came and appeared                     , to me known, who declared and acknowledged to me, Notary, and the undersigned competent witnesses that he is the                      of the                     , that as such duly authorized officer, by and with the authority of the Board of Directors of said Corporation he signed and executed the foregoing instrument, as the free and voluntary act and deed of said corporation, for and on behalf of said corporation and for the objects and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal and the said appear and the said witnesses have hereunto affixed their signatures this the                  day of                     , 2003.

WITNESSES:

NOTARY PUBLIC

EXHIBIT D TO CREDIT AGREEMENT

FORM OF COLLATERAL ASSIGNMENT OF ARCHITECT’S CONTRACT

This Collateral Assignment of Architect’s Contract (this “Assignment”) is made as of                     , 2003, by Pinnacle Entertainment, Inc., a Delaware corporation, and PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company (collectively, “Assignor”), to and for the benefit of Lehman Commercial Paper Inc., in its capacity as administrative agent (“Administrative Agent”) for the several lenders (collectively, “Lenders”) from time to time parties to that certain Credit Agreement executed as of December         , 2003 (the “Credit Agreement”) among Pinnacle Entertainment, Inc., a Delaware corporation (“Borrower”), lenders and Administrative Agent. Except as otherwise provided in this Assignment, capitalized terms herein shall have the meanings set forth in the Credit Agreement.

A. Assignor has entered into that certain Subsidiary Guaranty dated as of an even date herewith (“Subsidiary Guaranty”), whereby Assignor, among other things, guaranteed and promised to pay and perform on demand the obligations of Borrower owed to Administrative Agent and the Lenders under the Loan Documents.

B. Borrower and Assignor intend to construct the Lake Charles Project, as defined and described in the Credit Agreement, in Lake Charles, Louisiana on the real property described in Exhibit A attached hereto (the “Land”).

C. Pursuant to the Credit Agreement, the Lenders have agreed to provide financing for the construction of the Lake Charles Project on the terms and conditions set forth therein. Pursuant to the Credit Agreement, Assignor is required to execute and deliver this Assignment to the Administrative Agent as security for the performance of Assignor’s obligations under the Subsidiary Guaranty.

NOW THEREFORE, Assignor hereby agrees as follows:

1. Assignor hereby assigns, conveys and transfers to Administrative Agent, and grants a security interest to Administrative Agent in and to, as security for Assignor’s obligations under the Subsidiary Guaranty, all of Assignor’s right, title, interest, privilege, benefit and remedies in, to and under the following:

(a) the prime architectural contract (A1A Document B151-1997) for the Lake Charles Project entered into between Bergman, Walls and Associates, Ltd. (the “Architect”) and the Assignor, as may be amended, (the “Architectural Contract”);

(b) all plans, specifications and drawings with respect to the Land (the “Project Plans”), which shall include, without limitation, the plans, specifications and drawings for any and all improvements, streets, sewers, water and drainage and all tentative and final tract maps pertaining to the Land;

(c) any and all present and future amendments, modifications, supplements, change orders and addenda to the Architectural Contract or the Project Plans.

A complete copy of the Project Plans shall be provided to Administrative Agent concurrently with delivery of this Assignment. A complete copy of the Architectural Contract is attached hereto as Exhibit B.

2. (a) Assignor agrees to obtain and deliver to Administrative Agent, concurrently with its delivery of this Assignment, a Consent to Assignment substantially in the form of Exhibit C hereto (“Consent”) from the Architect.

(b) This Assignment and the Consent hereto do not relieve Assignor of its obligations under the Architectural Contract and the Project Plans. Administrative Agent does not hereby assume any of Assignor’s obligations or duties concerning the Architectural Contract or the Project Plans, including, without limitation, any obligation to pay for the work done pursuant thereto.

3. Upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, Administrative Agent may, at its option, upon written notice to the Architect, exercise any or all of the rights and remedies granted to Assignor under the Architectural Contract or Project Plans as if Administrative Agent had been an original party to the Architectural Contract or Project Plans, to the extent permitted by and subject to the Architect’s Consent attached hereto. Administrative Agent may elect to assume all of the obligations of Assignor under the Architectural Contract and Project Plans by giving notice to that effect to the Architect; provided, however, that Administrative Agent shall cure all defaults of Assignor under the Architectural Contract or Project Plans occurring prior to the time Administrative Agent gives such notice to the Architect, (it being understood that Administrative Agent shall thereafter be responsible for all obligations of Assignor under the Architectural Contract).

4. Assignor hereby irrevocably constitutes and appoints Administrative Agent as its attorney-in-fact, which power is coupled with an interest, so that Administrative Agent shall have the right upon the occurrence and during the continuance of an Event of Default under the Credit Agreement to demand, receive and enforce Assignor’s rights with respect to the Architectural Contract and Project Plans, to give appropriate receipts, releases and satisfactions for and on behalf of Assignor with regard to the Architectural Contract or Project Plans and to do any and all acts in the name of Assignor or in the name of Administrative Agent with regard to the Architectural Contract or Project Plans with the same force and effect as Assignor could have done.

5. Assignor hereby represents and warrants to Administrative Agent that its previous assignment, dated as of August 29, 2003, of the Architectural Contract or Project Plans to Bank of America, N.A., in its capacity as administrative agent for the lenders from time to time party to that certain Amended and Restated Loan Agreement executed as of May 12, 2003 among Pinnacle Entertainment, Inc., a Delaware corporation, lenders and the Bank of America, N.A., in its capacity as Administrative Agent, has been terminated and no other assignment has been made that has not been heretofore terminated, and Assignor agrees not to assign, sell, pledge, transfer or otherwise encumber its interest in the Architectural Contract or Project Plans so long as this Assignment is in effect, except as otherwise not prohibited in the Credit Agreement. Assignor represents and warrants that the copy of the Architectural Contract attached hereto as Exhibit B is the complete and entire agreement between the parties thereto respecting the architectural plans for the Lake Charles Project as of the date of the execution thereof. Assignor agrees not to materially modify the Architectural Contract or the Project Plans without Administrative Agent’s written consent, except to the extent otherwise not prohibited in the Credit Agreement.

6. If any provision of this Assignment shall be invalid, illegal or unenforceable, it shall not affect or impair the validity, legality and enforceability of the other provisions of this Assignment. This Assignment may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, except by a written instrument signed by the party against whom enforcement of the waiver, amendment, change, or modification is sought.

7. Assignor shall indemnify and hold harmless Administrative Agent against any liabilities, claims, costs or expenses, including reasonable Attorneys’ Costs, incurred by Administrative Agent as a result of this Assignment or Administrative Agent’s exercise of its rights hereunder, except for liabilities, claims, costs or expenses caused by the gross negligence or willful misconduct of Administrative Agent.

8. This Assignment shall be binding upon Assignor and its successors and assigns, and shall inure to the benefit of Administrative Agent and its successors and assigns. Administrative Agent may assign all or any portion of its interest in the Architectural Contract or Project Plans or its rights created hereunder and, in such event, Assignor, at its sole expense, shall promptly execute, acknowledge and deliver such additional documents, instruments and agreements as may be reasonably required by Administrative Agent in connection with any such assignment.

9. Upon the satisfaction of all obligations of Borrower to Administrative Agent and the Lenders under the Credit Agreement, this Assignment shall automatically terminate.

10. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed as of the date first set forth above.

Assignor:

PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company

By:	Pinnacle Entertainment, Inc., its sole member and manager

By:

Name:

Title:

EXHIBIT E TO CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

To:	LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

This Compliance Certificate is delivered with reference to that Credit Agreement dated as of December 17, 2003, among Pinnacle Entertainment, Inc., a Delaware corporation (“Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, Societe Generale, as documentation agent, Lehman Brothers Inc. and Bear, Stearns & Co. Inc., as joint lead arrangers and joint book runners, Bear Stearns Corporate Lending Inc., as syndication agent and Lehman Commercial Paper Inc., as Administrative Agent (as amended, extended, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement and not otherwise defined in this Compliance Certificate (“Certificate”) shall have the meanings defined for them in the Credit Agreement. Section references herein relate to the Credit Agreement unless stated otherwise.

This Certificate is delivered in accordance with Section 6.2 of the Credit Agreement by a Responsible Officer of the Borrower. This Certificate is delivered with respect to the consecutive four fiscal quarter period ending                     , 20     (the “Compliance Period”). Computations indicating compliance with respect to the covenants contained in Sections 7.1, 7.2, 7.3, 7.5, 7.6, 7.7 and 7.16 of the Credit Agreement are set forth below:

I. Section 7.1(a) –Consolidated Leverage Ratio. As of the last day of the Compliance Period (the “Determination Date”), the Consolidated Leverage Ratio was             :1.00.

Maximum Permitted: :1.00[1]

Consolidated Leverage Ratio for any period is computed as follows:

(i) Consolidated Total Debt as of the Determination Date:	$	__________

minus (ii) the existing balance in the Completion Reserve Account as of the Determination Date:	($	__________	)

(a) equals [(i) - (ii)]	$	__________

divided by (b) Annualized Adjusted EBITDA as of the Determination Date (as calculated in Appendix I to this Certificate):	$	__________

Consolidated Leverage Ratio equals [(a) ÷ (b)]		____:1.00

[1]	Insert maximum permitted ratio applicable to the Determination Date as set forth in Section 7.1(a) of the Credit Agreement.

II. Section 7.1(b) – Consolidated Fixed Charge Coverage Ratio. As of the Determination Date, the Consolidated Fixed Charge Coverage Ratio was             :1.00.

Minimum Requirement: :1.00[2]

Consolidated Fixed Charge Coverage Ratio for any period is computed as follows:

(a) the sum of (i) Annualized Adjusted EBITDA as of the Determination Date (as calculated in Appendix I to this Certificate)	$	__________

minus (ii) the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during the Compliance Period on account of Capital Expenditures (other than Capital Expenditures under Sections 7.16(a), (b) and (c) of the Credit Agreement):	($	__________	)

(a) equals [(i) - (ii)]	$	__________

divided by (b) the Consolidated Fixed Charges for the Compliance Period (which is the sum of (x), (y) and (z) set forth below):

(x)(1) Consolidated Interest Expense (net of interest income) (as calculated in Appendix I of this Certificate)	$	__________

plus (y) cash income taxes paid/payable by the Borrower and its Restricted Subsidiaries (net of tax funds received)[3]	$	__________

plus (z) scheduled payments made on account of principal of Indebtedness of the Borrower or any of its Restricted Subsidiaries (including scheduled principal payments in respect of the Term Loans)	$	__________

(b) equals [(x) + (y) + (z)]	$	__________

Consolidated Fixed Charge Coverage Ratio equals [(a) ÷ (b)]		____:1.00

[2]	Insert minimum required ratio applicable to the Determination Date as set forth in Section 7.1(b) of the Credit Agreement.

[3]	Cash income taxes for the Compliance Period ending on or before June 30, 2004, should be reduced (but not below zero) by the amount of all tax refunds received during the fiscal year which ended December 31, 2003, without regard to the period to which such tax funds relate.

III. Section 7.1(c) – Consolidated Senior Debt Ratio. As of the Determination Date, the Consolidated Senior Debt Ratio was             :1:00.

Maximum Permitted: :1:00[4]

Consolidated Senior Debt Ratio is computed as follows:

(a) Consolidated Senior Debt as of the Determination Date (all Consolidated Total Debt other than Subordinated Obligations):	$	__________

minus (b) the existing balance contained in the Completion Reserve Account as of the Determination Date:	($	__________	)

divided by (c) Annualized Adjusted EBITDA as of the Determination Date (as calculated in Appendix I of this Certificate)	$	__________

equals Consolidated Senior Debt Ratio [([a]-[b]) ÷ (c) ]	$	__________

IV. Section 7.1(d) – Liquidity Requirement.

The sum of A, B and C must be more than D.

A. Undrawn portion of the Revolving Credit Commitments and the Term Loan Commitments as of the Determination Date was $                        .

B. Balance Contained in the Completion Reserve Account as of the Determination Date was $                        .

C. Excess Cash as of the Determination Date was $                        .

Total of amounts in A, B and C is equal to $                         .

D. The remaining unexpected Construction Budget (excluding all related interest expense during construction) for the Lake Charles Project was $                        .

V. Section 7.2 – Indebtedness. As of the Determination Date:

A. Aggregate principal amount of Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g), was $                        .

Maximum Permitted:                         $35,000,000

B. Aggregate amount, if any, of New Subordinated Obligations under Section 7.2(g) was $                        .

[4]	Insert maximum permitted ratio as set forth in Section 7.1(c) of the Credit Agreement.

C. Aggregate amount, if any, of New Subordinated Obligations and/or Permitted Refinancing Obligations under Section 7.2(h) was $                        .

D. Aggregate amount of Guaranty Obligations with respect to standby letters of credit in compliance with Section 7.2(i) was $                        .

Maximum Permitted: $4,500,000

E. Aggregate amount of Guaranty Obligations with respect to commercial letters of credit in compliance with Section 7.2(i) was $                        .

Maximum Permitted:                         $15,000,000

VI. Section 7.5 – Disposition of Property. As of the Determination Date:

A. The aggregate value of Dispositions of Property permitted by Section 7.5(h) of the Credit Agreement, in any one transaction or a series of related transactions was:

Dispositions of Property in any one transaction or a series of related transactions	Value of Dispositions

	$	____________

	$	____________

	$	____________

	$	____________

Maximum Permitted for Each Transaction                         $5,000,000

B. The aggregate value of Dispositions of Property permitted by Section 7.5(h) of the Credit Agreement, for the Fiscal Year (or portion thereof) ending on the Determination Date was $                        .

Maximum Permitted                         $15,000,000

C. The aggregate value of Dispositions of Property not otherwise permitted by Section 7.5(h) of the Credit Agreement, made since the Closing Date was $                        .

Maximum Permitted                         $25,000,000

VII. Section 7.6 – Restricted Payments. As of the Determination Date:

A. The aggregate amount of Approved Stock Purchases was $                        .

Maximum Permitted                         $21,000,000

B. The aggregate amount, if any, of Redemptions of Capital Stock of the Borrower (to the extent required by any Gaming Board to prevent a License Revocation) during the Compliance Period was $                        .

C. The aggregate principal amount of the repurchase or redemption of common stock or common stock options of Borrower owned by present or former employees of the Borrower or any Subsidiary (net of any proceeds received by the Borrower subsequent to the date hereof in connection with resales of any common stock or common stock options so purchased) pursuant to Section 7.6(e) during the fiscal year, was $                        .

Maximum Permitted                         $1,000,000

VIII. Section 7.7 – Investments.

A. Loans and advances to employees of the Borrower or any Restricted Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and Restricted Subsidiaries of the Borrower at any one time outstanding was $                        .

Maximum Permitted:                         $5,000,000

B. The Maximum Argentina Investment Amount made after the Closing Date was $                        .5

C. The aggregate amount outstanding at any time (valued at cost) of Investments by the Borrower or any of its Subsidiaries permitted under Section 7.7(k) was $                        .

Maximum Permitted:                         $10,000,0006

IX. Section 7.16 – Capital Expenditures.

A. As of the Determination Date, the aggregate amount of Capital Expenditures (including capitalized interest and capitalized pre-opening expenses) associated with the Lake Charles Project, whether made prior to or after the Closing Date, was $                        .

Maximum Permitted:                         $325,000,0007

[5]	Maximum Argentina Investment Amount, which is the sum of (a) $1,500,000; plus (b) all amounts received by Borrower or any Restricted Subsidiary as Argentina Receipts after the Closing Date through such Date of Determination, minus (c) all Reclassified Argentina Receipts.

[6]	Provided that not more than $4,000,000 of such Investments shall be in Unrestricted Subsidiaries.

[7]	Provided that the Lake Charles Budget may be increased in an amount not to exceed $20,000,000 upon consultation with and approval of the Administrative Agent.

B. As of the Determination Date, the aggregate amount of Capital Expenditures (including capitalized interest and capitalized pre-opening expenses) associated with the Belterra Tower Project, whether made prior to or after the Closing Date, was $                        .

Maximum Permitted:                         $37,000,000

C. As of the Determination Date, the aggregate amount of Expansion Capital Expenditures as of the last day of the Compliance Period for the term of the Agreement, was $                        .

Maximum Permitted:                                                 8

D. The aggregate amount of other Capital Expenditures was $                        .

Maximum Permitted:                         $ 40,000,0009

X. A review of the activities of Borrower and its Subsidiaries during the fiscal period covered by this Certificate has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower and its Restricted Subsidiaries performed and observed all of their respective Obligations. To the best knowledge of the undersigned, during the fiscal period covered by this Certificate, all covenants and conditions have been so performed and observed and no Default or Event of Default has occurred and is continuing, with the exceptions set forth below in response to which Borrower and the Restricted Subsidiaries have taken or propose to take the following actions (if none, so state).

[8]	Shall not exceed the Maximum Expansion Capital Expenditures Amount, the amount equal to the lesser of (a) $65,000,000 and (b) Net Cash Proceeds of any Capital Stock (other than Capital Stock issued in connection with compensatory stock options for employees and consultants) issued by the Borrower after the Closing Date less the amounts required to be applied from such Net Cash Proceeds toward the repayment of Loans and deposited into the Completion Reserve Account pursuant to Section 2.12(f).

[9]	Provided that (i) the aggregate amount of Capital Expenditures permitted to be made in any fiscal year may be increased by an amount, not to exceed $5,000,000 during any fiscal year, by the amount of any Capital Expenditures permitted by Section 7.16(d) for the immediately preceding fiscal year and not expended in the immediately preceding fiscal year, and (ii) the aggregate amount of Capital Expenditures permitted to be made in any fiscal year may also be increased by the amount, not to exceed $1,500,000 in any fiscal year, which is received by the Borrower in consideration of the sale, transfer or other disposition of any personal Property that is no longer used by or useful to the Borrower and its Restricted Subsidiaries and replaced by Property within 180 days.

XI. The undersigned Responsible Officer of Borrower certifies that the calculations made and the information contained herein are derived from the books and records of Borrower and its Subsidiaries, as applicable, and that each and every matter contained herein correctly reflects those books and records.

Dated: December         , 2003

PINNACLE ENTERTAINMENT, INC.

By:

Name: Title: Responsible Officer

Appendix I

to Compliance Certificate

Annualized Adjusted EBITDA - Component Calculations

Annualized Adjusted EBITDA for the four fiscal quarter period ending on the Determination Date, is calculated as follows:

Annualized Adjusted EBITDA of the Borrower and its Restricted Subsidiaries equals Consolidated EBITDA for the Compliance Period plus the sum of (2) through (6):

(1) Consolidated EBITDA (which is the sum of (a) through (___) below)	$	__________

plus (2) non-cash asset write-downs made during the fiscal years ending December 31, 2003 and December 31, 2004 (but not later):	$	__________

(not to exceed $3,000,000 in aggregate)

plus (3) non-cash write downs to goodwill[10] and any non-cash reductions to the value of assets[11] of Borrower and its Restricted Subsidiaries:	$	__________

plus (4) Distributed Unrestricted Subsidiary Income received by Borrower and its Restricted Subsidiaries during the Compliance Period:	$	__________

plus (5) Argentina Receipts[12] that were (a) received during the Compliance Period, and (b) irrevocably designated during the Compliance Period as Reclassified Argentina Receipts[13]	$	__________

provided that for each of the first three full fiscal quarters following the date of the Lake Charles Opening, that portion of Consolidated EBITDA which is attributable to the Lake Charles Project shall be included only for the period consisting of the fiscal quarters since the date of the Lake Charles Opening (ignoring any stub periods), annualized on a straight-line basis

(6) equals Annualized Adjusted EBITDA [(1)+(2)+(3)+(4)+(5)]	$	__________

[10]	Those required by Financial Accounting Standards Board Statement No. 142.

[11]	Those required by Financial Accounting Standards Board Statement No. 121.

[12]	“Argentina Receipts” means any dividend, distribution, payment, reimbursement or other amounts received in cash from an Argentina Subsidiary by the Borrower or any Restricted Subsidiary.

[13]	“Reclassified Argentina Receipts” means, as of any Date of Determination, the aggregate amount of Argentina Receipts received by the Borrower or any Restricted Subsidiary after the

Consolidated EBITDA - Component Calculations

	Quarter Ending [___]	Quarter Ending [___]	Quarter Ending [___]	Quarter Ending [___]	TOTAL
(a) Consolidated Net Income of Borrower and its Restricted Subsidiaries Plus:

(b) income tax expense

(c) Consolidated Interest Expense of Borrower and its Restricted Subsidiaries, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness

(d) Depreciation and amortization expense

(e) Amortization and write-off of tangibles (including, but not limited to, goodwill) and organization costs

(f) extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of Consolidated

Closing Date and through the Date of Determination (a) which have not been invested in any Argentina Subsidiary as permitted by Section 7.7(j) of the Credit Agreement; and (b) with respect to which the Borrower has provided the Administrative Agent an irrevocable written notice prior to such Date of Determination that Argentina Receipts in such amount is not available for investment in any Argentina Subsidiary.

Net Income for the Compliance Period, losses on sales of assets outside of the ordinary course of business)

(g) pre-opening and related promotional expenses

(h) California Initiative Expenses (see below), but solely with respect to the fiscal year ending December 31, 2004

(i) other non-cash charges

minus: (m) interest income (except to the extent deducted in determining Consolidated Interest Expense)

(n) extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for the Compliance Period, gains on sales of assets outside of the ordinary course of business)

(o) other non-cash income

TOTAL EBITDA

“California Initiative Expense” shall mean the amount which is the least of (x) $3,000,000, (y) the aggregate amount of the expenses incurred by the Borrower during such fiscal year with respect to the initiative process related to gaming in the State of California, and (z) an amount equal to the Net Cash Proceeds of issuances of Capital Stock by the Borrower that are (x) received by the Borrower after the Closing Date and prior to December 31, 2004 and (y) retained by the Borrower pursuant to Section 2.12(f) of the Credit Agreement.

Consolidated Interest Expense - Component Calculations

Consolidated Interest Expense is calculated as follows:

Total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent that such net costs are allocable to such period in accordance with GAAP).

$	__________

EXHIBIT F TO CREDIT AGREEMENT

FORM OF LENDER ADDENDUM

Reference is made to the Credit Agreement, dated as of December         , 2003 (as amended, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement, LEHMAN BROTHERS INC., and BEAR, STEARNS & CO. INC., as Joint Lead Arrangers and Joint Book Runners, BEAR STEARNS CORPORATE LENDING INC., as syndication agent and LEHMAN COMMERCIAL PAPER INC., as administrative agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 10.17 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitments set forth in Schedule 1 hereto, effective as of the Closing Date.

THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this          day of December, 2003.

Name of Lender

By:

Name: Title:

Accepted and agreed:

PINNACLE ENTERTAINMENT, INC.

By:

Name:
Title:

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:

Name:
Title:

COMMITMENTS AND NOTICE ADDRESS

1.	Name of Lender:

Notice Address:

Attention:

Telephone:

Facsimile:

2.	Revolving Credit Commitment:

EXHIBIT G TO CREDIT AGREEMENT

FORM OF MORTGAGE

with Assignment of Rents, Security Agreement

and Fixture Filing

The parties to this Mortgage with Assignment of Rents, Security Agreement and Fixture Filing (“Mortgage”), dated as of December     , 2003, are [BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company] (“Mortgagor”), and LEHMAN COMMERCIAL PAPER INC., as “Administrative Agent” for the “Lenders,” the “Swing Line Lender” and the “Issuing Lender” (as each of those four terms is defined in the Credit Agreement), as Mortgagee and secured party (“Mortgagee”). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in that certain Credit Agreement dated as of December     , 2003 among PINNACLE ENTERTAINMENT, INC., a Delaware corporation (“Borrower”), Mortgagee, BEAR STEARNS CORPORATE LENDING, INC., as Syndication Agent, and each of the Lenders which executed such agreement (as modified from time to time, the “Credit Agreement”). As more particularly described therein, the Credit Agreement provides for extensions of credit to the Borrower thereunder, including a Term Loan Commitment in the aggregate amount of $225,000,000, a Revolving Credit Commitment in the aggregate amount of $75,000,000, including a Swing Line Commitment of $15,000,000 and a L/C Commitment of $15,000,000, and certain hedge agreements.

NOTICE: THE OBLIGATIONS SECURED HEREBY PROVIDE FOR PERIODIC INCREASES AND/OR DECREASES IN THE APPLICABLE INTEREST RATE AND ACCRUAL OF INTEREST WHICH MAY RESULT IN INCREASES IN THE PRINCIPAL BALANCE ABOVE THE FACE PRINCIPAL AMOUNT OF THE APPLICABLE NOTE(S).

NOTICE: THE OBLIGATIONS SECURED HEREBY INCLUDE REVOLVING CREDIT OBLIGATIONS WHICH PERMIT BORROWING, REPAYMENT AND REBORROWING.

1. Grant and Secured Obligations.

1.1 Grant. For the purpose of securing payment and performance of the Secured Obligations defined and described in Section 1.2, Mortgagor hereby mortgages, assigns, grants a security interest in and warrants all estate, right, title and interest which Mortgagor now has or may later acquire in and to the following property (all or any part of such property, or any interest in all or any part of it, as the context may require, the “Property”):

(a) All of the Mortgagor’s right, title and interest in a leasehold estate in a portion of the “Land” (as defined above) created by that certain Lease, dated December 11, 1998, by and between the Webster Family Limited Partnership and the Diuguid Family Limited Partnership, as landlord, and Pinnacle Gaming Development Corporation, Mortgagor’s predecessor in interest, as tenant (as amended and assigned, the

“Parcel A Lease”), a memorandum of which lease was recorded in the Office of the Recorder of Switzerland County, Indiana, in Book Misc. AA, Page 148, including without limitation, (i) all options to extend or renew the Parcel A Lease (and the leasehold estate for the term of each extension or renewal); (ii) all options and rights of first refusal contained in the Parcel A Lease to purchase the real property which is subject to the Parcel A Lease, and (iii) all of Mortgagor’s other rights, titles and interests under the Parcel A Lease; together with

(b) All of the Mortgagor’s right, title and interest in a leasehold estate in a portion of the “Land” (as defined above) created by that certain Lease, dated December 11, 1998, by and between Daniel Webster, Marsha S. Webster, William G. Diuguid, Sarah T. Diuguid, J.R. Showers, III and Carol Showers, as landlord, and Pinnacle Gaming Development Corporation, Mortgagor’s predecessor in interest, as tenant (as amended and assigned, the “Parcel B Lease”), a memorandum of which lease was recorded in the Office of the Recorder of Switzerland County, Indiana, in Book Misc. AA, Page 149, including without limitation, (i) all options to extend or renew the Parcel B Lease (and the leasehold estate for the term of each extension or renewal), (ii) all options and rights of first refusal contained in the Parcel B Lease to purchase the real property which is subject to the Parcel B Lease, and (iii) all of Mortgagor’s other rights, titles and interests under the Parcel B Lease (the Parcel A Lease and the Parcel B Lease are hereinafter sometimes collectively referred to as the “Existing Ground Leases”); together with

(c) The real property located in the County of Switzerland (the “County”), State of Indiana, as described in Exhibit A, together with all existing and future easements and rights affording access to it (the “Land”); together with

(d) All buildings, structures and improvements now located or later to be constructed on the Land, including, without limitation, all parking areas, roads, driveways, walks, fences, walls, docks, berms, landscaping, recreation facilities, drainage facilities, lighting facilities and other site improvements (the “Improvements”); together with

(e) All existing and future appurtenances, privileges, easements, franchises, hereditaments and tenements of the Land, including all minerals, oil, gas, other hydrocarbons and associated substances, sulphur, nitrogen, carbon dioxide, helium and other commercially valuable substances which may be in, under or produced from any part of the Land, all development rights and credits, air rights, water, water courses, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and water stock (together with the statutory right to file applications to change, and any and all applications to change), easements, rights of way, rights of ingress and egress, drainage rights, gores or strips of land, any land lying in the streets, highways, ways, sidewalks, alleys, passages, roads or avenues, open or proposed, in front of or adjoining the Land and Improvements, any land in the bed of any body of water adjacent to the Land, any land adjoining the Land created by artificial means or by accretion, all air space and rights to use such air space, and all development and similar rights; together with

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(f) Subject to Article 2, below, all existing and future leases, subleases, subtenancies, licenses (except for gaming licenses and liquor licenses that are not transferable), occupancy agreements, concessions and any other agreement devising any portion of the Property or relating to the use and enjoyment of all or any part of the Land and Improvements, and any and all guaranties and other agreements relating to or made in connection with any of the foregoing, whether written or oral and whether in existence at or upon the recordation of this Mortgage or entered into after the recordation of this Mortgage (some or all collectively, as the context may require, “Leases”), and all rents, security deposits, royalties, issues, profits, receipts, earnings, revenue, income, products and proceeds and other benefits of the Land and Improvements, whether now due, past due or to become due, including, without limitation, all prepaid rents, security deposits, fixed, additional and contingent rents, deficiency rents and liquidated damages, occupancy charges, hotel room charges, cabana charges, casino revenues, show ticket revenues, food and beverage revenues, room service revenues, merchandise sales revenues, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, proceeds of sale of electricity, gas, heating, air-conditioning, cable and other utilities and services, green fees, cart rental fees, instruction fees, membership charges, restaurant, snack bar and pro shop revenues, liquidated damages, and all other rights to payments (some or all collectively, as the context may require, “Rents”); together with

(g) All goods, materials, supplies, chattels, furniture, fixtures, equipment, machinery and other property now or later to be attached to, placed in or on, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the Land and Improvements, whether stored on the Land or elsewhere, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone, cable and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems, all kitchen and laundry appliances, screens, awnings, floor coverings, partitions, elevators, escalators, motors, machinery, pipes, fittings and other items of equipment and property of every kind and description, all of which shall be considered to the fullest extent of the law to be real property for purposes of this Mortgage; together with

(h) All building materials, equipment, work in process or other personal property of any kind, whether stored on the Land or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or installed in or about the Land or Improvements; together with

(i) All rights to the payment of money, accounts, accounts receivable, reserves, deferred payments, refunds of real property and personal property taxes, refunds, cost savings, payments and deposits, whether now or later to be received from third parties (including all earnest money sales deposits) or deposited by Mortgagor with third parties (including all utility deposits), contract rights, general intangibles, development

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and use rights, governmental permits and licenses (except for gaming licenses and liquor licenses that are not transferable), authorizations, certificates, variances, consents and approvals, applications, architectural and engineering plans, specifications and drawings, as-built drawings, guaranties, warranties, management agreements, operating and/or licensing agreements, supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone, cable, and other utilities, property and title insurance policies and proceeds thereof (including without limitation the right to assert, prosecute and settle claims under such policies), chattel paper, instruments, documents, notes, certificates of deposit, securities, other investments, drafts and letters of credit (other than letters of credit in favor of Mortgagee), which arise from or relate to construction on the Land or to any business now or later to be conducted on it, or to the Land and Improvements generally; together with

(j) Subject to the Borrower’s rights to use proceeds under the Credit Agreement, all proceeds, including all rights and claims to, dividends of and demands for them, of the voluntary or involuntary conversion of any of the Land, Improvements or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies (whether or not such policies are required hereunder or under one of the other Loan Documents) and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any damage or injury to the Land, Improvements or the other property described above or any part of them, or breach of warranty in connection with the construction of the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact; together with

(k) All books and records pertaining to any and all of the property described above, including computer readable memory and any computer hardware or software necessary to access and process such memory (“Books and Records”); together with

(l) All proceeds of, additions and accretions to, substitutions and replacements for, changes in, and greater right, title and interest in, to and under or derived from, any of the property described above and all extensions, improvements, betterments, renewals, substitutions and replacements thereof and additions and appurtenances thereto, including all proceeds of any voluntary or involuntary disposition or claim, right and remedy respecting any such property (arising out of any judgment, condemnation or award, or otherwise arising) and all goods, documents, general intangibles, chattel paper and accounts, wherever located, acquired with cash proceeds of any of the foregoing or its proceeds.

Mortgagor shall and will warrant and forever defend the Property in the quiet and peaceable possession of the Mortgagee, its successors and assigns against all and every person or persons lawfully claiming or to claim the whole or any part thereof. Mortgagor agrees that any greater title to the Property hereafter acquired by Mortgagor during the term hereof shall be subject hereto.

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1.2 Secured Obligations.

1.2.1 Mortgagor makes the mortgage, grant, and assignment set forth in Section 1.1 and grants the security interest set forth in Article 3 for the purpose of securing the following obligations (collectively, the “Secured Obligations”) in any order of priority that Mortgagee may choose:

(a) The payment and performance of all indebtedness and other obligations of Mortgagor under the Subsidiary Guaranty;

(b) The payment and performance of all obligations of Mortgagor under this Mortgage;

(c) The payment and performance of all future advances and other obligations that Mortgagor or any other person may owe to Mortgagee and/or any Lenders (whether as principal, surety or guarantor), when a writing evidences Mortgagor’s and Mortgagee’s agreement that such advances or obligations be secured by this Mortgage, the total amount of which shall not exceed $300,000,000 to be secured by this Mortgage; and

(d) The payment and performance of all modifications, amendments, extensions and renewals, however evidenced, of any of the Secured Obligations described in clause (a), (b) or (c) above.

1.2.2 All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. Such terms include any provisions in the Credit Agreement or the other Loan Documents which permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

1.2.3 Mortgagor hereby acknowledges and agrees that the Secured Obligations include, and that this Mortgage is given to secure, advances that may be made by Mortgagee to Borrower and obligations to Mortgagee that may be incurred by Mortgagor or Borrower after the execution of this Mortgage (“future advances”) and that this Mortgage shall secure all future advances of every kind and when occurring; provided, however, that the maximum amount of unpaid future advances outstanding at any one time shall not exceed $300,000,000, such maximum amount being stated herein pursuant to and in accordance with Indiana Code § 32-29-1-10 and not being a commitment by Mortgagee to make future advances; and provided, further, that the maximum amount of the Secured Obligations secured by this Mortgage at any one time in all events shall not exceed $300,000,000.

2. Assignment of Rents and Leases.

2.1 Assignment. Mortgagor hereby irrevocably, absolutely, presently and unconditionally assigns, transfers and sets over to Mortgagee all of the right, title and interest which Mortgagor now has or may later acquire in and to the Rents and the Leases, and confers

5

upon Mortgagee the right to collect such Rents and enforce the provisions of the Leases with or without taking possession of the Property. This is an absolute assignment, not an assignment for security only.

2.2 Grant of License. Mortgagee hereby confers upon Mortgagor a license (“License”) to collect and retain the Rents as they become due and payable, so long as no Event of Default, as defined in Section 6.2, shall exist and be continuing. If an Event of Default has occurred and is continuing, Mortgagee shall have the right, which it may choose to exercise in its absolute discretion, to terminate this License without notice to or demand upon Mortgagor, and without regard to the adequacy of Mortgagee’s security under this Mortgage.

2.3 Collection and Application of Rents. Subject to the License granted to Mortgagor under Section 2.2, Mortgagee has the right, power and authority to collect any and all Rents and exercise Mortgagor’s right, title and interest under the Leases. Mortgagor hereby appoints Mortgagee its attorney-in-fact (which appointment is irrevocable and coupled with an interest) to perform any and all of the following acts, if and at the times when Mortgagee in its absolute discretion may so choose:

(a) Demand, receive and enforce payment of any and all Rents and any other right, title and interest of Mortgagor under the Leases; or

(b) Give receipts, releases and satisfactions for any and all Rents and any other obligations and duties under the Leases; or

(c) Sue either in the name of Mortgagor or in the name of Mortgagee for any and all Rents and to enforce any other obligations and duties under the Leases.

Mortgagee’s right to the Rents and the Leases does not depend on whether or not Mortgagee takes possession of the Property as permitted under Section 6.3.3. In Mortgagee’s absolute discretion, Mortgagee may choose to collect Rents and exercise the right, title and interest of Mortgagor under the Leases either with or without taking possession of the Property. Mortgagee shall apply all Rents collected by it in the manner provided under Section 6.6. If an Event of Default shall have occurred and Mortgagee is in possession of all or part of the Property and is collecting and applying Rents and exercising any right, title and interest of Mortgagor under the Leases as permitted under this Mortgage, then Mortgagee and any receiver shall nevertheless be entitled to exercise and invoke every right and remedy afforded any of them under this Mortgage and at law and in equity.

2.4 Mortgagee Not Responsible. Under no circumstances shall Mortgagee have any duty to produce Rents from the Property or maintain the Leases. Regardless of whether or not Mortgagee, in person or by agent, takes actual possession of the Land and Improvements, Mortgagee is not and shall not be deemed to be:

(a) a “mortgagee in possession” for any purpose; or

(b) responsible for performing any of the obligations under any Lease; or

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(c) responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or

(d) liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it.

2.5 Leasing. Without Mortgagee’s prior written consent, Mortgagor shall not accept any deposit or prepayment of Rents for any period exceeding one (1) month, and Mortgagor shall not lease the Property or any part of it except strictly in accordance with the Loan Documents. Mortgagor shall not apply any Rents in any manner prohibited by the Loan Documents.

3. Grant of Security Interest.

3.1 Security Agreement. The parties intend for this Mortgage to create a lien on and security interest in the Property, and an absolute assignment of the Rents and the Leases, all in favor of Mortgagee. The parties acknowledge that some of the Property and some of the Rents and Leases may be determined under applicable law to be personal property or fixtures. To the extent such Property, Rents or Leases constitute personal property, Mortgagor, as debtor, hereby grants to Mortgagee, as secured party, a security interest in all such Property, Rents and Leases, to secure payment and performance of the Secured Obligations, and Mortgagor, as debtor, also has granted a security interest in such Property, Rents and Leases pursuant to that certain Security Agreement of even date herewith, executed by Mortgagor and certain other parties, as debtor, in favor of Mortgagee, as secured party. This Mortgage constitutes a security agreement under the Indiana Uniform Commercial Code, as amended or recodified from time to time, covering all such Property, Rents and Leases. To the extent such Property, Rents or Leases are not real property encumbered by the lien created by Section 1.1, above, and are not absolutely assigned by the assignment set forth in Section 2.1, above, it is the intention of the parties that such Property, Rents and/or Leases shall constitute “proceeds, products, offspring, or profits” and/or “rents” of the Land and Improvements, and/or “fees, charges, accounts, or other payments for the use or occupancy of rooms and other public facilities in lodging properties,” as applicable (as such terms are defined in and for the purposes of Section 552(b) of the United States Bankruptcy Code, as such section may be modified or supplemented).

3.2 Financing Statements. Mortgagor hereby authorizes Mortgagee to execute one or more financing statements and such other documents as Mortgagee may from time to time require to perfect or continue the perfection of Mortgagee’s security interest in any Property, Rents or Leases. As provided in Section 5.11, Mortgagor shall pay all fees and costs that Mortgagee may incur in filing such documents in public offices and in obtaining such record searches as Mortgagee may reasonably require. If Mortgagor fails to execute any financing statements or other documents for the perfection or continuation of any security interest, Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact (which appointment is irrevocable and coupled with an interest) to execute any such documents on its behalf. If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Mortgage or the rights or obligations of the parties under it.

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4. Fixture Filing; Construction Mortgage.

4.1 Fixture Filing. This Mortgage constitutes a financing statement filed as a fixture filing under Section 26-1-9.1-502 of the Indiana Uniform Commercial Code, as amended or recodified from time to time, covering any Property which now is or later may become fixtures attached to the Land or Improvements.

4.2 Construction Mortgage. This Mortgage constitutes a “construction mortgage” as that term is used in the Indiana Uniform Commercial Code, as amended or recodified from time to time.

5. Rights and Duties of the Parties.

5.1 Representations and Warranties. Mortgagor represents and warrants that, except as previously disclosed to Mortgagee in a schedule attached to the Credit Agreement:

(a) This Mortgage creates a first and prior lien on and security interest in the Property, subject only to the Liens permitted by Section 7.3 of the Credit Agreement, and other encumbrances and rights permitted by this Mortgage;

(b) The Property includes all material property and rights which may be reasonably necessary or desirable for the business which Mortgagor presently operates, or presently contemplates operating, at the location of the Land and Improvements;

(c) Mortgagor’s place of business, or its chief executive office if it has more than one place of business, is located at the address specified below; and

(d) This Mortgage does not encumber Land on which Improvements are located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, except any Land on which Improvements are located as to which flood insurance as required by Regulation H has been obtained and is in full force and effect as required by the Credit Agreement.

5.2 Taxes and Assessments. Mortgagor shall pay prior to delinquency all taxes, levies, charges and assessments, including assessments on appurtenant water stock, imposed by any public or quasi-public authority or utility company which are (or if not paid, may become) a lien on or security interest in all or part of the Property or any interest in it, or which may cause any decrease in the value of the Property or any part of it. If any such taxes, levies, charges or assessments become delinquent, Mortgagee may require Mortgagor to present evidence that they have been paid in full, on ten days’ written notice by Mortgagee to Mortgagor. This Section 5.2 is subject to the right granted in Section 4.10 of the Credit Agreement to contest in good faith certain taxes, assessments, charges and levies. Mortgagor’s failure to pay any immaterial tax shall not constitute an Event of Default hereunder to the extent Mortgagor is excused from paying such tax pursuant to Section 4.10 of the Credit Agreement.

5.3 Performance of Secured Obligations. Mortgagor shall promptly pay and perform each Secured Obligation in accordance with its terms.

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5.4 Liens, Charges and Encumbrances. Mortgagor shall promptly discharge any lien on or security interest in the Property to which Mortgagee has not consented in writing, except any Liens permitted by Section 7.3 of the Credit Agreement. Subject to any applicable rights to contest set forth in the Credit Agreement, Mortgagor shall pay when due each obligation secured by or reducible to a lien, security interest, charge or encumbrance which now does or later may encumber or appear to encumber all or part of the Property or any interest in it, whether the lien, security interest, charge or encumbrance is or would be senior or subordinate to this Mortgage.

5.5 Damages and Insurance and Condemnation Proceeds.

Subject to Borrower’s rights to use proceeds as provided in the Credit Agreement:

5.5.1 Mortgagor hereby absolutely and irrevocably assigns to Mortgagee, and authorizes the payor to pay to Mortgagee, the following claims, causes of action, awards, payments and rights to payment:

(a) All awards of damages and all other compensation payable directly or indirectly because of a condemnation, proposed condemnation or taking for public or private use which affects all or part of the Property or any interest in it; and

(b) All other awards, claims and causes of action, arising out of any warranty affecting all or any part of the Property, or for damage or injury to or decrease in value of all or part of the Property or any interest in it; and

(c) All proceeds of any insurance policies payable because of loss sustained to all or part of the Property; and

(d) All interest which may accrue on any of the foregoing.

5.5.2 Mortgagor shall promptly notify Mortgagee in writing if:

(a) Any damage occurs or any injury or loss is sustained in the amount of $500,000 or more to all or part of the Property, or any action or proceeding relating to any such damage, injury or loss is commenced; or

(b) Any offer is made, or any action or proceeding is commenced, which relates to any actual or proposed condemnation or taking of all or material part of the Property.

5.5.3 If Mortgagee chooses to do so, Mortgagee may in its own name appear in or prosecute any action or proceeding to enforce any cause of action based on warranty, or for damage, injury or loss to all or part of the Property, and Mortgagee may make any compromise or settlement of such action or proceeding; provided, however, that, prior to the occurrence of an Event of Default, Mortgagee shall not settle or compromise any such action or proceeding without the prior written consent of Mortgagor (which consent shall not be unreasonably withheld or delayed). Mortgagee, if it so chooses, may participate in any action or proceeding relating to condemnation or taking of all or part of the Property, and may join

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Mortgagor in adjusting any loss covered by insurance. Mortgagor hereby irrevocably appoints Mortgagee its true and lawful attorney-in-fact for all such purposes. The power of attorney granted hereunder is coupled with an interest and is irrevocable. Mortgagor shall not settle, adjust or compromise any such action or proceeding without the prior written approval of Mortgagee.

5.5.4 All proceeds of these assigned claims, other property and rights which Mortgagor may receive or be entitled to (collectively, “Proceeds”) shall be paid to Mortgagee. In each instance, Mortgagee shall apply such Proceeds first toward reimbursement of all of Mortgagee’s costs and expenses of recovering the Proceeds, including attorneys’ fees. If, in any instance, each and all of the following conditions (the “Restoration Conditions”) are satisfied in Mortgagee’s reasonable judgment within one hundred twenty days following the occurrence of the damage, taking or other event for which the Proceeds are collected, Mortgagee shall permit Mortgagor to use the balance of such Proceeds (“Net Claims Proceeds”) to pay costs of repairing or reconstructing the Property in the manner described below:

(a) The plans and specifications, cost breakdown, construction contract, construction schedule, contractor and payment and performance bond for the work of repair or reconstruction must all be acceptable to Mortgagee; and

(b) Mortgagee must receive evidence satisfactory to it that, after repair or reconstruction, the Property will be at least as valuable as it was immediately before the damage or condemnation occurred; and

(c) The Net Claims Proceeds must be sufficient in Mortgagee’s determination to pay for the total cost of repair or reconstruction, including all associated development costs and interest projected to be payable on the Secured Obligations until the repair or reconstruction is complete; or Mortgagor must provide its own funds in an amount equal to the difference between the Net Claims Proceeds and a reasonable estimate, made by Mortgagor and found reasonably acceptable by Mortgagee, of the total cost of repair or reconstruction; and

(d) Mortgagee must receive evidence satisfactory to it that all Leases (if any) which Mortgagee may find acceptable will continue after the repair or reconstruction is complete unless the termination would not have a Material Adverse Effect on the operation of Mortgagor’s business on the Property; and

(e) No Event of Default shall have occurred and be continuing.

If Mortgagee finds that such conditions have been met, Mortgagee shall hold the Net Claims Proceeds and any funds which Mortgagor is required to provide in an interest-bearing account and shall disburse them to Mortgagor to pay costs of repair or reconstruction upon presentation of evidence reasonably satisfactory to Mortgagee that repair or reconstruction has been completed satisfactorily and lien-free and security interest-free. However, if Mortgagee finds that one or more of such conditions have not been satisfied, Mortgagee may apply the Net Claims Proceeds to pay or prepay (without premium) some or all of the Secured Obligations in such order and proportions as Mortgagee in its absolute discretion may choose (subject to the provisions for priority of application of payments set forth in the Credit Agreement). Any and all Proceeds

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(including, without limitation, any Net Claims Proceeds) held by Mortgagee from time to time shall be collateral for the Secured Obligations, and Mortgagor hereby grants to Mortgagee a security interest in and lien on such Proceeds and all rights and remedies available under applicable laws with respect to such Proceeds, including, without limitation, all rights and remedies under the Indiana Uniform Commercial Code. Mortgagor shall execute and deliver to Mortgagee and the Lenders any and all documents reasonably requested by Mortgagee in order to confirm, create and perfect such security interest in and lien on such Proceeds. In the event that any Proceeds are applied to pay any Secured Obligations, then Mortgagee shall have no obligation to disburse or release such applied Proceeds to Mortgagor under this Section 5.5. Notwithstanding anything to the contrary contained in this Section 5.5, but subject to the provisions of Section 2.12 of the Credit Agreement and Section 5.6.2, below, so long as no Event of Default shall have occurred and be continuing, Mortgagee shall release directly to Mortgagor all casualty insurance proceeds paid to Mortgagee in connection with any “Minor Casualty.” As used herein, “Minor Casualty” means any casualty or damage to the Improvements, if the proceeds of any casualty insurance policy paid by any insurance company on account of such casualty or damage are $10,000,000 or less.

5.5.5 Mortgagor hereby specifically, unconditionally and irrevocably waives all rights of a property owner granted under applicable law, which provide for allocation of condemnation proceeds between a property owner and a lienholder, and any other law or successor statute of similar import. Mortgagor hereby specifically, unconditionally and irrevocably waives all right to recover against Mortgagee or any Lender (or any officer, employee, agent or representative of Mortgagee or any Lender) for any loss incurred by Mortgagor from any cause insured against or required by any Loan Document to be insured against; provided, however, that this waiver of subrogation shall not be effective with respect to any insurance policy if the coverage thereunder would be materially reduced or impaired as a result.

5.6 Maintenance and Preservation of Property.

5.6.1 Mortgagor shall not remove or demolish the Property or any part of it, or alter, restore or add to the Property in any material respect, or initiate or allow any change in any zoning or other land use classification which affects the Property or any part of it, except as permitted or required by the Credit Agreement or with Mortgagee’s express prior written consent in each instance.

5.6.2 If all or part of the Property becomes damaged or destroyed, Mortgagor shall promptly and completely repair and/or restore the Property in a good and workmanlike manner in accordance with sound building practices. Mortgagor shall be obligated to repair and/or restore the Property in accordance with the immediately preceding sentence even if no insurance proceeds are available or the available insurance proceeds are not sufficient to pay for the entire cost of such repair and/or restoration and even if Mortgagee is not obligated to disburse or release insurance proceeds, or other sums to pay costs of the work of repair or reconstruction under Section 5.5.

5.6.3 Mortgagor shall not commit or allow any act upon or use of the Property which would violate: (i) any applicable law or order of any Governmental Authority,

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whether now existing or later to be enacted and whether foreseen or unforeseen (except to the extent that noncompliance would not cause a Material Adverse Effect or a License Revocation); or (ii) any public or private covenant, condition, restriction, equitable servitude or Contractual Obligation affecting the Property (except to the extent such violation is being contested by Mortgagor in good faith by appropriate proceedings or such violation would not cause a Material Adverse Effect). Mortgagor shall not bring or keep any article on the Property or cause or allow any condition to exist on it, that could invalidate or would be prohibited by any insurance coverage required to be maintained by Mortgagor on the Property or any part of it under this Mortgage.

5.6.4 Mortgagor shall not commit or allow waste of the Property.

5.6.5 Mortgagor shall perform all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value, except that the failure to maintain and preserve a particular item of personal property that is not of significant value, either intrinsically or to the operations of Mortgagor, taken as a whole, shall not constitute a violation of this covenant.

5.7 Insurance.

5.7.1 Mortgagor shall maintain with financially sound and reputable insurance companies insurance on all of its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

5.7.2 When any insurance policy required hereunder expires, Mortgagor shall furnish Mortgagee with proof acceptable to Mortgagee that the policy has been reinstated, renewed or a new policy issued, continuing in force the insurance covered by the policy which expired. If Mortgagor fails to pay any such premium, Mortgagee shall have the right, but not the obligation, to obtain current coverage and advance funds to pay the premiums for it on behalf of the Lenders. Mortgagor shall repay Mortgagee immediately on demand for any advance for such premiums, which shall be considered to be an additional loan to Mortgagor bearing interest from the date of demand at the rate provided for in Section 2.15 of the Credit Agreement, and secured by this Mortgage and any other collateral held by Mortgagee in connection with the Secured Obligations.

5.8 Intentionally Omitted.

5.9 Releases, Extensions, Modifications and Additional Security.

5.9.1 From time to time, Mortgagee may perform any of the following acts without incurring any liability or giving notice to any person, and without affecting the personal liability of any person for the payment of the Secured Obligations (except as provided below), and without affecting the security hereof for the full amount of the Secured Obligations on all Property remaining subject hereto, and without the necessity that any sum representing the value of any portion of the Property affected by Mortgagee’s action(s) be credited on the Secured Obligations:

(a) Release any person liable for payment of any Secured Obligation, except as permitted by Section 10.15 of the Credit Agreement;

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(b) Extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

(c) Accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security; or

(d) Alter, substitute or release any property securing the Secured Obligations, except as permitted by Sections 10.15 and 6.5 of the Credit Agreement.

(e) Consent to the making of any plat or map of the Property or any part of it;

(f) Join in granting any easement or creating any restriction affecting the Property;

(g) Join in any subordination or other agreement affecting this Mortgage or the lien or security interest of it; or

(h) Release the Property or any part of it from the lien of this Mortgage, in accordance with the Credit Agreement.

5.10 Termination of Mortgage. In the event that all Secured Obligations (other than contingent indemnity obligations and obligations in respect of the Specified Hedge Agreements) are paid and performed in full and neither Mortgagor nor Mortgagee is bound, to one another or to a third party, to perform the incurrence of additional Secured Obligations, Mortgagor may give notice to Mortgagee of its intent to terminate this Mortgage and may request that Mortgagee execute a release of this Mortgage at the expense of Mortgagor. Such termination shall not become effective, and Mortgagee shall not be obligated to execute such a release, until sixty days after Mortgagee has actually received such notice in the manner required by Section 9.11 hereof and until Mortgagee has determined, in good faith, that Mortgagor is entitled to terminate this Mortgage and obtain such release under the terms of this Section 5.10.

5.11 Compensation, Exculpation, Indemnification.

5.11.1 Mortgagor agrees to pay fees in the maximum amounts legally permitted, or reasonable fees as may be charged by Mortgagee when the law provides no maximum limit, for any services that Mortgagee may render in connection with this Mortgage, including Mortgagee’s providing a statement of the Secured Obligations or Mortgagee’s rendering of services in connection with a release or termination of this Mortgage. Mortgagor shall also pay or reimburse all of Mortgagee’s costs and expenses which may be incurred in rendering any such services. Mortgagor further agrees to pay or reimburse Mortgagee for all costs, expenses and other advances which may be incurred or made by Mortgagee in any efforts to enforce any terms of this Mortgage to the extent provided in Section 10.5 of the Credit Agreement. If Mortgagee chooses to dispose of the Property through more than one Foreclosure

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Sale, Mortgagor shall pay all costs, expenses or other advances that may be incurred or made by Mortgagee in each of such Foreclosure Sales.

5.11.2 Mortgagee shall not be directly or indirectly liable to Mortgagor or any other person as a consequence of any of the following:

(a) Mortgagee’s exercise of, or failure to exercise, any rights, remedies or powers granted to Mortgagee in this Mortgage;

(b) Mortgagee’s failure or refusal to perform or discharge any obligation or liability of Mortgagor under any agreement related to the Property or under this Mortgage; or

(c) Any loss sustained by Mortgagor or any third party resulting from Mortgagee’s failure to lease or operate the Property, or from any other act or omission of Mortgagee in managing the Property, after an Event of Default, unless the loss is caused by the willful misconduct and bad faith of Mortgagee.

Mortgagor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Mortgagee.

5.11.3 Mortgagor agrees to indemnify Mortgagee and the Lenders (collectively, the “Indemnitees”) to the extent provided in Section 10.5 of the Credit Agreement.

5.12 Defense and Notice of Claims and Actions. At Mortgagor’s sole expense, Mortgagor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Mortgage and the rights and powers of Mortgagee created under it, against all adverse claims. Mortgagor shall give Mortgagee prompt notice in writing if any claim is asserted in writing which does or could affect the title to or right of possession of the Property (other than any item of personal property that is not of significant value, either intrinsically, or to the operations of Mortgagor or Borrower and its Subsidiaries, taken as a whole), or the security of this Mortgage or the rights and powers of Mortgagee under this Mortgage, or if any action or proceeding is commenced which alleges or relates to any such claim.

5.13 Subrogation. Mortgagee shall be subrogated to the liens and security interests of all encumbrances, whether released of record or not, which are discharged in whole or in part by Mortgagee in accordance with this Mortgage or with the proceeds of any loan secured by this Mortgage.

5.14 Site Visits, Observation and Testing. Mortgagee and its agents and representatives shall have the right at any reasonable time upon reasonable written advance notice to enter and visit the Property for the purpose of performing appraisals. In addition, Mortgagee and its agents and representatives shall have the right at any reasonable time upon reasonable written advance notice to enter and visit the Property for the purposes of observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property. The Mortgagee has no duty, however, to visit or observe the Property or to conduct tests, and no site visit or observation by Mortgagee or its agents or representatives shall impose

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any liability on Mortgagee or any other person entitled to indemnification pursuant to Section 10.5 of the Credit Agreement (collectively, the “Indemnified Parties”). In no event shall any site visit, observation or testing by any Indemnified Party be a representation that Materials of Environmental Concern are or are not present in, on, or under the Property, or that there has been or shall be compliance with any Environmental Law, or any other applicable Law. Neither Mortgagor nor any other party is entitled to rely on any site visit, observation or testing by any Indemnified Party. The Indemnified Parties owe no duty of care to protect Mortgagor or any other party against, or to inform Mortgagor or any other party of, any Materials of Environmental Concern or any other adverse condition affecting the Property. Mortgagee shall give Mortgagor reasonable notice before entering the Property. Mortgagee shall make reasonable efforts to avoid interfering with Mortgagor’s use of the Property in exercising any rights provided in this Section.

5.15 Notice of Change. Mortgagor shall give Mortgagee prior written notice of (a) any change in the location of Mortgagor’s place of business or its chief executive office if it has more than one place of business, (b) any change in the location of any of the Books and Records or any other material personal property, and (c) any change to Mortgagor’s name or business structure. Unless otherwise approved by Mortgagee in writing; all Property that consists of personal property (including the Books and Records) will be located on the Land.

5.16 Title Insurance. At any time and from time to time Mortgagor, at its sole cost and expense, shall deliver to Mortgagee such title insurance endorsement and reinsurance as Mortgagee may reasonably request with respect to the priority of this Mortgage, issued by title insurance companies, all in form and substance and reasonably satisfactory to Mortgagee, with respect to this Mortgage, including, without limitation, CLTA 122 endorsements insuring that each advance is secured by this Mortgage (without any exception not set forth in the policy of title insurance insuring this Mortgage other than (i) liens for taxes and assessments not yet due and payable and (ii) Permitted Encumbrances insured to be subordinate to this Mortgage), and CLTA 101.11 endorsements insuring the priority of the Mortgage over any mechanic’s lien.

6. Accelerating Transfers, Defaults and Remedies.

6.1 Accelerating Transfers.

6.1.1 “Accelerating Transfer” means any sale, contract to sell, conveyance, encumbrance, lease, alienation or further encumbrance not expressly permitted under the Credit Agreement, or other transfer of (a) all or any part of the Land or Improvements or any interest therein, or (b) all or any material part of the Property (other than the Land or Improvements) or any material interest therein, whether voluntary, involuntary, by operation of law or otherwise, unless Mortgagee has in each instance given its prior written consent to such “Accelerating Transfer,” which consent may be given or not given in the absolute discretion of Mortgagee. If Mortgagor is a corporation or limited liability company, “Accelerating Transfer” also means any transfer of any share or shares in Mortgagor (other than (a) any transfer or transfers of shares in Mortgagor expressly permitted pursuant to Section 7.4 of the Credit Agreement, and (b) any transfer or transfers of shares in Mortgagor to a “Restricted Subsidiary” (as defined in the Credit Agreement)). If Mortgagor is a partnership or limited liability company, “Accelerating Transfer” also means withdrawal or removal of any general partner or manager, as the case may be, dissolution of the partnership or limited liability company under applicable law,

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or any transfer of any partnership interest or any ownership interest in the partnership or limited liability company.

6.1.2 Mortgagor acknowledges that Mortgagee and the Lenders are making one or more advances under the Credit Agreement in reliance on the expertise, skill and experience of Mortgagor; thus, the Secured Obligations include material elements similar in nature to a personal service contract. In consideration of Mortgagee’s reliance, Mortgagor agrees that Mortgagor shall not make any Accelerating Transfer, unless the transfer is preceded by Mortgagee’s written consent to the particular transaction and transferee. Mortgagee may withhold such consent in its absolute discretion. If any Accelerating Transfer occurs, Mortgagee may, in its absolute discretion, declare all of the Secured Obligations to be immediately due and payable, and Mortgagee may invoke any rights and remedies provided by Section 6.3 of this Mortgage.

6.2 Events of Default. Mortgagor will be in default under this Mortgage upon the occurrence of any one or more of the following events (“Events of Default”):

(a) Any Event of Default (as defined in the Credit Agreement or any other Loan Document) occurs; or any other default occurs under any of the Secured Obligations (subject to any applicable cure period).

6.3 Remedies. At any time after and during the continuance of an Event of Default and provided that Mortgagee has received any consents or approvals of any other Lenders required under the Credit Agreement, Mortgagee will be entitled to exercise any or all of the following rights and remedies and any other rights and/or remedies available to Mortgagee at law or in equity (subject to any restrictions on those rights and remedies imposed by applicable Gaming Laws), all of which will be cumulative, and the exercise of any one or more of which shall not constitute an election of remedies; provided, however, any rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any applicable law:

6.3.1 Acceleration. Mortgagee may declare any or all of the Secured Obligations to be due and payable immediately.

6.3.2 Receiver. Mortgagee may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Property.

6.3.3 Entry. Mortgagee, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Property; and may also do any and all other things in connection with those actions that Mortgagee may in its absolute discretion consider necessary and appropriate to protect the security of this Mortgage. Such other things may include, without limitation: taking and possessing all of Mortgagor’s or the then owner’s Books and Records; entering into, enforcing, modifying, or canceling Leases on such terms and conditions as Mortgagee may consider proper; obtaining and evicting tenants; collecting and receiving any payment of money owing to Mortgagor; completing construction; and/or contracting for and making repairs and alterations. If Mortgagee so requests, Mortgagor shall assemble all of the Property that has been removed from the Land and make all of it available to Mortgagee at the site of the Land. Mortgagor hereby irrevocably constitutes and

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appoints Mortgagee as Mortgagor’s attorney-in-fact (which appointment is irrevocable and coupled with an interest) to perform such acts and execute such documents as Mortgagee in its absolute discretion may consider to be appropriate in connection with taking these measures, including endorsement of Mortgagor’s name on any instruments. Regardless of any provision of this Mortgage or the Credit Agreement, Mortgagee shall not be considered to have accepted any property in satisfaction of any obligation of Mortgagor to Mortgagee unless Mortgagee has given express written notice of Mortgagee’s election of that remedy in accordance with Indiana Uniform Commercial Code Sections 26-1-9.1-601 et seq., as either may be amended or recodified from time to time.

6.3.4 Cure; Protection of Security. Mortgagee may cure any breach or default of Mortgagor and, if it chooses to do so in connection with any such cure, Mortgagee may also enter the Property and/or do any and all other things which either may in its absolute discretion consider necessary and appropriate to protect the security of this Mortgage. Such other things may include, without limitation: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Mortgagee under, this Mortgage; paying, purchasing, contesting or compromising any encumbrance, charge, lien, security interest or claim of lien or security interest which (in Mortgagee’s sole judgment) is or may be senior in priority to this Mortgage, such judgment of Mortgagee to be conclusive as among the parties to this Mortgage; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under this Mortgage and the other Loan Documents; otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate persons to assist Mortgagee. Mortgagee may take any of the actions permitted under this Section 6.3.4 either with or without giving notice to any person.

6.3.5 Uniform Commercial Code Remedies. Mortgagee may exercise any or all of the remedies granted to a secured party under the Indiana Uniform Commercial Code, as amended or recodified from time to time.

6.3.6 Judicial Action. Mortgagee may bring an action in any court of competent jurisdiction to foreclose this Mortgage or to obtain specific enforcement of any of the covenants or other terms of this Mortgage.

6.3.7 Power of Sale. Mortgagee shall have the discretionary right to cause some or all of the Property, including any Property which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law. Any rights, powers and remedies provided in this mortgage may be exercised only to the extent that the exercise thereof does not violate applicable law.

(a) Sales of Personal Property.

(i) For purposes of this power of sale, Mortgagee may elect to treat as personal property any Property which is intangible or which can be severed from the Land or Improvements without causing structural damage. If it chooses to do so, Mortgagee may dispose of any personal property separately from the sale of real property, in any manner permitted by Article 9 of the Indiana Uniform Commercial Code, as amended or recodified from time to time, including

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any public or private sale, or in any manner permitted by any other applicable law. Any proceeds of any such disposition shall not cure any Event of Default or reinstate any Secured Obligation.

(ii) In connection with any sale or other disposition of such personal property, Mortgagor agrees that the following procedures constitute a commercially reasonable sale: Mortgagee shall mail written notice of the sale as required by Article 9 of the Indiana Uniform Commercial Code. Once per week during the three weeks immediately preceding such sale, Mortgagee will publish notice of the sale in a local daily newspaper of general circulation. Upon receipt of any written request, Mortgagee will make such personal property available to any bona fide prospective purchaser for inspection during reasonable business hours. Notwithstanding any provision to the contrary, Mortgagee shall be under no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the personal property offered for sale. The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

(b) Foreclosure Sales of Real Property or Mixed Collateral.

(i) Mortgagee may choose to dispose of some or all of the Property which consists solely of real property in any manner then permitted by applicable law. In its discretion, Mortgagee may also or alternatively choose to dispose of some or all of the Property, in any combination consisting of both real and personal property, together in one sale to be held in accordance with the law and procedures applicable to real property, as permitted by Article 9 of the Indiana Uniform Commercial Code, as amended or recodified from time to time. Mortgagor agrees that such a sale of personal property together with real property constitutes a commercially reasonable sale of the personal property. For purposes of this power of sale, either a sale of real property alone, or a sale of both real and personal property together in accordance with Article 9 of the Indiana Uniform Commercial Code, as amended or recodified from time to time, will sometimes be referred to as a “Foreclosure Sale.”

(ii) Before any Foreclosure Sale, Mortgagee shall give such notice of default and election to sell as may then be required by law. When all time periods then legally mandated have expired, and after such notice of sale as may then be legally required has been given, Mortgagee shall sell the property being sold at a public auction to be held at the time and place specified in the notice of sale. Neither Mortgagee shall have any obligation to make demand on Mortgagor before any Foreclosure Sale. From time to time in accordance with then applicable law, Mortgagee may, postpone any Foreclosure Sale by public announcement at the time and place noticed for that sale.

(iii) At any Foreclosure Sale, Mortgagee shall sell the property being sold at a public auction to the highest bidder at public auction for cash in lawful money of the United States. Mortgagee shall execute and deliver to the

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purchaser(s) a deed or deeds conveying the property being sold without any covenant or warranty whatsoever, express or implied. The recitals in any such deed of any matters or facts, including any facts bearing upon the regularity or validity of any Foreclosure Sale, shall be conclusive proof of their truthfulness. Any such deed shall be conclusive against all persons as to the facts recited in it.

6.3.8 Single or Multiple Foreclosure Sales. If the Property consists of more than one lot, parcel or item of property, Mortgagee may:

(a) Designate the order in which the lots, parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

(b) Elect to dispose of the lots, parcels and/or items through a single consolidated Foreclosure Sale or disposition to be held or made under the power of sale granted in Sections 1.1 and 6.3.7, or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Mortgagee may deem to be in its best interests.

If Mortgagee chooses to have more than one Foreclosure Sale, Mortgagee at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as Mortgagee may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the liens or security interests of this Mortgage on any part of the Property which has not been sold until all of the Secured Obligations have been paid in full and the Commitment has been fully and finally terminated.

6.3.9 Other Permitted Remedies. Mortgagee and the Lenders may refuse to make any advance to, or issue any Letter of Credit for the account of, Borrower or Mortgagor. Mortgagee and the Lenders may exercise any and all other rights and remedies available under the Loan Documents and applicable law, including, without limitation, the right to file applications to change, and to exercise all other rights and remedies available under applicable law with respect to, all water permits and rights relating to the Property; provided however that, notwithstanding the foregoing or any other provision contained in this Mortgage, the remedies provided by this Mortgage shall not include the right to take any action that violates applicable Gaming Laws.

6.4 Credit Bids. At any Foreclosure Sale, any person, including Mortgagor or Mortgagee, may bid for and acquire the Property or any part thereof to the extent permitted by then applicable law. Instead of paying cash for such property, Mortgagee may settle for the purchase price by crediting against the sales price of the Property or any part thereof any or all of the outstanding Secured Obligations (including without limitation the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Mortgagor is obligated to pay or reimburse Mortgagee or the Lenders under Section 5.11) in such order and proportions as Mortgagee in its absolute discretion may choose.

6.5 Application of Foreclosure Sale Proceeds. Mortgagee shall apply the proceeds of any Foreclosure Sale in the manner required by applicable law; provided that all proceeds that are to be applied against the Secured Obligations shall, except as otherwise required by applicable law, be applied against the Secured Obligations in any order and proportions as

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Mortgagee in its absolute discretion may choose (subject to any applicable provisions for priority of application of proceeds set forth in the Credit Agreement).

6.6 Application of Rents and Other Sums. Mortgagee shall apply any and all Rents collected by it, and any and all sums other than proceeds of a Foreclosure Sale which Mortgagee may receive or collect under Section 6.3, in the following manner:

(a) First, to pay the portion of the Secured Obligations attributable to the costs and expenses of operation and collection that may be incurred by Mortgagee or any receiver;

(b) Second, to pay all other Secured Obligations in any order and proportions as Mortgagee in its absolute discretion may choose (subject to the provisions for priority of application of payments set forth in the Credit Agreement); and

(c) Third, to remit the remainder, if any, to the person or persons entitled to it. Mortgagee shall have no liability for any funds which it does not actually receive.

7. Leasehold Mortgage Provisions. The provisions of this Article 7 shall apply in the event that, and so long as, any portion of the Property consists of Mortgagor’s interests as tenant under any lease or leases (collectively, including the Existing Ground Leases, the “Ground Leases”). Unless otherwise expressly provided, the lien of this Mortgage shall encumber all of Mortgagor’s rights and interests under and in connection with any Ground Lease, including without limitation, renewal and extension rights, options to expand, and purchase options (all of which rights shall be collectively referred to herein as a “Ground Leasehold”). Mortgagor hereby agrees, with respect to each Ground Lease, as follows:

7.1 Mortgagor shall timely perform its obligations in connection with each Ground Lease. Without limiting the generality of Section 6.3.4 above, Mortgagor specifically acknowledges Beneficiary’s right, while any default by Mortgagor under any Ground Lease remains uncured, to perform the defaulted obligations and take all other actions which Beneficiary deems necessary to protect its interests with respect thereto, and Mortgagor hereby irrevocably appoints Beneficiary its true and lawful attorney-in-fact (which appointment is irrevocable and coupled with an interest) in its name or otherwise to execute all documents, and perform all other acts, which Beneficiary reasonably deems necessary to preserve its or Mortgagor’s rights with respect to any Ground Lease. Any amounts advanced by Beneficiary pursuant to this Section shall be included in the Secured Obligations.

7.2 Mortgagor shall not, without Beneficiary’s prior written consent, modify, or cause or permit the termination of, any Ground Lease, or exercise any right to terminate any extension options provided therein, or waive or in any way release the landlord under any Ground Lease of or from any obligation or condition.

7.3 Mortgagor shall notify Beneficiary promptly in writing of (i) the occurrence of any default by the landlord under any Ground Lease, and (ii) the receipt by Mortgagor of any notice claiming the occurrence of any default by Mortgagor under any Ground Lease or the occurrence of any event which, with the passage of time or the giving of notice or

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both, would constitute a default by Mortgagor under any Ground Lease (and Mortgagor shall also promptly deliver a copy of any such notice to Beneficiary).

7.4 Unless Beneficiary otherwise consents in writing, so long as any Secured Obligation remains outstanding, neither the fee title to, nor any other estate or interest in, the real property subject to any Ground Lease shall merge with any Ground Leasehold, notwithstanding the union of such estates in the landlord or the tenant or in a third party. Any acquisition of the landlord’s interest in any Ground Lease by Mortgagor or any affiliate of Mortgagor shall be accomplished in such a manner as to avoid a merger of the interests of Landlord and tenant unless Beneficiary consents to such merger in writing.

7.5 If Mortgagor acquires fee title to any portion of the real property subject to any Ground Lease, this Mortgage shall automatically be a lien on such fee title.

7.6 Unless otherwise expressly obligated to do so by the terms and provisions of any Lease (and then only to the extent of any such obligation), Mortgagor shall not subordinate any Ground Lease or Ground Leasehold to any mortgage or other encumbrance of, or lien on, any interest in the real property subject to such Ground Leasehold without the prior written consent of Beneficiary. Any such prohibited subordination without such consent shall, at Beneficiary’s option, be void.

7.7 All subleases entered into by Mortgagor with respect to all or any portion of the Property (and all existing subleases modified by Mortgagor) shall provide that such subleases are subordinate to the lien of this Mortgage and any modifications of this Mortgage and the obligations secured hereby and that, if Beneficiary forecloses under this Mortgage or enters into a new lease with any landlord under any Ground Lease pursuant to the provisions for a new lease, if any, contained in the applicable Ground Lease or in any other document or agreement, the subtenant shall attorn to Beneficiary or its assignee and the sublease shall remain in full force and effect in accordance with its terms notwithstanding the termination of the applicable Ground Lease.

7.8 Mortgagor shall exercise any option or right to renew or extend the term of any Ground Lease at least four months prior to the date of termination of any such option or right, shall give immediate written notice thereof to Beneficiary, and shall execute, deliver and record any documents requested by Beneficiary to evidence the lien of this Mortgage on such extended or renewed lease term. If Mortgagor fails to exercise any such option or right as required herein, Beneficiary may exercise the option or right as Mortgagor’s agent and attorney-in-fact pursuant to this Mortgage, or in Beneficiary’s own name or in the name of and on behalf of a nominee of Beneficiary, as Beneficiary chooses in its absolute discretion.

7.9 As security for the Secured Obligations, Mortgagor hereby assigns to Beneficiary a security interest in all prepaid rents and security deposits and all other security which the landlords under the Ground Leases hold for the performance of Mortgagor’s obligations thereunder.

7.10 Promptly upon demand by Beneficiary, Mortgagor shall use reasonable efforts to obtain from the landlord under any Ground Lease and furnish to Beneficiary an

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estoppel certificate of such landlord stating the date through which rent has been paid, whether or not there are any defaults, and the specific nature of any claimed defaults.

7.11 Mortgagor shall notify Beneficiary promptly in writing of any request by either party to any Ground Lease for arbitration, appraisal or other proceedings relating to any Ground Lease and of the institution of any such proceeding, and shall promptly deliver to Beneficiary a copy of all determinations in any such proceeding. Beneficiary shall have the right, following written notice to Mortgagor, to participate in any such proceeding in association with Mortgagor or on its own behalf as an interested party. Mortgagor shall notify Beneficiary promptly in writing of the institution of any legal proceeding involving obligations under any Ground Lease, and Beneficiary may intervene in any such legal proceeding and be made a party. Mortgagor shall promptly provide Beneficiary with a copy of any decision rendered in connection with any such proceeding.

7.12 To the extent permitted by law, the price payable by Mortgagor or any other party in the exercise of the right of redemption, if any, from any sale under, or decree of foreclosure of, this Mortgage shall include all rents and other amounts paid and other sums advanced by Beneficiary on behalf of Mortgagor as the tenant under the Ground Leases.

7.13 In addition to all other Events of Default described in this Mortgage, the occurrence of any of the following shall be an Event of Default hereunder:

7.13.1 A breach or default by Mortgagor under any Ground Lease, subject to any applicable cure period; or

7.13.2 The occurrence of any event or circumstance which gives the landlord under any Ground Lease a right to terminate such Ground Lease.

7.14 As used in this Mortgage, the “Bankruptcy Code” shall mean 11 U.S.C. §§ 101, et seq., as modified and/or recodified from time to time. Notwithstanding anything to the contrary contained herein with respect to any Ground Lease:

7.14.1 The lien of this Mortgage attaches to all of Mortgagor’s rights under Subsection 365(h) of the Bankruptcy Code, including without limitation, any and all elections to be made thereunder, any and all rights under any Ground Lease which Mortgagor is entitled to retain pursuant to 11 U.S.C. § 365(h)(1)(A)(ii) in the event of a rejection under the Bankruptcy Code of such Ground Lease by the landlord thereunder (or any trustee thereof), and any and all rights of offset under or as described in 11 U.S.C. § 365(h)(1)(B).

7.14.2 Mortgagor acknowledges and agrees that, by the terms hereof and by operation of 11 U.S.C. § 365(h)(1)(D), Beneficiary has, and until this Mortgage has been fully reconveyed continuously shall have, whether before or after any default under any of the Secured Obligations or the taking of any action to enforce any of Beneficiary’s rights and remedies under this Mortgage or any foreclosure sale hereunder, the complete, unfettered and exclusive right, in its sole and absolute discretion, to elect (the “365(h) Election”) whether (i) any Ground Lease that has been rejected under the Bankruptcy Code by the landlord thereunder (or any trustee therefor) shall be treated as terminated under 11 U.S.C. § 365(h)(1)(A)(i), or (ii) the rights under such Ground Lease that are in or appurtenant to the real property, as described in 11 U.S.C. §

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365(h)(1)(A)(ii), should be retained pursuant to that subsection. To the extent that, notwithstanding the preceding sentence and 11 U.S.C. § 365(h)(1)(D), Mortgagor now or at any time in the future has any right to make, or to participate in or otherwise in any manner affect the making of, the 365(h) Election with respect to any Ground Lease, Mortgagor hereby absolutely assigns and conveys to Beneficiary any and all such rights, and all of Mortgagor’s right, title and interest therein, which may be used and exercised by Beneficiary completely, exclusively, and without any restriction whatsoever, in Beneficiary’s sole and absolute discretion, whether before or after any default upon any of the Secured Obligations, the taking of any action to enforce any of Beneficiary’s rights and remedies under this Mortgage, or any foreclosure sale hereunder. Mortgagor hereby unconditionally and irrevocably appoints Beneficiary as its attorney-in-fact (which appointment is coupled with an interest) to exercise Mortgagor’s right, if any, to make, or participate in, or otherwise in any matter affecting the making of, the 365(h) Election with respect to any Ground Lease. Mortgagor shall not in any manner impede or interfere with any action taken by Beneficiary and, at the request of Beneficiary, Mortgagor shall take or join in the taking of any action to make, or participate in or otherwise in any manner affect the making of, the 365(h) Election with respect to any Ground Lease, in such manner as Beneficiary determines in its sole and absolute discretion. Unless and until instructed to do so by Beneficiary (as determined by Beneficiary in its sole and absolute discretion), Mortgagor shall not take any action to make, or participate in or otherwise in any manner affect the making of, the 365(h) Election with respect to any Ground Lease, including in particular, but without limitation, any election to treat any Ground Lease as terminated. Beneficiary shall have no obligation whatsoever to Mortgagor or any other person or entity in connection with the making of the 365(h) Election with respect to any Ground Lease or any instruction by Beneficiary to Mortgagor given, withheld or delayed in respect thereof, nor shall Beneficiary have any liability to Mortgagor or any other person or entity arising from any of the same.

7.14.3 As security for the Secured Obligations, Mortgagor hereby irrevocably assigns to Beneficiary all of Mortgagor’s rights to damages arising from any rejection by any landlord (or any trustee thereof) of any Ground Lease under the Bankruptcy Code. Beneficiary and Mortgagor shall proceed jointly or in the name of Mortgagor in respect of any claim or proceeding relating to the rejection of any Ground Lease, including without limitation, the right to file and prosecute any proofs of claim, complaints, motions and other documents in any case in respect of such landlord under the Bankruptcy Code. This assignment shall continue in effect until all of the Secured Obligations have been satisfied in full. Any amounts received by Beneficiary or Mortgagor as damages arising from the rejection of any Ground Lease as aforesaid shall be applied first to all costs reasonably incurred by Beneficiary (including attorneys’ fees) in connection with this section 7.14.3 and then in accordance with other applicable provisions of this Mortgage.

7.14.4 If, pursuant to the Bankruptcy Code, Mortgagor seeks to offset against the rent reserved in any Ground Lease the amount of any damages caused by the nonperformance of the landlord’s obligations after the rejection by the landlord (or any trustee thereof) of such Ground Lease, Mortgagor shall, prior to effecting such offset, notify Beneficiary in writing of its intent to do so, setting forth the amounts proposed to be offset and, in the event that Beneficiary objects, Mortgagor shall not effect any offset of the amounts to which Beneficiary objects. If Beneficiary fails to object within 10 days following receipt of such notice, Mortgagor may offset the amounts set forth in Mortgagor’s notice.

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7.14.5 If any legal proceeding is commenced with respect to any Ground Lease in connection with any case under the Bankruptcy Code, Beneficiary and Mortgagor shall cooperatively conduct any such proceeding with counsel reasonably agreed upon between Mortgagor and Beneficiary. Mortgagor shall, upon demand, pay to Beneficiary all costs (including attorneys’ fees) reasonably incurred by Beneficiary in connection with any such proceeding.

7.14.6 Mortgagor shall immediately notify Beneficiary orally upon learning of any filing by or against any landlord of a petition under the Bankruptcy Code. Mortgagor shall thereafter promptly give written notice of such filing to Beneficiary, setting forth any information available to Mortgagor with respect to the date of such filing, the court in which such petition was filed, and the relief sought therein. Mortgagor shall promptly deliver to Beneficiary all notices, pleadings and other documents received by Mortgagor in connection with any such proceeding.

7.15 No maintenance, repair or other obligation of Mortgagor hereunder which relates to the “Property” shall apply to any Ground Leasehold with respect to which the applicable Ground Lease imposes such obligation on the landlord so long as (a) Mortgagor does not own the landlord’s interest; (b) such landlord is performing such obligation in accordance with the terms of such Ground Lease; and (c) the Ground Lease has not been rejected by the landlord (or any trustee thereof) under the Bankruptcy Code.

7.16 The generality of the provisions of this Mortgage shall not be limited by any provision of this Article 7 that sets forth particular obligations of Mortgagor as the tenant under the Ground Leases.

7.17 Mortgagor hereby represents and warrants to Beneficiary as follows:

7.17.1 The Existing Ground Leases are in full force and effect;

7.17.2 Mortgagor owns the entire tenant’s interest under the Existing Ground Leases and has the right under the Existing Ground Leases to execute this Mortgage; and

7.17.3 No default under the Existing Ground Leases remains uncured, nor has any event occurred which, with the passage of time or service of notice or both, would constitute such a default.

8. Suretyship Provisions. The following provisions shall apply to the extent that all or any portion of the obligations secured hereby now or hereafter constitute obligations of person(s) (collectively, “Borrowers”) other than, or in addition to, Mortgagor:

8.1 Conditions to Exercise of Rights. Mortgagor hereby waives any right it may now or hereafter have to require Mortgagee, as a condition to the exercise of any remedy or other right against Mortgagor hereunder or under any other document executed by Mortgagor in connection with any Secured Obligation, (a) to proceed against any Borrower or any other person, or against any other collateral assigned to Mortgagee by Mortgagor or any Borrower or

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any other person, (b) to pursue any other right or remedy in Mortgagee’s power, (c) to give notice of the time, place or terms of any public or private sale of real or personal property collateral assigned to Mortgagee by any Borrower or any other person (other than Mortgagor), or otherwise to comply with Section 9504 of the Indiana Commercial Code (as modified or recodified from time to time) with respect to any such personal property collateral, or (d) to make or give (except as otherwise expressly provided in the Loan Documents) any presentment, demand, protest, notice of dishonor, notice of protest or other demand or notice of any kind in connection with any Secured Obligation or any collateral (other than the Property) for any Secured Obligation. Mortgagor also waives any defense in any way related to the foregoing.

8.2 Waiver of Defenses. Mortgagor hereby waives any defense it may now or hereafter have that relates to: (a) any disability or other defense of any Borrower or any other person; (b) the cessation, from any cause other than full performance, of the obligations of Borrower or any other person; (c) the application of the proceeds of any Secured Obligation, by any Borrower or any other person, for purposes other than the purposes represented to Mortgagor by any Borrower or otherwise intended or understood by Mortgagor or any Borrower; (d) any act or omission by Mortgagee which directly or indirectly results in or contributes to the release of any Borrower or any other person or any collateral for any Secured Obligation; (e) the unenforceability or invalidity of any collateral assignment (other than this Mortgage) or guaranty with respect to any Secured Obligation, or the lack of perfection or continuing perfection or lack of priority of any lien which secures any Secured Obligation; (f) any failure of Mortgagee to marshal assets in favor of Mortgagor or any other person; (g) any modification of any Secured Obligation, including any renewal, extension, acceleration or increase in interest rate, or (h) any election of remedies by Mortgagee that impairs any subrogation or other right of Mortgagor to proceed against any Borrower or any other person, including any loss of rights resulting from anti-deficiency laws relating to nonjudicial foreclosures of real property or other laws limiting, qualifying or discharging obligations or remedies; (i) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (j) any failure of Mortgagee to file or enforce a claim in any bankruptcy or other proceeding with respect to any person; (k) the election by Mortgagee, in any bankruptcy proceeding of any person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (l) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (m) any use of cash collateral under Section 363 of the United States Bankruptcy Code; or (n) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person.

The Mortgagor waives all rights and defenses that the Mortgagor may have because a Borrower’s debt is secured by real property. This means, among other things:

(1)	The Mortgagee may foreclose, judicially or non judicially, under this Mortgage, without first foreclosing on any real or personal property collateral pledged by any Borrower or any other person.

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(2)	If the Mortgagee forecloses on any real property collateral pledged by the Borrower or any other person:

(A)	The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B)	The Mortgagee may foreclose on any such real property collateral even if the Mortgagee, by foreclosing on such real property collateral, has destroyed any right the Mortgagor may have to collect from any Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses the Mortgagor may have because a Borrower’s debt secured by real property.

The Mortgagor also waives all rights and defenses arising out of an election of remedies by the Mortgagee, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Mortgagor’s rights of subrogation and reimbursement against the principal.

8.3 Subrogation. Mortgagor hereby waives, until such time as all Secured Obligations are fully performed, (a) any right of subrogation against any Borrower or any other person that relates to any Secured Obligation, (b) any right to enforce any remedy Mortgagee may now or hereafter have against any Borrower or any other person, and (c) any right to participate in any collateral now or hereafter assigned to Mortgagee with respect to any Secured Obligation.

8.4 Mortgagor Information. Mortgagor warrants and agrees: (a) that Mortgagor has not relied, and will not rely, on any representations or warranties by Mortgagee to Mortgagor with respect to the creditworthiness of any Borrower or any other person or the prospects of repayment of any Secured Obligation from sources other than the Property; (b) that Mortgagor has established and/or will establish adequate means of obtaining from each Borrower and each other person liable, directly or through a guaranty or pledge of collateral, for the repayment of the loan, on a continuing basis financial and other information pertaining to the business operations, if any, and financial condition of each Borrower and each such other person; (c) that Mortgagor assumes full responsibility for keeping informed with respect to the business operations, if any, and financial condition of each Borrower and each such other person; and (d) that Mortgagee shall have no duty to disclose or report to Mortgagor any information now or hereafter known to Mortgagee with respect to any Borrower or other person, including without limitation information relating to any Borrower’s or other person’s business operations or financial condition.

8.5 Other Rights of Sureties. Mortgagor hereby waives all other rights it may now or hereafter have, whether or not similar to any of the foregoing, by reason of laws of the State of Indiana and the State of New York pertaining to sureties.

8.6 Reinstatement of Lien. Mortgagee’s rights hereunder shall be reinstated and revived, and the enforceability of this Mortgage shall continue, with respect to any amount at any time paid on account of any Secured Obligation which Mortgagee is thereafter required to restore or return in connection with a bankruptcy, insolvency, reorganization or similar proceeding with respect to any Borrower or any other person.

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8.7 Subordination. Until all of the Secured Obligations have been fully paid and performed, (a) Mortgagor hereby agrees that all existing and future indebtedness and other obligations of each Borrower to Mortgagor (collectively, the “Subordinated Debt”) shall be and are hereby subordinated to all Secured Obligations which constitute obligations of the applicable Borrower, and the payment thereof is hereby deferred in right of payment to the prior payment and performance of all such Secured Obligations; (b) Mortgagor shall not collect or receive any cash or non-cash payments on any Subordinated Debt or transfer all or any portion of the Subordinated Debt; and (c) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, any Borrower with respect to any Subordinated Debt is received by Mortgagor, such payment or distribution shall be held in trust and immediately paid over to Mortgagee, is hereby assigned to Mortgagee as security for the Secured Obligations, and shall be held by Mortgagee in an interest bearing account until all Secured Obligations have been fully paid and performed.

8.8 Lawfulness and Reasonableness. Mortgagor warrants that all of the waivers in this Mortgage are made with full knowledge of their significance, and of the fact that events giving rise to any defense or other benefit waived by Mortgagor may destroy or impair rights which Mortgagor would otherwise have against Mortgagee, Borrowers and other persons, or against collateral. Mortgagor agrees that all such waivers are reasonable under the circumstances and further agrees that, if any such waiver is determined (by a court of competent jurisdiction) to be contrary to any law or public policy, such waiver shall be effective to the fullest extent permitted by law.

9. Miscellaneous Provisions.

9.1 Additional Provisions. The Loan Documents fully state all of the terms and conditions of the parties’ agreement regarding the matters mentioned in or incidental to this Mortgage. The Loan Documents also grant further rights to Mortgagee and contain further agreements and affirmative and negative covenants by Mortgagor which apply to this Mortgage and to the Property.

9.2 No Waiver or Cure.

9.2.1 Each waiver by Mortgagee must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Mortgagee to take action on account of any default of Mortgagor. Consent by Mortgagee to any act or omission by Mortgagor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Mortgagee’s consent to be obtained in any future or other instance.

9.2.2 If any of the events described below occurs, that event alone shall not: cure or waive any breach, Event of Default or notice of default under this Mortgage or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Loan Documents have been cured); or impair the security of this Mortgage; or prejudice Mortgagee, or any receiver in the exercise of any right or remedy afforded any of them under this Mortgage; or be construed as an affirmation by Mortgagee of any tenancy, lease or option, or a subordination of the lien or security interest of this Mortgage.

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(a) Mortgagee, its agent or a receiver takes possession of all or any part of the Property in the manner provided in Section 6.3.3.

(b) Mortgagee collects and applies Rents as permitted under Sections 2.3 and 6.6 or exercises Mortgagor’s right, title and interest under the Leases, either with or without taking possession of all or any part of the Property.

(c) Mortgagee receives and applies to any Secured Obligation proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Mortgagee under Section 5.5.

(d) Mortgagee makes a site visit, observes the Property and/or conducts tests as permitted under Section 5.14.

(e) Mortgagee receives any sums under this Mortgage or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations.

(f) Mortgagee or any receiver invokes any right or remedy provided under this Mortgage.

9.3 Powers of Mortgagee.

9.3.1 Intentionally Omitted.

9.3.2 If Mortgagee performs any act which it is empowered or authorized to perform under this Mortgage, including any act permitted by Section 5.9 or Section 6.3.4, that act alone shall not release or change the personal liability of any person for the payment and performance of the Secured Obligations then outstanding, or the lien or security interest of this Mortgage on all or the remainder of the Property for full payment and performance of all outstanding Secured Obligations. The liability of the original Mortgagor shall not be released or changed if Mortgagee grants any successor in interest to Borrower or Mortgagor any extension of time for payment, or modification of the terms of payment, of any Secured Obligation. Mortgagee shall not be required to comply with any demand by any original Mortgagor that Mortgagee refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest.

9.3.3 Mortgagee may take any of the actions permitted under Sections 6.3.2 and/or 6.3.3 regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Mortgage.

9.3.4 From time to time, Mortgagee may apply to any court of competent jurisdiction for aid and direction in executing the trust and enforcing the rights and remedies created under this Mortgage. Mortgagee may from time to time obtain orders or decrees directing, confirming or approving acts in executing this trust and enforcing these rights and remedies.

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9.4 Merger. No merger shall occur as a result of Mortgagee’s acquiring any other estate in or any other lien on or security interest in the Property unless Mortgagee consents to a merger in writing.

9.5 Applicable Law. This Mortgage shall be governed by and construed in accordance with the laws of the State of New York. Notwithstanding the foregoing, the parties agree that:

9.5.1 The procedures governing the enforcement by Mortgagee of provisional remedies against Mortgagor directly relating to the Property, including, by way of illustration but not limitation, any such actions for replevin, for claim of delivery of property, or for the appointment of a receiver, shall be governed by the laws of the State of Indiana; and

9.5.2 The laws of the State of Indiana shall apply to the extent, but only to the extent, necessary in order to create, to perfect, and to foreclose the security interests and liens created hereby, provided, however, that nothing in this Section shall in any event be construed to provide that the substantive law of the State of Indiana shall apply to the obligations and indebtedness secured by this Mortgage or evidenced by the other Loan Documents, which are and shall continue to be governed by the substantive law of the State of New York.

9.6 Successors in Interest. The terms, covenants and conditions of this Mortgage shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. However, this Section 9.6 does not waive the provisions of Section 6.1.

9.7 Interpretation.

9.7.1 Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Mortgage are for convenience only and do not define or limit any terms or provisions. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”

9.7.2 The word “obligations” is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations. It further includes all principal, interest, reimbursement and indemnity obligations, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions.

9.7.3 No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Mortgage. All Exhibits and/or Schedules attached to this Mortgage are hereby incorporated in this Mortgage.

9.8 In-House Counsel Fees. Whenever Mortgagor is obligated to pay or reimburse Mortgagee for any attorneys’ fees, those fees shall include the allocated costs for services of in-house counsel.

9.9 Waiver of Marshalling. To the extent permitted by applicable law, Mortgagor waives all rights, legal and equitable, it may now or hereafter have to require

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marshalling of assets or to require foreclosure sales of assets in a particular order. Each successor and assign of Mortgagor, including any holder of a lien or security interest subordinate to this Mortgage, by acceptance of its interest or lien or security interest, agrees that it shall be bound by the above waiver, as if it had given the waiver itself.

9.10 Severability. Any provision in this Mortgage that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of this Mortgage are declared to be severable.

9.11 Notices. Mortgagor hereby requests that a copy of notice of default and notice of sale be mailed to it at the address set forth below. That address is also the mailing address of Mortgagor as debtor under the Indiana Uniform Commercial Code, as amended or recodified from time to time. Mortgagee’s address given below is the address for Mortgagee as secured party under the Indiana Uniform Commercial Code, as amended or recodified from time to time.

Addresses Where

Notices to Mortgagor

Are to Be Sent:

Belterra Resort Indiana, LLC

c/o Pinnacle Entertainment, Inc.

Suite 1800

3800 Howard Hughes Parkway

Las Vegas, NV 89109

Telephone: (702) 784-7777

Telecopier: (702) 784-7778

Attn: Chief Financial Officer

Addresses Where

Notices to Mortgagee

Are to Be Sent:

Lehman Commercial Paper Inc.

745 7th Avenue

19 Floor

New York, NY 10019

Attn: Andrew Keith

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IN WITNESS WHEREOF, this Mortgage has been executed as of the date first written above.

Mortgagor:	[BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company]

	By:	Pinnacle Entertainment, Inc., its sole member and managing member

Its

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EXHIBIT A

(Legal Description of Land)

EXHIBIT A to MORTGAGE executed as of December     , 2003, by [BELTERRA RESORT INDIANA, LLC a Nevada limited liability company], as “Mortgagor”, in favor of LEHMAN COMMERCIAL PAPER INC, as Administrative Agent for the Lenders, as “Mortgagee.”

DESCRIPTION OF PROPERTY

[Omitted]

A-1

EXHIBIT H TO CREDIT AGREEMENT

FORM OF PREFERRED SHIP MORTGAGE

THIS PREFERRED SHIP MORTGAGE (“Mortgage”) on the vessel Miss Belterra, No. 1098321, dated December     , 2003, is made by BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company (“Owner”), in favor of LEHMAN COMMERCIAL PAPER INC., in its capacity as Administrative Agent (herein, “Mortgagee”) for the benefit of itself, and the “Lenders” party to the Credit Agreement defined below in Recital C (such parties being referred to herein collectively and individually as “Lenders”). Any capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Credit Agreement defined below in Recital C.

RECITALS

A. Owner is the sole owner of the whole of the Vessel named (and as defined) herein and has agreed to give this Mortgage as security for the Secured Obligations described below.

B. The total amount of this Mortgage is $300,000,000 plus interest and performance of mortgage covenants and the discharge amount is the same as the total amount.

C. Pursuant to that certain Credit Agreement dated as of December     , 2003 by and among Borrower, the Lenders and the Mortgagee as Administrative Agent (as such Credit Agreement maybe amended, extended, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), the Lenders are making certain credit facilities available to Borrower which consist of, among other things, loans in the amount of $300,000,000.

D. It is a condition precedent to the extension of credit facilities under the Credit Agreement that this Mortgage be executed to provide security for Owner’s “Guarantied Obligations” under that certain Subsidiary Guaranty dated as of December     , 2003 (the “Subsidiary Guaranty”) made by the Owner and other “Guarantors” (as defined therein) in favor of the Lenders (the “Secured Obligations”). Owner expects to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to Borrower.

AGREEMENT

NOW, in consideration of the premises and for other good and valuable consideration, receipt of all of which is acknowledged, and to secure payment of the Secured Obligations and the performance of all covenants relating hereto and thereto, Owner mortgages and conveys unto Mortgagee, its successors and assigns, the whole of the Vessel named (and as defined) below and as further described in the most recent Certificate of Documentation issued and identified as follows:

Name of Vessel:	Miss Belterra

Official No.:	1098321	Gross Tons:	11,849	Net Tons:	3,672

Certificate issued by:	National Vessel Documentation Center

Date of Issuance:	June 24, 2003

together with (i) all masts, boilers, cables, engines, machinery, bowsprits, sails, rigging, anchors, chains, tackle, apparel, furniture, fittings, tools, pumps, equipment, radar, sonar, navigational devices and supplies, and all fishing and other appurtenances and accessories and additions, improvements and replacements whether on board or removed, (ii) the foregoing Certificate of Documentation, which is included herein by reference, and (iii) all earnings, freight, sub-freights, charter hires and sub-charter hires, if any, all of which shall be included in the term “Vessel”;

TO HAVE AND TO HOLD all and singular the Vessel unto Mortgagee, its successors and assigns, forever, upon the terms herein set forth for the enforcement of the Secured Obligations, including, without limitation, to secure performance of, and compliance with all agreements, covenants, terms and conditions in, this Mortgage and the Subsidiary Guaranty;

PROVIDED, HOWEVER, this Mortgage shall cease, if Owner, or its successors or assigns (i) perform and observe all and singular the terms, covenants and agreements secured hereby and set forth herein, (ii) cease to be a Subsidiary as a result of a transaction permitted under the terms of the Credit Agreement, or (iii) secure a release of this Mortgage in accordance with Section 10.15 of the Credit Agreement; otherwise this Mortgage is to remain in full force and effect.

Nothing in any agreement or other document evidencing the Secured Obligations or in any other agreement between the parties shall be deemed a waiver by Mortgagee of any of the benefits of Chapter 313 of Title 46, U.S. Code (“Chapter 313”) unless such waiver is contained in a written agreement specifically stating that it is the intention of the Mortgagee to waive such benefits.

Owner agrees to perform the Secured Obligations, with interest as provided by the terms thereof, and to perform and observe the further terms, covenants and agreements contained herein, and to hold the Vessel subject thereto.

Owner is organized and is and shall continue in good standing under the laws of the State of Nevada and is authorized to do business and is in good standing in each other state where the nature of Owner’s activities (including, without limitation, operation of the Vessel) requires it to be so authorized and in good standing, except where failure to so qualify or be in good standing would not constitute a Material Adverse Effect.

ARTICLE I.

PARTICULAR COVENANTS OF OWNER

Owner covenants:

1.1 Owner is and continues to be a citizen of the United States entitled to own and operate the Vessel under her certificate of documentation, which Owner shall maintain in full force and effect. All actions necessary for the execution, delivery and performance of this Mortgage and the Subsidiary Guaranty have been duly taken, and each such agreement or instrument is the valid and legally binding obligation of Owner and enforceable against Owner according to its respective terms.

1.2 Owner lawfully owns and possesses the Vessel free from all liens and encumbrances whatsoever (except as may be expressly permitted by the terms hereof or of the Credit Agreement) and shall warrant and defend title to and possession of all and every part for

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the benefit of Mortgagee against all persons, subject to Liens permitted under Section 7.3 of the Credit Agreement. Owner shall not set up against Mortgagee and/or any assignee of this Mortgage any claim of Owner against Mortgagee and/or assignee under any past or future transaction.

1.3 All risk of loss, damage or destruction to or arising from the Vessel shall at all times be on Owner. Owner shall maintain at all times throughout the term of this Mortgage and at Owner’s sole expense, the policies of insurance required to be maintained by the Owner pursuant to the terms of the Credit Agreement, which shall additionally insure the Vessel. The insurance required hereby shall be in such amounts, against such risks, in such form and with such insurers as responsible companies engaged in similar businesses and owning similar assets would maintain and shall otherwise be satisfactory to Mortgagee. In no event shall Mortgagee be responsible for premiums, warranties, conditions or representations to any insurer or any agent thereof. The insurance maintained by Owner shall be primary without any right of contribution from insurance which may be maintained by Mortgagee. Owner shall furnish to Mortgagee a certificate or other evidence satisfactory to Mortgagee that such insurance coverage is in effect. However, Mortgagee shall be under no duty to ascertain the existence or adequacy of such insurance.

1.4 Owner shall comply with and shall not permit the Vessel to be operated contrary to any provision of the insurance policies covering the Vessel or contrary to any provision of laws, treaties, conventions, rules, regulations or orders of the United States, any state and/or any other jurisdiction where operated. Owner shall not abandon the Vessel in any foreign port, nor, without the prior written consent of Mortgagee, permit the Vessel to venture outside the territorial waters of the United States. Owner shall do everything necessary from time to time to establish and maintain this Mortgage as a Preferred Ship Mortgage pursuant to Chapter 313.

1.5 Owner agrees to indemnify and hold Mortgagee harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments or suits (and all costs, fees and expenses related thereto), arising out of or related to this Mortgage, the Vessel, or Mortgagee’s interest therein and the manufacture, purchase, possession, use, selection, operation or condition of the Vessel or any part thereof.

1.6 Neither the Owner nor any agent, master or charterer has the right, power or authority to create, incur or permit to be placed or imposed on the Vessel in whole or in part any lien other than to Mortgagee or for crew’s wages or salvage and other than Liens permitted under the Credit Agreement.

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1.7 Owner will carry or cause to be carried a properly certified copy of this Mortgage on board the Vessel with the documents of the Vessel to be exhibited to any and all persons having business with the Vessel which might give rise to a maritime lien thereon or to any sale, conveyance, mortgage or lease thereof, and to any representative of Mortgagee; and will cause to be placed and kept prominently displayed in the chart room and in the Master’s cabin of the Vessel a notice, framed under glass, typewritten in plain type of such size that the paragraph of reading matter shall cover a space not less than six inches wide and nine inches high, reading as follows:

“NOTICE OF PREFERRED SHIP MORTGAGE

This vessel is owned by Belterra Resort Indiana, LLC, a Nevada limited liability company, and is subject to a Preferred Ship Mortgage in favor of Lehman Commercial Paper Inc., as Mortgagee in its capacity as Administrative Agent for itself and the Lenders party to a certain credit facility. Under the terms of the Preferred Ship Mortgage, neither the owner, any charterer, the master, nor any other person has the right, power or authority to create, incur or permit to be placed or imposed upon this vessel, its freight, profits or hire, any lien whatsoever, other than the liens explicitly permitted by the terms of the Preferred Ship Mortgage.”

1.8 Owner shall pay, when due, all taxes, assessments, governmental charges, fines and penalties lawfully imposed and promptly discharge any and all Liens upon the Vessel other than taxes, assessments, governmental charges, fines and penalties and Liens which are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained in conformity with GAAP, so long as the Vessel is not in jeopardy of being seized, levied upon or forfeited as a result of such unpaid tax, assessment, governmental charge or Lien. Owner shall, at its own expense, at all times maintain the Vessel in thorough repair and working order and shall make all proper renewals and replacements. Except as permitted by Section 6.5 of the Credit Agreement, Owner shall, at its own expense, at all times maintain and preserve the Vessel and all its equipment, outfit and appurtenances tight, staunch, strong, in good condition, working order and repair and (to the extent necessary or desirable for its present use) in all respects seaworthy, and if classed by the American Bureau of Shipping or other classification society, will keep the Vessel in such condition as to entitle her to such classification. Owner shall immediately notify Mortgagee of any casualty or damage to the Vessel in an amount in excess of $500,000, or of the disappearance thereof.

1.9 If the Vessel shall be libeled, attached, detained, seized or levied upon or taken into custody under process or under color of any authority, Owner shall forthwith notify Mortgagee by telegram, confirmed by letter, and immediately get it released, and in any event within fifteen (15) days after such libel, attachment, detention, seizure, levy or taking into custody. If any lien or encumbrance, other than as permitted by Paragraph 1.6, is claimed against the Vessel, which would constitute a prior lien to this Mortgage or would adversely affect the value of Mortgagee’s security, Mortgagee may, in its discretion, pay and discharge such lien or encumbrance.

1.10 Owner and any charterer shall at all times afford Mortgagee complete opportunity to inspect the Vessel and cargoes and papers, and to examine Owner’s and any charterer’s related accounts and records; and shall certify from time to time, at such intervals as Mortgagee shall determine, that all wages and all other claims which might give rise to a lien upon the Vessel have been paid (except as otherwise permitted by Paragraph 1.6).

1.11 Owner shall not (a) sell, mortgage, deliver or lease the Vessel, nor charter the Vessel, nor in any manner transfer or agree to sell, mortgage, lease, charter, deliver or otherwise transfer, to any person, any interest or control in the Vessel, except with the prior written consent of Mortgagee, and then only if (i) to persons, and for uses, lawful for American vessels and (ii) the insurance required to be maintained hereby is unaffected or adequately replaced to the satisfaction of Mortgagee; nor (b) without the prior written consent of Mortgagee,

4

merge or consolidate with any other person, firm or corporation, or dissolve except as otherwise permitted under the Credit Agreement. Paragraphs 1.6, 1.7 and 1.10 hereof, and this Paragraph 1.11, shall be included in any charter party with respect to the Vessel.

1.12 From time to time, Owner shall execute and deliver such other and further instruments and assurance as, in the opinion of Mortgagee’s counsel, may be required to subject the Vessel more effectively to the lien of this Mortgage and as security for the performance of the Secured Obligations and for operation of the Vessel as provided herein, and to arrange sales as provided in Paragraph 2.1 (c) of Article II.

ARTICLE II.

DEFAULT

2.1 If an “Event of Default” (under and as defined in the Credit Agreement) shall have occurred and be continuing under the Credit Agreement or any other Loan Document (as defined in the Credit Agreement), then, Mortgagee may:

(a) Declare the Secured Obligations to be, and they shall be, due and payable; and/or

(b) Recover judgment for, and collect out of any property of Owner, any amount due; and/or collect all earned charter hire and freight monies relating to services performed by the Vessel, if any, Owner assigning to Mortgagee all such charter hire and freight monies then owing; and/or

(c) Retake the Vessel, with or without legal process, at any time, at any place, and, without being responsible for loss or damage, hold and in Mortgagee’s or in Owner’s name lease, charter, operate or otherwise use the Vessel for such time and on such terms as Mortgagee may deem advisable, being accountable only for net profits, if any, and with the right to dock the Vessel free of charge at Owner’s premises or elsewhere at Owner’s expense; and/or sell the Vessel, free from any claim by Owner of any nature whatsoever, in any manner permitted by law; to the extent so permitted, such sale may be public or private, without notice, without having the Vessel present, and Mortgagee may become the purchaser.

For such purpose Mortgagee and its agents are irrevocably appointed the true and lawful attorneys of Owner in its name and stead to make all necessary transfers of the Vessel thus sold.

2.2 In the event the Vessel shall be arrested or detained by any officer of any court or by any other authority, Owner authorizes Mortgagee, its officers, representatives and appointees, in the name of Owner or of Mortgagee, to receive or to take possession, and to defend any action and/or discharge any lien.

2.3 Each and every power or remedy given to Mortgagee shall be cumulative, and in addition to all powers or remedies now or later existing in admiralty, in equity, at law or by statute, and may be exercised as often as may be deemed expedient by Mortgagee. No delay or omission by Mortgagee shall impair any right, power or remedy, and no waiver of any default

5

shall waive any other default. In any suit Mortgagee shall be entitled to obtain appointment of a receiver of the Vessel and its earnings, who shall have full rights and powers to use and operate the Vessel, and to obtain a decree ordering and directing its sale and disposition.

2.4 The net proceeds of any judicial or other sale, and any lease, charter, management, operation or other use of the Vessel by Mortgagee, of any claim for damages, of any judgment, and any insurance received by Mortgagee (except to the extent paid to Owner or applied in payment of repairs or otherwise for Owner’s benefit) shall be applied as follows:

FIRST:	To the payment of all Attorney Costs, court costs, and any other expenses, losses, charges, damages incurred or advances made by Mortgagee or Lenders in order to protect their rights or caused by Owner’s failure to perform any of the Secured Obligations or any other obligations hereunder, with interest on all such amounts at the rate set forth in Section 2.15 of the Credit Agreement, and to provide adequate indemnity against any liens for which priority over this Mortgage is claimed;

SECOND:	To the payment of the Secured Obligations, and any other obligations of Owner hereunder, together with interest thereon, all in such order of application as may be required or permitted by the Loan Documents.

Mortgagee shall be entitled to collect any deficiency from Owner. Owner shall be entitled to any surplus, subject to setoff in favor of Mortgagee or any Lender for any other indebtedness of Owner.

2.5 All advances and expenditures which Mortgagee or any Lender in their discretion may make for repairs, insurance, payment of liens or other claims, defense of suits, or for any other related purpose, and all damages sustained by Mortgagee or any Lender because of defaults, shall be repaid by Owner on demand with interest at a rate per annum equal to the interest rate then applicable to Obligations under the Credit Agreement, and until so paid shall be a debt due from Owner to Mortgagee or such Lender, secured by the lien hereof. Neither Mortgagee nor any Lender shall be obligated to make any such advances or expenditures, but if made, the Owner is not relieved of any obligation.

ARTICLE III.

POSSESSION UNTIL DEFAULT

Unless an Event of Default shall have occurred and is continuing, Owner shall be permitted to retain actual possession and use of the Vessel.

ARTICLE IV.

SUNDRY PROVISIONS

All covenants and agreements of Owner shall bind Owner and its successors and assigns, and shall inure to the benefit of Mortgagee and Lenders and their respective successors and assigns. In case any term or provision of this Mortgage shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other term or provision of the Mortgage, and

6

this Mortgage shall be construed as if such invalid or unenforceable term or provision was nonexistent.

For purposes of Section 102(c) of Public Law 100-710 (46 U.S.C. § 31321(b)(3)), the total amount that is or may become secured by this Mortgage (excluding interest, expenses and fees) is $300,000,000; and the discharge amount is the same as the total amount and, although it is not intended that this Mortgage include any property other than the Vessel, if any determination is made at any time that for any reason this Mortgage does include any property other than a “vessel” within the meaning of Section 31322 of Title 46 of the United States Code, then such property may be separately discharged from the lien of the Mortgage by the payment of .01% of the said total amount.

The parties hereto acknowledge that certain exercises of rights and remedies hereunder may require compliance with applicable Gaming Laws.

Notwithstanding any other provisions of this Mortgage to the contrary, nothing in this Mortgage shall (i) effect any transfer of any ownership interest (within the meaning of 68 Indiana Administrative Code 5) in Mortgagor or (ii) effect any transfer, sale, purchase, lease or hypothecation of, or any borrowing or loaning of money against, or any establishment of any voting trust agreement or similar agreement with respect to (all within the meaning of Indian Code 4-33-4-21), any certificate of suitability or any owner’s license heretofore or hereinafter issued to any person, including Mortgagor, under any of the Gaming Laws, including Indiana Code 4-33.

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IN WITNESS WHEREOF, on the day and year first above written, Owner has caused this Mortgage to be executed in its name by its properly authorized officer.

Owner-Mortgagor:

BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company

By:	Pinnacle Entertainment, Inc, its sole member and managing member

By:

Name:

Title:

Address:		777 Belterra Drive Belterra, Indiana 47020

[Preferred Ship Mortgage (Belterra Resort Indiana, L.L.C.)

Signature Page]

S-1

ACCEPTED AND AGREED

AS OF THE DATE FIRST

ABOVE WRITTEN:

“Secured Party”

LEHMAN COMMERCIAL PAPER INC. as Administrative Agent, and for and on behalf of the Lenders

By:

Title:

Address:	[ ]

[Preferred Ship Mortgage (Belterra Resort Indiana, L.L.C.)

Signature Page]

S-2

EXHIBIT I-1 TO CREDIT AGREEMENT

FORM OF SECURITY AGREEMENT

This SECURITY AGREEMENT (“Agreement”) dated as of December     , 2003, is made by PINNACLE ENTERTAINMENT, INC., a Delaware corporation (“Borrower”) and those Subsidiaries of Borrower that are parties hereto, as indicated on the signature pages hereof, and/or that become parties hereto in the manner provided in Section 16 hereof, and each of them, jointly and severally, as Grantors (each a “Grantor” and collectively “Grantors”) in favor of LEHMAN COMMERCIAL PAPER INC., as the Administrative Agent (“Administrative Agent”) under the Credit Agreement referred to below for, the ratable benefit of each of the Lenders which are parties to the Credit Agreement from time to time (each a “Lender” and collectively “Lenders”), as Secured Party (“Secured Party”), with reference to the following facts:

RECITALS

A. Pursuant to the Credit Agreement, dated as of December     , 2003 by and among Borrower, the Lenders, and the Agents, (as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the “Credit Agreement”), the Lenders have agreed to extend certain credit facilities to Borrower.

B. The Credit Agreement provides, as a condition of the availability of such credit facilities, that Grantors shall enter into this Agreement and shall grant security interests to Secured Party as herein provided.

C. Each Grantor expects to realize direct and indirect benefits as a result of the availability of the aforementioned credit facilities.

AGREEMENT

NOW, THEREFORE, in order to induce the Lenders to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Grantors hereby jointly and severally represent, warrant, covenant, agree, assign and grant as follows:

1. Definitions. This Agreement is the Security Agreement referred to in the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined in this Agreement shall have the meanings defined for those terms in the Credit Agreement. Terms defined in the New York Uniform Commercial Code and not otherwise defined in this Agreement or in the Credit Agreement shall have the meanings defined for those terms in the New York Uniform Commercial Code. As used in this Agreement, the following terms shall have the meanings respectively set forth after each:

“Agreement” means this Security Agreement, and any extensions, modifications, renewals, restatements, supplements or amendments hereof, including, without limitation, any documents or agreements by which additional Grantors become party hereto.

1

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

“Collateral” means and includes all present and future right, title and interest of Grantors, or any one or more of them, in or to any Property or assets whatsoever, and all rights and powers of Grantors, or any one or more of them, to transfer any interest in or to any Property or assets whatsoever, including, without limitation, any and all of the following Property;

(a) All present and future accounts, accounts receivable, agreements, contracts, leases, contract rights, payment intangibles, rights to payment, instruments, documents, chattel paper (whether tangible or electronic), security agreements, guaranties, letters of credit, letter-of-credit rights, undertakings, surety bonds, insurance policies (whether or not required by the terms of the Loan Documents), commercial tort claims, notes and drafts, and all forms of obligations owing to any Grantor or in which any Grantor may have any interest, however created or arising and whether or not earned by performance;

(b) All present and future general intangibles, all tax refunds of every kind and nature to which any Grantor now or hereafter may become entitled, however arising, all other refunds, and all deposits, reserves, loans, royalties, cost savings, deferred payments, goodwill, choses in action, liquidated damages, rights to indemnification, trade secrets, computer programs, software, customer lists, trademarks (including any applications therefor), trade names, patents (including any applications therefor), licenses (except for Gaming Licenses and Liquor Licenses, each to the extent not transferable), copyrights (including any applications therefor), technology, processes, proprietary information and insurance proceeds of which any Grantor is a beneficiary;

(c) Whether characterized as accounts, general intangibles or otherwise, all rents (including, without limitation, prepaid rents, fixed, additional and contingent rents), issues, profits, receipts, earnings, revenue, income, security deposits, occupancy charges, hotel room charges, cabana charges, casino revenues, show ticket revenues, food and beverage revenues, room service revenues, merchandise sales revenues, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, instruction fees, membership charges, restaurant and snack bar revenues;

(d) All present and future deposit accounts of any Grantor, including, without limitation, any demand, time, savings, passbook or like account maintained by any Grantor with any bank, savings and loan association, credit union or like organization, and all money, Cash and Cash Equivalents of any Grantor, whether or not deposited in any such deposit account;

(e) All present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to any Grantor or the business thereof, all receptacles and containers for such records, and all files and correspondence;

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(f) All present and future goods, including, without limitation, all consumer goods, farm products, inventory, equipment, video lottery terminals, slot machines and other gaming devices and associated equipment (including, without limitation, gaming devices and associated equipment as defined in Nevada Revised Statutes Chapter 463, the Mississippi Gaming Control Act or by similar provisions under other applicable Laws), catalogs, machinery, tools, molds, dies, furniture, furnishings, fixtures, trade fixtures, motor vehicles, aircraft, documented and undocumented vessels, ships and other watercraft, and all other goods used in connection with or in the conduct of any Grantor’s business including all goods as defined in Section 9102(44) of the UCC;

(g) All present and future inventory and merchandise, including, without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing;

(h) All present and future stocks, investment property, bonds, debentures, securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts, commodity accounts, subscription rights, options, warrants, puts, calls, certificates, partnership interests, limited liability company membership or other interests, joint venture interests, certificates of deposit, Investments and/or brokerage accounts and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto;

(i) All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

(j) All present and future marine vessels of any kind, together with (i) all masts, boilers, cables, engines, machinery, bowsprits, sails, rigging, anchors, chains, tackle, apparel, furniture, fittings, tools, pumps, equipment, radar, sonar, navigational devices and supplies, and all fishing and other appurtenances and accessories and additions, improvements and replacements whether on board or removed, (ii) all certificates of documentation, title instruments and other registration instruments and licenses and registrations relating thereto, whether tangible or intangible, and (iii) all earnings, freight, sub-freights, charter hires and sub-charter hires, if any;

(k) All other tangible and intangible Property of any Grantor;

(l) All rights, remedies, powers and/or privileges of any Grantor with respect to any of the foregoing; and

(m) Any and all proceeds and products of any of the foregoing, including, without limitation, all money, accounts, payment intangibles, general intangibles, deposit accounts, promissory notes, documents, instruments, certificates of deposit, chattel paper, investment property, letter-of-credit-rights, goods, insurance

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proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing;

provided that the term “Collateral”, as used in this Agreement, shall not include the following: (i) interests pledged pursuant to the Pledge Agreement (Gaming Regulated), interests pledged pursuant to the Post-Closing Gaming Pledges or the Pledge Agreement (General), (ii) real property or any interest therein, (iii) any Property in which a security interest may not be granted under Gaming Laws or Liquor Laws, or other applicable law, or under the term of any license, permit or authorization issued by a Gaming Board, Liquor Authority or other Governmental Authority, or which would require a finding of a suitability or similar approval or procedure by a Gaming Board, Liquor Authority or other Governmental Authority prior to being given as collateral security, (iv) any property owned as of the date hereof by OGLE HAUS, LLC, an Indiana limited liability company, (v) intangible Property of any Grantor registered with foreign authorities and (vi) Prospective Trademark Rights.

“Distribution” means all interest, premiums, dividends, distributions, redemption payments, liquidation payments, other collections and payments, other investment property and other products and proceeds of any kind, with respect to any Investment Collateral or other investment property.

“Gaming License” shall mean, in any jurisdiction in which Borrower or any of its Restricted Subsidiaries conducts any casino and/or gaming business or activities, any license, permit or other authorization to conduct gaming activities that is granted or issued by the applicable Gaming Board.

“Grantors” means Borrower and those Subsidiaries of Borrower, if any, that are parties hereto as indicated on the signature pages hereof, or that become parties hereto as provided in Section 16 hereof, and each of them, and any one or more of them, jointly and severally. At such times, if any, as no Subsidiaries of Borrower are parties hereto, the term “Grantors” shall refer solely to Borrower.

“Investment Collateral” shall have the meaning set forth therefor in Section 9.

“Liquor Authorities” shall mean, in any jurisdiction in which Borrower or any of its Restricted Subsidiaries sells and/or distributes liquor, the Governmental Authority responsible for interpreting, administering and enforcing the Liquor Laws.

“Liquor Laws” shall mean the laws, regulations and orders applicable to or involving the sale or distribution of liquor by Borrower or any of its Restricted Subsidiaries in any jurisdiction as in effect from time to time, including the policies, interpretations and administration thereof by the applicable Liquor Authorities.

“Liquor License” shall mean, in any jurisdiction in which Borrower or any of its Restricted Subsidiaries sells or distributes liquor, any license, permit or other authorization to sell and distribute liquor that is granted or issued by the applicable alcoholic beverage commission or other Governmental Authority responsible for interpreting, administering and enforcing the Liquor Laws.

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“Prospective Trademark Rights” means any applications for registration, intent-to-use registrations, and other prospective rights in trademarks and the likes of Grantors which do not presently constitute Trademarks.

“Secured Obligations” means (i) with respect to the Borrower, any and all Obligations (other than contingent indemnity obligations and obligations in respect of any Specified Hedge Agreement) of any type or nature of Borrower to the Administrative Agent, the Lenders, and any one or more of them, arising under or relating to the Credit Agreement, the Notes, any Secured Swap Agreements and to one or more of the Loan Documents, and (ii) with respect to any other Grantor, the obligations of such Grantor under the Subsidiary Guaranty made by such Grantor in favor of Secured Party; in each case whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against any Grantor or arty other Person.

“Secured Party” means the Administrative Agent who shall hold the Liens and security interests granted hereunder for the ratable benefit of each of the Lenders which are parties to the Credit Agreement from time to time. Subject to the terms and conditions of the Credit Agreement, any right, remedy, privilege or power of Secured Party shall be exercised by the Administrative Agent.

“Trademarks” shall mean all of Grantors’ right, title and interest in and to all of Grantors’ trademarks, trade names, trade styles and service marks; all prints and labels on which said trademarks, trade names, trade styles and service marks appear, have appeared or will appear, and all designs and general intangibles of a like nature; all registrations and recording relating to the foregoing in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any political subdivision thereof, or any other countries, and all reissues, extensions and renewals thereof.

2. Further Assurances. At any time and from time to time at the request of Secured Party, each Grantor, as applicable shall execute and deliver to Secured Party all such financing statements and other instruments and documents in form and substance satisfactory to Secured Party as shall be necessary or desirable to fully perfect, when filed and/or recorded, Secured Party’s security interests granted pursuant to Section 3 of this Agreement for the benefit of the Secured Party and for the ratable benefit of the Lenders. At any time and from time to time, Secured Party shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, and to take all such other actions, as Secured Party may deem appropriate to perfect and to maintain perfected the security interests granted in Section 3 of this Agreement. Before and after the occurrence of any Event of Default, at Secured Party’s request, each Grantor shall execute all such further financing statements, instruments and documents, and shall do all such further acts and things, as may be deemed necessary or desirable by Secured Party to create and perfect, and to continue and preserve, an indefeasible security interest in the Collateral in favor of Secured Party, or the priority thereof. With respect to any Collateral consisting of certificated securities, instruments, documents, certificates of title or the like, as to which Secured Party’s security interest need be perfected by, or the priority thereof need be

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assured by, possession of such Collateral, Grantors will upon demand of Secured Party deliver possession of same in pledge to Secured Party. With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests, other Investments or the like, Grantors hereby consent and agree (a) to notify any securities intermediary, depositary institution or other bailee therefor, and any issuer thereof, obligor thereon or registrar, transfer agent or trustee thereof, of the security interest of Secured Party therein, (b) to require any such party to execute and deliver to Secured Party such acknowledgments, instruments, control agreements or other agreements as may be necessary for Secured Party to maintain the perfection of such security interest; and (c) that any such party shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

3. Security Agreement. For valuable consideration, Grantors and each of them hereby assign and pledge to Secured Party, and grant to Secured Party a security interest in, all presently existing and hereafter acquired Collateral, as security for the timely payment and performance of the Secured Obligations, and each of them. This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations after all or any prior Secured Obligations have been satisfied, and notwithstanding the bankruptcy of any Grantor or any other Person or any other event or proceeding affecting any Person.

4. Grantors’ Agreements. Grantors agree that: (a) in the event any Grantor changes its name or its address as either are set forth herein or in the Credit Agreement, such Grantor will notify Secured Party of such name and/or address change promptly, but in any event, within five (5) Business’ Days; and (b) all acknowledgments, instruments, control agreements or other agreements with any securities intermediary, depositary institution or other bailee for the Collateral, and any issuer thereof, obligor thereon or registrar, transfer agent or trustee thereof, that are necessary for Secured Party to maintain the perfection of its security interest in the Collateral as of the Closing Date, are listed in Schedule I hereto, and all of such agreements have been delivered to Secured Party.

5. Secured Party’s Rights Regarding Collateral. At any time (whether or not an Event of Default has occurred), at the expense of each Grantor with regard to the portion of the Collateral owned by it, subject to compliance with Gaming Laws and Liquor Laws, Secured Party may, to the extent it may be necessary or desirable to protect the security hereunder, but Secured Party shall not be obligated to, on reasonable prior notice, perform any obligation of any Grantor under this Agreement or any obligation of any other Person under the Loan Documents, if such Grantor or Person, as the case may be, has to perform such obligation Secured Party shall at all reasonable times on reasonable prior notice have full access to and the right to audit any and all of Grantors’ books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral and to do whatever else Secured Party reasonably may deem necessary or desirable to protect its interests; provided, however, that any such action which involves communicating with customers of Grantors shall be carried out by Secured Party through

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Grantors’ independent auditors unless Secured Party shall then have the right directly to notify obligors on the Collateral as provided in Section 8. Secured Party shall be under no duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral, whether or not an Event of Default shall have occurred, or to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Secured Obligations. Secured Party shall be under no duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of any Grantor therein, onto make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.

6. Collections on the Collateral. Except as otherwise provided in any Loan Document, Grantors shall have the right to use and to continue to make collections on and receive the proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, at the option of Secured Party, Grantors’ rights to make collections on and receive the proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by Grantors in trust for Secured Party and immediately delivered in kind to Secured Party (subject to compliance with applicable Gaming Laws). Any remittance received by any Grantor from any Person shall be presumed to relate to the Collateral and to be subject to Secured Party’s security interests. Upon the occurrence and during the continuance of an Event of Default, Secured Party if it so elects shall have the sole right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of Secured Party or in the name of the appropriate Grantor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral (subject to compliance with applicable Gaming Laws); and each Grantor hereby authorizes Secured Party to affix, by facsimile signature or otherwise, the general or special endorsement of it, in such manner as Secured Party shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Secured Party without appropriate endorsement, and Secured Party and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by the appropriate Grantor, to the same extent as though it were manually executed by the duly authorized officer of the appropriate Grantor, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and each Grantor hereby expressly waives demand, presentment, protest and notice of protest of dishonor and all other notices of every kind and nature with respect to any such instrument.

7. Possession of Collateral by Secured Party. All the Collateral now, heretofore or hereafter delivered to Secured Party shall be held by Secured Party in its possession, custody and control. Any or all of the Collateral delivered to Secured Party may be held in an interest-bearing or non-interest-bearing account, in Secured Party’s sole and absolute discretion, and Secured Party may, in its discretion, apply any such interest to payment of the Secured Obligations. Nothing herein shall obligate Secured Party to invest any Collateral or obtain any particular return thereon. Upon the occurrence and during the continuance of an Event of Default,

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whenever any of the Collateral is in Secured Party’s possession, custody or control, Secured Party may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of Grantors’ obligations with respect thereto, or otherwise, subject to compliance with the requirements of any applicable Gaming Laws. Secured Party may at any time deliver or redeliver the Collateral or any part thereof to Grantors, and the receipt of any of the same by any Grantor shall be complete and full acquittance for the Collateral so delivered, and Secured Party thereafter shall be discharged from any liability or responsibility therefor. So long as Secured Party exercises reasonable care with respect to any Collateral in its possession, custody or control, Secured Party shall have no liability for any loss of or damage to such Collateral, and in no event shall Secured Party have liability for any diminution in value of Collateral occasioned by economic or market conditions or events. Secured Party shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of Secured Party is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary preserve rights against any Person with respect to any Collateral.

8. Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, subject to compliance with the requirements of any applicable Gaming Laws, Secured Party shall have, in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies that Secured Party may have under applicable Law or in equity or under this Agreement (including, without limitation, all rights set forth in Section 6 hereof) or under any other Loan Document, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in the applicable jurisdiction, and, in addition, the following rights and remedies, all of which may be exercised with or without notice to Grantors and without affecting the obligations of Grantors hereunder or under any other Loan Document, or the enforceability of the Liens and security interests created hereby: (a) to foreclose the Liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process; (b) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (c) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker’s board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be acceptable to Secured Party, provided, however, that Secured Party shall first apply for and receive all approvals of applicable Gaming Boards to the extent required for the sale or disposition of slot machines and other gaming property, equipment or devices; (d) to notify obligors on the Collateral that the Collateral has been assigned to Secured Party and that all payments thereon are to be made directly and exclusively to Secured Party; (e) to collect by legal proceedings or otherwise all interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (f) to cause the Collateral to be registered in the name of Secured Party, as legal owner; (g) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith Secured Party may deposit or surrender control of the Collateral and/or

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accept other Property in exchange for the Collateral; (h) to settle, compromise or release, on terms acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral, and/or any disputes with respect thereto; (i) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of Secured Party or in the name of any Grantor; (j) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of Secured Party or in the name of any Grantor, any and all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and each Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Secured Party which may release any obligor from personal liability on any of the Collateral, and each Grantor waives any right not expressly provided for in this Agreement to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by Secured Party in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Secured Party or Grantors maybe applied by Secured Party without notice to Grantors to the Secured Obligations in such order and manner as Secured Party in its sole discretion shall determine; (k) to insure, process and preserve the Collateral; (l) to exercise all rights, remedies, powers or privileges provided under any of the Loan Documents; (m) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Secured Party may, at the cost and expense of each Grantor, use such of its supplies, equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the portion of the Collateral owned by such Grantor or to properly administer and control the handling of collections and realizations thereon, and Secured Party shall be deemed to have a rent-free tenancy of any premises of any Grantor for such purposes and for such periods of time as reasonably required by Secured Party; (n) to receive, open and dispose of all mail addressed to any Grantor and notify postal authorities to change the address for delivery thereof to such address as Secured Party may designate; provided that Secured Party agrees that it will promptly deliver over to the appropriate Grantor such opened mail as does not relate to the Collateral; and (o) to exercise all other rights, powers, privileges and remedies of an owner of the Collateral; all at Secured Party’s sole option and as Secured Party in its sole discretion may deem advisable. Grantors will, at Secured Party’s request, assemble the Collateral (or any part thereof, as requested) and make it available to Secured Party at places which Secured Party may reasonably designate (subject to the approval of any applicable Gaming Board), whether at the premises of Grantors or elsewhere (provided, however, that Grantors shall not be required to deliver Collateral consisting of gaming devices to a location in a jurisdiction where possession of such items is unlawful), and will make available to Secured Party, free of cost, all premises, equipment and facilities of Grantors for the purpose of Secured Party’s taking possession of such Collateral or storing the same or removing or putting such Collateral in salable form or selling or disposing of same.

Upon the occurrence and during the continuance of an Event of Default, subject to compliance with the requirements of any applicable Gaming Laws, Secured Party also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by

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a court (and Grantors hereby expressly consent upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. Taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

Any public or private sale or other disposition of the Collateral may be held at any office of Secured Party, or at Grantors’ places of business, or at any other place permitted by applicable Law, and without the necessity of the Collateral being within the view of prospective purchasers. With respect to any Collateral located within or subject to the jurisdiction of a Gaming Board, Secured Party may also request, in connection therewith, such Gaming Board to petition such local judicial or administrative tribunal or other authority as may be deemed appropriate by Secured Party for the appointment of a supervisor or similar official to conduct the normal gaming activities on the premises following the appointment of a receiver or similar remedy. Secured Party may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine, and Grantors expressly waive any right to direct the order and manner of sale of any Collateral. Subject to applicable Laws, Secured Party or any Person on Secured Party’s behalf may bid and purchase at any such sale or other disposition. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses (including reasonable Attorney Costs) of retaking, holding, storing, processing and preparing for sale or lease, selling, leasing, collecting, liquidating the Collateral and the like, and then to the satisfaction of the Secured Obligations with application as to any particular Secured Obligations to be in the order set forth in the Credit Agreement or other Loan Documents. Grantors and any other Person then obligated therefor shall pay to Secured Party on demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral. Notwithstanding the foregoing or any other provision contained in this Agreement, the remedies provided by this Agreement shall in no way include the right to take any action in contravention of any applicable Gaming Laws.

Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send or otherwise make available to the Grantor thereof, such notice as may be required by the applicable Uniform Commercial Code of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. Each Grantor hereby irrevocably appoints Borrower as its agent for the purpose of receiving notices hereunder and agrees that such Grantor shall be deemed to have conclusively received any such notice when received by Borrower. Each Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this paragraph.

Upon consummation of any sale of Collateral hereunder, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of any Grantor or any other Person, and each Grantor hereby waives (to the extent permitted by applicable Laws) all rights of redemption, stay and appraisal

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which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Secured Obligations until such amount actually is received by Secured Party, and any Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

9. Attorney-in-Fact. Each Grantor hereby irrevocably nominates and appoints Secured Party as its attorney-in-fact for the following purposes; subject to compliance with the requirements of any applicable Gaming Laws: (a) to do all acts and things which Secured Party may deem necessary or advisable to perfect and continue perfected the security interests created by this Agreement and, upon the occurrence and during the continuance of an Event of Default, to preserve, process, develop, maintain and protect the Collateral; (b) upon the occurrence and during the continuance of an Event of Default, to do any and every act which any Grantor is obligated to do under this Agreement, at the expense of the Grantor so obligated and without any obligation to do so; (c) to prepare, sign, file and/or record, for any Grantor, in the name of the appropriate Grantor, any financing statement, application for registration, or like paper, and to take any other action deemed by Secured Party necessary or desirable in order to perfect or maintain perfected the security interests granted hereby; and (d) upon the occurrence and during the continuance of an Event of Default, to execute any and all papers and instruments and do all other things necessary or desirable to preserve and protect the Collateral and to protect Secured Party’s security interests therein; provided, however, that Secured Party shall be under no obligation whatsoever to take any of the foregoing actions, and, absent bad faith or actual malice, Secured Party shall have no liability or responsibility for any act taken or omission with respect thereto.

10. Costs and Expenses. Each Grantor agrees to pay to Secured Party a costs and expenses (including, without limitation, reasonable Attorney Costs) incurred by Secured Party in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable Attorney Costs, incurred or paid by Secured Party in exercising any right, privilege, power or remedy conferred by this Agreement (including, without limitation, the right to perform any Secured Obligation of any Grantor under the Loan Documents), or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Secured Obligations and shall be paid to Secured Party by each Grantor, immediately upon demand, together with interest thereon at the rate then applicable to Obligations under the Credit Agreement.

11. Statute of Limitations and Other Laws. Until the Secured Obligations shall have been paid and performed in full, the power of sale and all other rights, privileges, powers and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that any of the Secured Obligations may have become barred by any statute of limitations. Each Grantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for

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exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable Law.

12. Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other security or other agreement executed by any Grantor or in connection with the Secured Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Credit Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference.

13. Continuing Effect. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by Administrative Agent or any Lender, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

14. Additional Grantors. From time to time following the Closing Date, additional Persons may become parties hereto, as additional Grantors, by executing and delivering to Secured Party an Instrument of Joinder substantially in the form of Exhibit A, accompanied by such documentation as the Secured Party may require in connection therewith, wherein such additional Grantors agree to become a party hereto and to be bound hereby, provided, however, that prior approval of the applicable Gaming Board must be obtained for the pledge of the capital stock of any additional Grantor regulated thereby. Upon delivery of such Instrument of Joinder to and acceptance thereof by Secured Parry, notice of which acceptance is hereby waived by Grantors, each such additional Grantor shall be as fully a party hereto as if such Grantor were an original signatory hereof. Each Grantor expressly agrees that its Secured Obligations and the Liens upon its Property granted herein shall not be affected or diminished by the addition or release of additional Grantors hereunder, nor by any election of Secured Party not to cause any Subsidiary of Borrower to become an additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor who is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

15. Release of Grantors. This Agreement and all obligations of Grantors hereunder shall be released when (i) all Secured Obligations (other than contingent indemnification obligations and obligations in respect of Specified Hedge Agreements) have been paid in full in cash or otherwise performed in full and when no portion of the Commitment remains outstanding. Obligations of Grantors hereunder shall be released with respect to any item or portion of Collateral (i) when such item or portion of Collateral is sold or to be sold as part of or in connection with any Disposition permitted under the Credit Agreement or under any other Loan Document (including, without limitation, any Disposition of Designated Sale Assets

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permitted under the Credit Agreement) or (ii) if such release is approved, authorized or ratified as required in Section 10.15 of the Credit Agreement. Upon such release of Grantors’ obligations hereunder, Secured Party shall promptly return any pledged Collateral to Grantors, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Grantors, or to the Person or Persons legally entitled thereto, and to evidence or document the release of Secured Party’s interests arising under this Agreement, all as reasonably requested by, and at the sole expense of, Grantors.

16. Additional Powers and Authorization. Secured Party shall be entitled to the benefits accruing to it as Administrative Agent under the Credit Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, Secured Party may employ agents, trustees, or attorneys-in-fact and may vest any of them with any Property (including, without limitation, any Collateral pledged hereunder), title, right or power deemed necessary for the purposes of such appointment.

17. Application of Gaming Laws and Liquor Laws. This Agreement is subject to the Gaming Laws and the Liquor Laws. Without limiting the foregoing, the Lenders and Secured Party acknowledge that (i) they are subject to being called forward by the Gaming Board or the Liquor Authorities, in their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and the Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite Gaming Boards and the Liquor Authorities. The Lenders and Secured Party agree to cooperate with the Gaming Board and the Liquor Authorities in connection with the provision of such documents or other information as may be requested by such Gaming Board and the Liquor Authorities.

18. Amendment, Waiver, Etc. This Agreement shall not be amended, modified, supplemented, extended, terminated or waived (explicitly or by implication) except in the manner permitted by the terms of the Credit Agreement.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

20. Financing Statement Property Description. To perfect the security interests granted under this Agreement, Grantor expressly authorizes Secured Party to file financing statements naming Grantor as debtor with the Collateral description “all assets of the debtor”, “all personal property of the debtor” or other words to that effect, except that such financing statements shall not include or grant or purport to grant any security interest in any Liquor License or any Gaming License of any Grantor or other items of Property otherwise excluded as Collateral pursuant to provisions hereof.

21. Governing Law. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the local Laws of New York.

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22. WAIVER OF JURY TRIAL. EACH GRANTOR AND SECURED PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR IN ANY OTHER WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF SUCH PARTY OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH GRANTOR AND SECURED PARTY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE’ CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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IN WITNESS WHEREOF, each Grantor has executed this Agreement by its duly authorized officer as of the date first written above.

“Grantors”

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

BILOXI CASINO CORP., a Mississippi corporation

CASINO MAGIC CORP., a Minnesota corporation

CASINO ONE CORPORATION, a Mississippi corporation

HP/COMPTON, INC., a California corporation

PNK (BOSSIER CITY), INC., a Louisiana corporation

ST. LOUIS CASINO CORP., a Missouri corporation

By:

Name:

Title:

[Security Agreement

Signature Page]

S-1

BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company

By:	Pinnacle Entertainment, Inc., its sole and managing member

By:

Name:

Title:

BOOMTOWN, LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., its sole member

By:

Name:

Title:

CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC, a California limited liability company

By:	HP/Compton, Inc., its sole member and manager

By:

Name:

Title:

OGLE HAUS, LLC, an Indiana limited liability company

By:	Pinnacle Entertainment, Inc., its sole member

By:

Name:

Title:

[Security Agreement

Signature Page]

S-2

PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company

By:	Pinnacle Entertainment, Inc., its sole member and manager

By:

Name:

Title:

PNK (RENO), LLC, a Nevada limited liability company

By:	Pinnacle Entertainment, Inc., its sole member

By:

Name:

Title:

[Security Agreement

Signature Page]

S-3

LOUISIANA-I GAMING, a Louisiana partnership in Commendam

By:	Boomtown, LLC, a Delaware limited liability company, its General Partner

By:

Name:

Title:

ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

“Secured Party”

LEHMAN COMMERCIAL PAPER INC. as Administrative Agent, and for and on behalf of the Lenders

By:

Name:

Title:

[Security Agreement

Signature Page]

S-4

SCHEDULE I

[Omitted]

1

EXHIBIT A

TO

SECURITY AGREEMENT

INSTRUMENT OF JOINDER

THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of                     ,                     , by                     , a                      (“Joining Party”), and delivered to LEHMAN COMMERCIAL PAPER INC., as Administrative Agent (“Administrative Agent”), pursuant to the Security Agreement dated as of December     , 2003 made by PINNACLE ENTERTAINMENT, INC. a Delaware corporation (the “Borrower”), and each of the other Grantors party thereto (each a “Grantor” and collectively the “Grantors”) in favor of the Administrative Agent and the Lenders described therein (collectively, and as it may be amended from time to time, the “Security Agreement”). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Security Agreement.

RECITALS

(a) The Security Agreement was made by the Grantors in favor of the Agents for the ratable benefit of the Lenders that are parties to that certain Credit Agreement dated as of December     , 2003, by and among the Borrower, the Lenders which are parties thereto and the Agents (the “Credit Agreement”).

(b) Joining Party has become a Restricted Subsidiary of Borrower, and as such is required pursuant to the Credit Agreement to become a Grantor.

(c) Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the credit facilities under the Credit Agreement.

NOW THEREFORE, Joining Party agrees as follows:

AGREEMENT

(1) By this Joinder, Joining Party becomes a “Grantor” under and pursuant to Section 16 of the Security Agreement. Joining Party agrees that, upon its execution hereof, it will become a Grantor under the Security Agreement and will be bound by all terms, conditions, and duties applicable to a Grantor under the Security Agreement.

[Remainder of Page Intentionally Left Blank]

A-1

(2) The effective date of this Joinder is                     ,             .

“Joining Party”

a

By:

Name:

Title:

ACKNOWLEDGED:

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:

Name:

Title:

A-2

EXHIBIT I-2 TO CREDIT AGREEMENT

FORM OF SUBSIDIARY GUARANTY

This SUBSIDIARY GUARANTY (“Guaranty”) dated as of December     , 2003, is made by each of the corporations and partnerships listed on the signature pages hereto, together with each other Person who may become a party hereto pursuant to Section 18 of this Guaranty (each a “Guarantor” and collectively “Guarantors”), jointly and severally in favor of LEHMAN COMMERCIAL PAPER INC., as the Administrative Agent (“Administrative Agent”) under the Credit Agreement referred to below, and the Lenders that are party to the Credit Agreement from time to time (each a “Lender” and collectively “Lenders”) (the Administrative Agent and the Lenders are referred to herein collectively and individually as “Secured Party”), with reference to the following facts:

RECITALS

A. Pursuant to that certain Credit Agreement dated as of December     , 2003, by and among PINNACLE ENTERTAINMENT, INC., a Delaware corporation (“Borrower”), the Lenders, and the Administrative Agent (said Credit Agreement, as it may hereafter be amended, extended, renewed, supplemented, or otherwise modified from time to time, being the “Credit Agreement”), the Lenders are making certain credit facilities available to Borrower.

B. As a condition to the availability of such credit facilities, Guarantors are required to enter into this Guaranty and to guaranty the Guarantied Obligations as hereinafter provided.

C. Guarantors expect to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to Borrower, because Borrower will provide financial or business support to the Guarantors.

AGREEMENT

NOW, THEREFORE, in order to induce the Lenders to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Guarantors hereby represent, warrant, covenant, agree and guaranty as follows:

1. Definitions. This Guaranty is the Subsidiary Guaranty referred to in the Credit Agreement and is one of the Loan Documents. Terms defined in the Credit Agreement and not otherwise defined in this Guaranty shall have the meanings given those terms in the Credit Agreement when used herein and such definitions are incorporated herein as though set forth in full. In addition, as used herein, the following terms shall have the meanings respectively set forth after each:

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

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“Gaming License” shall mean, in any jurisdiction in which the Company or any of its Subsidiaries conducts any casino and/or gaming business or activities, any license, permit or other authorization to conduct gaming activities that is granted or issued by the applicable Gaming Boards.

“Guarantied Obligations” means all Obligations of Borrower or any Party at any time and from time to time owed to Secured Party under one or more of the Loan Documents (but not including Obligations owed to Secured Party under this Guaranty), whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against Borrower, any Guarantor or any other Person.

“Guarantors” means the parties hereto as indicated on the signature pages hereof, and any additional Persons as may become parties hereto as provided in Section 18 hereof, and each of them, and any one or more of them, jointly and severally.

“Guaranty” means this Guaranty, and any extensions, modifications, renewals, restatements, reaffirmations, supplements or amendments hereof, including, without limitation, any documents or agreements by which additional Guarantors become party hereto.

“Liquor Authorities” shall mean, in any jurisdiction in which Borrower or any of its Restricted Subsidiaries sells and distributes liquor, the applicable alcoholic beverage commission or other Governmental Authority responsible for interpreting, administering and enforcing the Liquor Laws.

“Liquor Laws” shall mean the laws, regulations and orders applicable to or involving the sale and distribution of liquor by Borrower or any of its Restricted Subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the applicable Liquor Authorities.

“Liquor License” shall mean, in any jurisdiction in which Borrower or any of its Restricted Subsidiaries sells and distributes liquor, any license, permit or other authorization to sell and/or distribute liquor that is granted or issued by the applicable beverage commission or other Governmental Authority responsible for interpreting, administering and enforcing the Liquor Laws.

“Secured Party” means the Administrative Agent (acting as the Administrative Agent and/or on behalf of the Lenders), and the Lenders, and each of them, and any one or more of them. Subject to the terms hereof and of the Credit Agreement, any right, remedy, privilege or power of Secured Party may be exercised by the Administrative Agent, or by the Lenders required pursuant to Section 10.1 of the Credit Agreement or other applicable Section thereof, or by any Lender acting with the consent of such Lenders.

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2. Guaranty of Guarantied Obligations. Guarantors hereby jointly and severally irrevocably and unconditionally guaranty and promise to pay and perform on demand the Guarantied Obligations and each and every one of them, including all amendments, modifications, supplements, renewals or extensions of any of them, whether such amendments, modifications, supplements, renewals or extensions are evidenced by new or additional instruments, documents or agreements or change the rate of interest on any Guarantied Obligation or the security therefor, or otherwise.

3. Nature of Guaranty. This Guaranty is irrevocable and continuing in nature and relates to any Guarantied Obligations now existing or hereafter arising. This Guaranty is a guaranty of prompt and punctual payment and performance and is not merely a guaranty of collection.

4. Relationship to Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by any Guarantor or in connection with the Guarantied Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Credit Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Guaranty and are incorporated herein by this reference.

5. Subordination of Indebtedness of Borrower to Guarantors to the Guarantied Obligations. Each Guarantor agrees that:

(a) Any indebtedness of Borrower now or hereafter owed to any Guarantor hereby is subordinated to the Guarantied Obligations.

(b) If Secured Party so requests, upon the occurrence and during the continuance of any Event of Default, any such indebtedness of Borrower now or hereafter owed to any Guarantor shall be collected, enforced and received by such Guarantor as trustee for Secured Party and shall be paid over to Secured Party in kind on account of the Guarantied Obligations, but without reducing or affecting in any manner the obligations of such Guarantor under the other provisions of this Guaranty.

(c) Should such Guarantor fail to collect or enforce any such indebtedness of Borrower now or hereafter owed to such Guarantor and pay the proceeds thereof to Secured Party in accordance with Section 5(b) hereof, Secured Party as such Guarantor’s attorney-in-fact may do such acts and sign such documents in such Guarantor’s name as Secured Party considers necessary or desirable to effect such collection, enforcement and/or payment.

6. Statutes of Limitations and Other Laws. Until the Guarantied Obligations shall have been paid and performed in full, all the rights, privileges, powers and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that any of the Guarantied Obligations may have become barred by any statute of limitations. Each Guarantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for evaluation and appraisal upon foreclosure, to the maximum extent permitted by applicable Laws.

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7. Waivers and Consents. Each Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of Persons other than such Guarantor and, in full recognition of that fact, consents and agrees that Secured Party may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) supplement, modify, amend, extend, renew or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Guarantied Obligations or any part thereof, or any of the Loan Documents to which such Guarantor is not a party or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Guarantied Obligations or any part thereof; (d) accept partial payments on the Guarantied Obligations; (e) receive and hold additional security or guaranties for the Guarantied Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Secured Party in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Guarantied Obligations or any part thereof; (h) settle, release on terms satisfactory to Secured Party or by operation of applicable Laws or otherwise liquidate or enforce any Guarantied Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (i) consent to the merger, change or any other restructuring or termination of the corporate existence of Borrower, any Guarantor or any other Person, and correspondingly restructure the Guarantied Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Guarantied Obligations.

Upon the occurrence and during the continuance of any Event of Default, Secured Party may enforce this Guaranty independently as to each Guarantor and independently of any other remedy or security the Secured Party at any time may have or hold in connection with the Guarantied Obligations. Each Guarantor expressly waives any right to require Secured Party to marshal assets in favor of Borrower, and agrees that Secured Party may proceed against Borrower, or upon or against any security or remedy, before proceeding to enforce this Guaranty, in such order as it shall determine in its sole and absolute discretion. Secured Party may file a separate action or actions against Borrower and/or any Guarantor without respect to whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Guarantors agree that Secured Party and Borrower and any Affiliates of Borrower may deal with each other in connection with the Guarantied Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty. Secured Party’s rights hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Guarantied Obligations which thereafter shall be required to be restored or returned by Secured Party upon the bankruptcy, insolvency or reorganization of Borrower or any other Person, or otherwise, all as though such amount had not been paid. The rights of Secured Party created or granted herein and the enforceability of this Guaranty with

4

respect to Guarantors at all times shall remain effective to guaranty the full amount of all the Guarantied Obligations even though the Guarantied Obligations, or any part thereof, or any security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrower or any other guarantor or surety and whether or not Borrower shall have any personal liability with respect thereto. Each Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Borrower with respect to the Guarantied Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Guarantied Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations, (c) the cessation for any cause whatsoever of the liability of Borrower (other than by reason of the full payment and performance of all Guarantied Obligations), (d) any failure of Secured Party to marshal assets in favor of Borrower or any other Person, (e) except as otherwise required by Law or as provided in this Guaranty, any failure of Secured Party to give notice of sale or other disposition of Collateral to such Guarantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of Collateral, (f) except as otherwise required by Law or as provided in this Guaranty, any failure of Secured Party to comply with applicable Laws in connection with the sale or other disposition of any Collateral or other security for any Guarantied Obligation, including, without limitation, any failure of Secured Party to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Guarantied Obligation, (g) any act or omission of Secured Party or others that directly or indirectly results in or aids the discharge or release of Borrower or the Guarantied Obligations or any security or guaranty therefor by operation of law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (i) any failure of Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Secured Party, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of creditor the grant of any Lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Lien in favor of Secured Party for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Guarantied Obligations (or any interest thereon) in or as a result of any such proceeding, (p) to the extent permitted in paragraph 40.495(4) of the Nevada Revised Statutes (“NRS”), the benefits of the one-action rule under NRS Section 40.430, (q) any action taken by Secured Party that is authorized by this Section or any other provision of any Loan Document. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guarantied Obligations.

8. Condition of Borrower and its Restricted Subsidiaries. Each Guarantor represents and warrants to Secured Party that each Guarantor has established adequate means of obtaining

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from Borrower and its Restricted Subsidiaries, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their Properties, and each Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their Properties. Each Guarantor hereby expressly waives and relinquishes any duty on the part of Secured Party (should any such duty exist) to disclose to any Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrower or its Subsidiaries or their Properties, whether now known or hereafter known by Secured Party during the life of this Guaranty. With respect to any of the Guarantied Obligations, Secured Party need not inquire into the powers of Borrower or any Restricted Subsidiaries thereof or the officers or employees acting or purporting to act on their behalf, and all Guarantied Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

9. Liens on Real Property. In the event that all or any part of the Guarantied Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting Liens on any interests in real Property, each Guarantor authorizes Secured Party, upon the occurrence of and during the continuance of any Event of Default and subject to compliance with the requirements of any applicable Gaming Laws, at its sole option, without notice or demand and without affecting any Guarantied Obligations of any Guarantor, the enforceability of this Guaranty, or the validity or enforceability of any Liens of Secured Party on any Collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. To the extent permitted by applicable Laws, each Guarantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real Property or interest therein subject to any such deeds of trust or mortgages or other instruments and any Guarantor’s or any other Person’s failure to receive any such notice shall not impair or affect Guarantors’ Obligations or the enforceability of this Guaranty or any rights of Secured Party created or granted hereby. Each Guarantor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure §§ 580a, 580b, 580d or 726, NRS Section 40.430 and judicial decisions relating thereto, and NRS Sections 40.451, 40.455, 40.457 and 40.459, or comparable provisions of the Laws of any other jurisdiction, and all other similar defenses it otherwise might or would have under California Law or other applicable Law. Without limiting the foregoing, each Guarantor waives all rights and defenses that it may have because any of the Guarantied Obligations of any other Party are secured by real property. This means, among other things: (1) Secured Party may collect from such Guarantor without first foreclosing on any real or personal property collateral pledged by any other Party, (2) If Secured Party forecloses on any real property collateral pledged by any other Party: (A) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, (B) Secured Party may collect from such Guarantor even if Secured Party, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from such other Party. This is an unconditional and irrevocable waiver of any rights and defenses any Guarantor may have because any such other Party’s debt is secured by real property.

10. Waiver of Rights of Subrogation. Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Guarantor is a Party until the Guarantied Obligations shall have been paid in full and all Commitments have been

6

terminated or expired, Guarantors hereby expressly waive with respect to Borrower and its successors and assigns (including any surety) and any other Person which is directly or indirectly a creditor of Borrower or any surety for Borrower; any and all rights at Law or in equity to subrogation, to reimbursement, to exoneration, to contribution (except as specifically provided in Section 11 below), to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which Guarantors may have or hereafter acquire against Borrower or any other such Person in connection with or as a result of Guarantors’ execution, delivery and/or performance of this Guaranty or any other Loan Document to which any Guarantor is a party. Guarantors agree that they shall not have or assert any such rights against Borrower or its successors and assigns or any other Person (including any surety) which is directly or indirectly a creditor of Borrower or any surety for Borrower, either directly or as an attempted setoff to any action commenced against Guarantors by Borrower (as borrower or in any other capacity), Secured Party or any other such Person. Guarantors hereby acknowledge and agree that this waiver is intended to benefit Borrower and Secured Party and shall not limit or otherwise affect Guarantors’ liability hereunder, under any other Loan Document to which any Guarantor is a party, or the enforceability hereof or thereof.

11. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of all payments made hereunder, provided that the Guarantied Obligations are then satisfied, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of all such payments. The provisions of this Section 11 shall in no respect limit the obligations and liabilities of any Guarantor to Secured Party, and, subject to the provisions of Section 17 below, each Guarantor shall remain liable to Secured Party for the full amount guaranteed by such Guarantor hereunder. The “proportionate share” of any Guarantor, for purposes of this Section 11, shall be a fraction (which shall in no event exceed 1.00) the numerator of which is the excess, if any, of the fair value of the assets of such Guarantor over a fair estimate of the liabilities of Guarantor and the denominator of which is the excess (but not less than $1.00) of the fair value of the aggregate assets (without duplication) of all Guarantors over a fair estimate of the aggregate liabilities (without duplication) of all Guarantors. All relevant calculations shall be made as of the date such Guarantor became a Guarantor.

12. Waiver of Discharge. Without limiting the generality of the foregoing and to the extent otherwise applicable, each Guarantor hereby waives discharge under NRS Section 104.3605 by waiving all defenses based on suretyship or impairment of collateral.

13. Understandings With Respect to Waivers and Consents. Each Guarantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Guarantor otherwise may have against Borrower, Secured Party or others, or against any Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. Each Guarantor acknowledges that it has either consulted with legal counsel regarding the effect of this Guaranty and the waivers and consents set forth herein, or has made an informed decision not to do so. If this Guaranty or any of the waivers or consents

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herein are determined to be unenforceable under or in violation of applicable Law, this Guaranty and such waivers and consents shall be effective to the maximum extent permitted by Law.

14. Representations and Warranties. Each Guarantor hereby makes each and every representation and warranty that is applicable to such Guarantor set forth in Article 4 of the Credit Agreement as if set forth in full herein.

15. Costs and Expenses. Each Guarantor agrees to pay to Secured Party all costs and expenses (including, without limitation, reasonable Attorney Costs) incurred by Secured Party in the enforcement or attempted enforcement of this Guaranty, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable Attorney Costs, incurred or paid by Secured Party in exercising any right, privilege, power or remedy conferred by this Guaranty, or in the enforcement or attempted enforcement thereof, shall be subject hereto and shall become a part of the Guarantied Obligations and shall be paid to Secured Party by each Guarantor, immediately upon demand, together with interest thereon at the rate then applicable to Obligations under the Credit Agreement.

16. Construction of this Guaranty. This Guaranty is intended to give rise to absolute and unconditional obligations on the part of each Guarantor; hence, in any construction hereof, notwithstanding any provision of any Loan Document to the contrary, this Guaranty shall be construed strictly in favor of Secured Party in order to accomplish its stated purpose.

17. Liability. Notwithstanding anything to the contrary elsewhere contained herein or in any Loan Document to which any Guarantor is a Party, the aggregate liability of all Guarantors hereunder for payment and performance of the Guarantied Obligations shall not exceed an amount which, in the aggregate, is $1.00 less than that amount which if so paid or performed would constitute or result in a “fraudulent transfer”, “fraudulent conveyance”, or terms of similar import, under applicable state or federal Law, including, without limitation, Section 548 of the United States Bankruptcy Code. The liability of each Guarantor hereunder is independent of any other guaranties at any, time in effect with respect to all or any part of the Guarantied Obligations, and each Guarantor’s liability hereunder may be enforced regardless of the existence of any such guaranties. Any termination by or release of any guarantor in whole or in part (whether it be another Guarantor under this instrument or not) shall not affect the continuing liability of any Guarantor hereunder, and no notice of any such termination or release shall be required. The execution hereof by each Guarantor is not founded upon an expectation or understanding that there will be any other guarantor of the Guarantied Obligations.

18. Additional Guarantors. Any other Person may become an additional Guarantor under and become bound by the terms and conditions of this Guaranty by executing and delivering to Secured Party an Instrument of Joinder substantially in the form attached hereto as Exhibit A, accompanied by such documentation as Secured Party may require to establish the due organization, valid existence and good standing of such Person, its qualification to engage in business in each material jurisdiction in which it is required to be so qualified, its authority to execute, deliver and perform this Guaranty, and the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf. Upon delivery of such Instrument of Joinder to and acceptance thereof by Secured Party, notice of which acceptance is hereby waived

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by Guarantors, each such additional Guarantor shall be as fully a party hereto as if such Grantor were an original signatory hereto. Each Guarantor expressly agrees that its obligations hereunder and under any other Loan Document shall not be affected or diminished by the addition or release of additional Guarantors hereunder, nor by any election of Secured Party not to cause any Subsidiary of Borrower to become an additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor who is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

19. Release of Guarantors. This Guaranty and all Obligations of Guarantors hereunder shall be released when all Obligations (other than contingent indemnification obligations and obligations in respect of any Specified Hedge Agreements) of each Party to any Loan Document have been paid in full in Cash or otherwise performed in full and when no portion of the Commitment remains outstanding. Any Restricted Subsidiary shall be promptly released from its Obligations hereunder if (i) such Person ceases to be a Subsidiary as a result of a transaction not prohibited under the terms of the Credit Agreement or (ii) if such release is approved, authorized or ratified as required in Section 10.1 of the Credit Agreement. Upon such release of any or all such Guarantors’ Obligations hereunder, Administrative Agent shall promptly endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required to evidence or document the release of Secured Party’s rights arising under this Guaranty, all as reasonably requested by, and at the sole expense of, Guarantors.

20. Application of Gaming Laws and Liquor Laws. This Guaranty is subject to the Gaming Laws and the Liquor Laws. Without limiting the foregoing, the Lenders and Secured Party acknowledge that (i) they are subject to being called forward by the Gaming Board or the Liquor Authorities, in their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all right, remedies and powers in or under this Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and the Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite Gaming Board and the Liquor Authorities. The Lenders and Secured Party agree to cooperate with the Gaming Board and the Liquor Authorities in connection with the provision of such documents or other information as may be requested by such Gaming Board and the Liquor Authorities.

21. Miscellaneous. Each of the Guarantors consents and agrees to the obligations and other terms imposed upon such Guarantor, and each of the Loan Documents to which such Guarantor is party, by the terms of the Credit Agreement, including, without limitation, the representations, covenants and conditions set forth in the Credit Agreement. Without limiting the foregoing:

(a) Neither this Guaranty nor any other Loan Document to which any Guarantor is party shall be amended, modified, supplemented, extended, terminated or waived (explicitly or by implication) except in such manner as may be permitted by the terms of the Credit Agreement.

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(b) Any Loan Document to which any Guarantor is party may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

(c) Except to the extent otherwise provided therein, each Loan Document to which any Guarantor is party shall be governed by, and construed and enforced in accordance with, the local Laws of New York.

(d) Any notice, request, demand or other communication required or permitted under this Guaranty or any other Loan Document to which any Guarantor is party shall be in writing and shall be deemed to be properly given if done in accordance with Section 10.2 of the Credit Agreement. The notice address for each Guarantor is set forth on the signature pages hereof.

22. Waiver of Right to Trial by Jury. EACH GUARANTOR AND SECURED PARTY HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF THIS GUARANTY, THE CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENTS OR IN ANY OTHER WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF SUCH PARTY OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH GUARANTOR AND SECURED PARTY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each Guarantor has executed this Guaranty by its duly authorized officer as of the date first written above.

“Guarantors”

BILOXI CASINO CORP., a Mississippi corporation

CASINO MAGIC CORP., a Minnesota corporation

CASINO ONE CORPORATION, a Mississippi corporation

HP/COMPTON, INC., a California corporation

PNK (BOSSIER CITY), INC., a Louisiana corporation

ST. LOUIS CASINO CORP., a Missouri corporation

By:

Name:

Title:

[Subsidiary Guaranty

Signature Page]

S-1

BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company

By:	Pinnacle Entertainment, Inc, its sole and managing member

By:

Name:

Title:

BOOMTOWN, LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc, its sole member

By:

Name:

Title:

CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC, a California limited liability company

By:	HP/Compton, Inc., its sole member and manager

By:

Name:

Title:

OGLE HAUS, LLC, an Indiana limited liability company

By:	Pinnacle Entertainment, Inc., its sole member

By:

Name:

Title:

[Subsidiary Guaranty

Signature Page]

S-2

PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company

By:	Pinnacle Entertainment, Inc., its sole member and manager

By:

Name:

Title:

PNK (RENO), LLC, a Nevada limited liability company

By:	Pinnacle Entertainment, Inc, its sole member

By:

Name:

Title:

LOUISIANA-I GAMING, a Louisiana partnership in Commendam

By:	Boomtown, LLC., a Delaware limited liability company, its General Partner

By:

Name:

Title:

Notice address for all Guarantors:

c/o Pinnacle Entertainment, Inc.

3800 Howard Hughes Parkway

Suite 1800

Las Vegas, NV 89109

Telephone: (702) 784-7777

Facsimile: (702) 784-7778

Attn: Chief Financial Officer

[Subsidiary Guaranty

Signature Page]

S-3

EXHIBIT A

TO

SUBSIDIARY GUARANTY

INSTRUMENT OF JOINDER

THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of                     , 20    , by                     , a                      (“Joining Party”), and delivered to LEHMAN COMMERCIAL PAPER, INC., as Administrative Agent (the “Administrative Agent”), pursuant to the Subsidiary Guaranty dated as of December     , 2003 (the “Guaranty”), made by each of the Guarantors party thereto (each a “Guarantor”, and collectively, the “Guarantors”) in favor of the Administrative Agent and the Lenders that are party to the Credit Agreement referred to below (the “Lenders”). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Guaranty.

RECITALS

(a) The Guaranty was made by the Guarantors in favor of the Agents and the Lenders that are parties to that certain Credit Agreement dated as of December     , 2003, by and among PINNACLE ENTERTAINMENT, INC., a Delaware corporation, the Lenders, and the Agents (the “Credit Agreement”).

(b) Joining Party has become a Restricted Subsidiary of Borrower, and as such is required pursuant to the Credit Agreement to become an additional Guarantor.

(c) Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the credit facilities under the Credit Agreement.

NOW THEREFORE, Joining Party agrees as follows:

AGREEMENT

(1) By this Joinder, Joining Party becomes a “Guarantor” under and pursuant to Section 18 of the Guaranty. Joining Party agrees that, upon its execution hereof, it will become a Guarantor under the Guaranty with respect to all Obligations of Borrower heretofore or hereafter incurred under the Loan Documents, and, will be bound by all terms, conditions, and duties applicable to a Guarantor under the Guaranty.

(2) The effective date of this Joinder is                     , 20    .

EXHIBIT A-1

“Joining Party”

a

By:

Name:

Title:

ACKNOWLEDGED:

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:

Name:

Title:

EXHIBIT A-2

EXHIBIT J TO CREDIT AGREEMENT

FORM OF TRADEMARK COLLATERAL ASSIGNMENT

This TRADEMARK COLLATERAL ASSIGNMENT (this “Assignment”) is made and entered into as of December       , 2003 by PINNACLE ENTERTAINMENT, INC., a Delaware corporation (“Borrower”) and those Subsidiaries of Borrower that are parties hereto, as indicated on the signature pages hereof, and/or that become parties hereto in the manner provided in Section 10 hereof, and each of them, jointly and severally, as GRANTORS (each a “Grantor”, and collectively “Grantors”), in favor of LEHMAN COMMERCIAL PAPER INC., as the Administrative Agent (“Administrative Agent”) under the Credit Agreement (defined below) for the ratable benefit of each of the Lenders which are parties to the Credit Agreement from time to time, as Secured Party (“Secured Party”), with reference to the following facts:

RECITALS

A. Pursuant to the Credit Agreement dated as of December     , 2003 by and among Borrower, the Lenders party to the Credit Agreement from time to time (each a “Lender” and collectively “Lenders”), and the Administrative Agent, (as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the “Credit Agreement”), the Lenders have agreed to extend certain credit facilities to Borrower.

B. The Credit Agreement provides, as a condition of the availability of such credit facilities, that Grantors shall enter into this Assignment and shall grant security interests to Secured Party as herein provided.

C. Each Grantor expects to realize direct and indirect benefits as a result of the availability of the aforementioned credit facilities.

AGREEMENT

NOW, THEREFORE, in order to induce the Lenders to extend the aforementioned credit facilities to Borrower, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantors hereby jointly and severally represent, warrant, covenant and agree as follows:

1. Definitions. This Assignment is the Trademark Collateral Assignment referred to in the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined in this Assignment shall have the meanings defined for those terms in the Credit Agreement. As used in this Assignment, the following terms shall have the meanings respectively set forth after each:

“Assignment” means this Trademark Collateral Assignment, and any extensions, modifications, renewals, restatements, supplements or amendments hereof, including, without limitation, any documents or agreements by which additional Grantors become party hereto.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

“Collateral” means and includes all of the following: (a) all of Grantors’ right, title, and interest in and to all of Grantors’ trademarks, trade names, trade styles, and service marks; all prints and labels on which said trademarks, trade names, trade styles, and service marks appear, have appeared, or will appear, and all designs and general intangibles of a like nature; all registrations and recordings relating to the foregoing in the United States Patent and Trademark Office (“USPTO”) or in any similar office or agency of the United States, any State thereof, or any political subdivision thereof, or any other countries, and all reissues, extensions, and renewals thereof (collectively, the “Trademarks”); (b) the goodwill of the business symbolized by each of the Trademarks, including, without limitation, all customer lists and other records relating to the distribution of products or services bearing the Trademarks; and (c) any and all proceeds of any of the foregoing, including any claims by Grantors against third parties for past, present and future infringement of the Trademarks or any licenses with respect thereto; provided, however, that the “Collateral” shall not include Trademarks registered with foreign authorities; and provided further, that any Prospective Trademark Rights shall be excluded from the “Collateral” for purposes hereof (and shall not be subject to the provisions of this Assignment). Schedule 1 hereto sets forth all the Trademarks of the Grantors registered with the USPTO.

“Grantors” means Borrower and those Subsidiaries of Borrower, if any, that are parties hereto as indicated on the signature pages hereof, or that become parties hereto as provided in Section 10 hereof, and each of them, and any one or more of them, jointly and severally. At such times, if any, as no Subsidiaries of Borrower are parties hereto, the term “Grantors” shall refer solely to Borrower.

“Prospective Trademark Rights” means any applications for registration, intent-to-use registrations, and other prospective rights in trademarks and the likes of Grantors which do not presently constitute Trademarks.

“Secured Obligations” means (i) with respect to the Borrower, any and all Obligations of any type or nature of Borrower to the Administrative Agent, the Lenders, and any one or more of them, arising under or relating to the Credit Agreement, the Notes, any Specified Hedge Agreements and to one or more of the Loan Documents and (ii) with respect to any other Grantor, the obligations of such Grantor under the Subsidiary Guaranty made by such Grantor in favor of Secured Party and the Lenders; in each case whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against any Grantor or any other Person.

“Secured Party” means the Administrative Agent who shall receive and hold the assignments made hereunder for the ratable benefit of each of the Lenders which are parties to the Credit Agreement from time to time. Subject to the terms and conditions of the Credit Agreement, any right, remedy, privilege, or power of Secured Party shall be exercised by the Administrative Agent.

2. Incorporation of Representations, Warranties, Covenants and Other Provisions of Loan Documents. This Assignment is one of the “Loan Documents” referred to in the Credit Agreement. All representations, warranties, affirmative and negative covenants and other

2

provisions contained in any Loan Document that are applicable to Loan Documents generally are fully applicable to this Assignment and are incorporated herein by this reference as though fully set forth in full.

3. Assignment. For valuable consideration, Grantors and each of them hereby jointly and severally grant a security interest in, assign and convey to Secured Party, to secure the prompt and indefeasible payment and performance of the Secured Obligations, and each of them, all of the presently existing and hereafter acquired Collateral. This Assignment is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations after all or any prior Secured Obligations have been satisfied, and notwithstanding the bankruptcy of any Grantor or any other Person or any other event or proceeding affecting any Person.

4. Representations, Warranties and Covenants. Grantors, and each of them, represent, warrant and agree that:

(a) Grantors will, at their expense, perform all acts and execute all documents necessary to maintain the existence of the Collateral as valid, subsisting, and registered trademarks, including, without limitation, the filing of any renewal affidavits and applications, it being acknowledged and agreed that Grantors shall only so maintain Collateral to the extent the same is necessary for the operation of Grantors’ business as currently conducted. The Collateral is not subject to any Liens, claims, mortgages, assignments or licenses of any nature whatsoever, whether recorded or unrecorded, except as (i) provided in favor of Secured Party, or (ii) Liens not prohibited by Section 7.3 of the Credit Agreement or otherwise not violative of the representations and warranties in Section 4.9 of the Credit Agreement.

(b) As of the date hereof, none of Grantors or their Subsidiaries has any Trademarks registered with the USPTO other than those described in Schedule 1.

(c) Grantors shall not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or Lien upon, encumber, grant an exclusive or nonexclusive license or sublicense relating thereto, or otherwise dispose of any of the Collateral, except as permitted herein or in the Credit Agreement, without the prior written consent of Secured Party. Nothing in this Assignment shall be deemed a consent by Secured Party to any such action, except as such action is expressly permitted hereunder or under the Credit Agreement.

(d) If any Grantor shall hereinafter obtain a registration of a trademark with the USPTO, such Grantor shall promptly inform Secured Party of such action in writing and, upon request of Secured Party, execute and deliver to Secured Party any and all assignments, agreements, instruments, documents and such other papers as may be requested by Secured Party to evidence the assignment to Secured Party of such Trademark. Each Grantor authorizes Secured Party to modify this Assignment by amending Schedule 1 to include as additional Collateral any new Trademark of any Grantor obtained hereafter from the USPTO; and each Grantor shall, upon request of

3

Secured Party from time to time, execute and deliver to Secured Party any and all assignments; agreements, instruments, documents and such other papers as may be requested by Secured Party to evidence the assignment of a security interest to Secured Party of each such Trademark.

(e) No Grantor will do any act, or omit to do any act, whereby any material Trademark may become abandoned, cancelled, invalidated, unenforceable, avoided, or avoidable, except that Grantor, or any of them, may take or omit to take any of the foregoing actions with respect to any Trademark that is no longer necessary for the conduct of the Grantors’ businesses as currently conducted, regardless whether the same was theretofore material.

(f) Grantors will render any assistance, as Secured Party may determine is necessary, to Secured Party in any proceeding before the USPTO, any federal or state court, or any similar office or agency in the United States, or any State therein, or any other country, to maintain and protect Secured Party’s security interest in the Trademarks.

(g) Grantors retain all responsibility and liability arising from the use of the Trademarks, and each Grantor hereby indemnifies and holds the Administrative Agent and each of the Lenders harmless from and against any claim, suit, loss, damage, or expense (including Attorney Costs) arising out of any alleged defect in any product manufactured, promoted, or sold by any Grantor (or any Affiliate or Subsidiary thereof) in connection with any Trademark or out of the manufacture, promotion, labeling, sale, or advertisement of any such product by any Grantor or any Affiliate or Subsidiary thereof.

(h) The execution, delivery and performance of this Assignment is within the power of Grantors and have been duly authorized by all necessary corporate or other entity action and to the best of each Grantor’s knowledge do not contravene any Law, rule, regulation or any judgment, decree or order of any tribunal or of any agreement to which any Grantor is a party or by which any of its property is bound.

(i) In the event of any material infringement of any of the Trademarks by a third party, Grantors shall promptly notify Secured Party of such infringement and sue for and diligently pursue damages for such infringement if such infringement could reasonably be expected to constitute a Material Adverse Effect; otherwise Grantors shall not be required to institute any such actions, and may do so in their own discretion. If any Grantor shall fail to take such action within one (1) month after such notice is given to Secured Party, Secured Party may, but shall not be required to, itself take such action in the name of any or all Grantors, and each Grantor hereby appoints Secured Party the true and lawful attorney of Grantors, for them and in their name, place and stead, on behalf of Grantors, to commence judicial proceedings in any court or before any other tribunal to enjoin and recover damages for such infringement, any such damages due to Grantors, net of costs and Attorney Costs, to be applied to the Secured Obligations.

(j) Each Grantor shall, at its sole expense, do, make, execute and deliver all such additional and further acts, things, deeds, assurances, and instruments, in each case in form and substance satisfactory to Secured Party, relating to the creation,

4

validity, or perfection of the security interests provided for in this Assignment under 35 U.S.C. Section 261, 15 U.S.C. Section 1051 et seq., the Uniform Commercial Code, or other Law of the United States, the State of New York or other States as Secured Party may from time to time reasonably request, and shall take all such other action as the Secured Party may reasonably require to more completely vest in and assure to Secured Party its rights hereunder or its security interest in any of the Collateral, and each Grantor hereby irrevocably authorizes Secured Party or its designee, at such Grantor’s expense, to execute such documents, and file such financing statements with respect thereto with or without such Grantor’s signature, as Secured Party may reasonably deem appropriate. In the event that any recording or refiling (or the filing of any statement of continuation or assignment of any financing statement) or any other action, is required at any time to protect and preserve such security interest, Grantors shall, at their sole cost and expense, cause the same to be done or taken at such time as may be reasonably requested by Secured Party. Each Grantor further authorizes Secured Party to have this or any other security agreement recorded or filed with the USPTO or other appropriate federal governmental office.

(k) Secured Party is hereby irrevocably appointed by each Grantor as its lawful attorney and agent, with full power of substitution to execute and deliver on behalf of and in the name of any or all Grantors, such financing statements, assignments, pledges and other documents and agreements, and to take such other action as Secured Party may deem necessary for the purpose of perfecting, protecting or effecting the security interests granted herein and effected hereby, and any mortgages or Liens necessary or desirable to implement or effectuate the same, under any applicable Law, and Secured Party is hereby authorized to file on behalf of and in the name of any or all Grantors, at Grantors’ sole expense, such financing statements, assignments, pledges and other documents in any appropriate governmental office.

(l) Secured Party may, in its sole discretion, pay any amount, or do any act which Grantors fail to pay or do as required hereunder or as requested by Secured Party to preserve, defend, protect, maintain, record, amend, or enforce the Secured Obligations, the Collateral, or the security interest granted hereunder, including, without limitation, all filing or recording fees, court costs, collection charges, and Attorney Costs. Grantors will be liable to Secured Party for any such payment, which payment shall be deemed an advance by the Lenders to Grantors, shall be payable on demand, together with interest at the rate then applicable to Obligations under the Credit Agreement, and shall be part of the Secured Obligations.

5. Inspection. At all reasonable times on reasonable prior notice, each Grantor hereby grants to Secured Party and its representatives the right to inspect such Grantor’s properties wherein the Trademarks are used and the products and records relating thereto.

6. Rights and Remedies Upon Event of Default. Upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, and at any time thereafter, in addition to all other rights and remedies of Secured Party, whether provided under Law, the Credit Agreement or otherwise, Secured Party shall have the following rights and remedies,

5

which may be exercised without notice to, or consent by, any Grantor, except as such notice or consent is expressly provided for hereunder:

(a) Secured Party may use any of the Trademarks for the sale of goods, completion of work in process, or rendering of services in connection with enforcing any security interest granted to Secured Party by Grantors or any Subsidiary of any Grantor.

(b) Secured Party may grant such license or licenses relating to the Collateral for such term or terms, on such conditions and in such manner, as Secured Party shall, in its sole discretion, deem appropriate. Such license or licenses may be general, special or otherwise, and may be granted on an exclusive or nonexclusive basis throughout all or part of the United States of America, its territories or possessions, and all foreign countries.

(c) Secured Party may assign, sell or otherwise dispose of or otherwise enforce its security interest in the Collateral, or any part thereof, either with or without special conditions or stipulations, and take all actions permitted by law in connection with such enforcement, except that Secured Party agrees to provide Grantors with five (5) days’ prior written notice of any proposed disposition of the Collateral. The requirement of sending notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to the Grantor owning the same. Each Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided in this Section 6(c). Subject to compliance with the requirements of any applicable Law, Secured Party shall have the power to (i) buy the Collateral, or any part thereof, and (ii) execute assurances and perform all other acts which Secured Party may, in Secured Party’s sole discretion, deem appropriate or proper in connection with such assignment, sale, disposition or enforcement of the Collateral. In any such event, Grantors shall be liable for any deficiency.

(d) In addition to the foregoing, in order to implement the assignment, sale or other disposition of any of the Collateral pursuant to Section 6(c) hereof, Secured Party may, at any time, execute and deliver, on behalf of Grantors, and each of them, pursuant to the authority granted in powers of attorney, one or more instruments of assignment of the Trademarks (or any registration or recording relating thereto), in form suitable for filing, recording, or registration. Grantors agree to pay Secured Party, on demand, all costs incurred in any such transfer of the Collateral, including, without limitation, any taxes, fees, and Attorney Costs.

(e) Secured Party may first apply the proceeds actually received from any such use, assignment, sale, or other disposition of Collateral first to the reasonable costs and expenses thereof; including, without limitation, Attorney Costs, and all travel, and other expenses which may be incurred by Secured Party. Thereafter, Secured Party may apply any remaining proceeds to such of the Secured Obligations as provided in the Credit Agreement. Grantors shall remain liable to Secured Party for any expenses or Secured Obligations remaining unpaid after the application of such proceeds, and

6

Grantors will pay Secured Party, on demand, any such unpaid amount, together with interest at the rate(s) set forth in the Credit Agreement.

(f) In connection with any such license, use, assignment, sale, or other disposition of Collateral (or any part thereof), Grantors shall supply to Secured Party, or Secured Party’s designee, Grantors’ knowledge and expertise relating to the manufacture and sale of the products and services bearing the Trademarks and Grantors’ customer lists and other records relating to the Trademarks and the distribution hereof.

Nothing contained herein shall be construed as requiring Secured Party to take any such action at any time. All of Secured Party’s rights and remedies, whether provided under Law, the Credit Agreement, this Assignment, or otherwise shall be cumulative, and none is exclusive of any right or remedy otherwise provided herein or in any of the other Loan Documents, at law or in equity. Such rights and remedies may be enforced alternatively, successively, or concurrently.

7. Certain Waivers.

(a) Each Grantor hereby waives any and all rights that it may have to a judicial hearing, if any, in advance of the enforcement of any of Secured Party’s rights hereunder, including, without limitation, its rights following any Event of Default to take immediate possession of the Collateral and exercise its rights with respect thereto.

(b) Secured Party shall not be required to marshal any present or future security for (including, without limitation, this Assignment and the Collateral subject to a security interest hereunder), or guaranties of, the Secured Obligations or any of them, or to resort to such security or guaranties in any particular order. Each Grantor hereby agrees that it will not invoke any Law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Secured Party’s rights under this Assignment or any other instrument evidencing any of the Secured Obligations or by which any of such Secured Obligations is secured or guaranteed, and each Grantor hereby irrevocably waives the benefits of all such Laws.

(c) Except for notices specifically provided for herein, each Grantor hereby expressly waives demand, notice, protest, notice of acceptance of this Assignment, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect both to Secured Obligations and any collateral therefor, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, of any Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Secured Party may deem advisable. Secured Party shall have no duty as to the protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto except as otherwise required by Law. Secured Party may exercise its rights with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement for liability. Secured Party shall not be deemed to have waived any of its rights upon or under the Credit Agreement or the Collateral unless such waiver be in writing and signed by the Secured Party. No delay or omission on the part of the

7

Secured Party in exercising any right shall operate as a waiver of any right on any future occasion. All rights and remedies of the Secured Party under the Credit Agreement or on the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly or concurrently.

8. Costs and Expenses.

(a) (i) Grantors will reimburse for all reasonable out-of-pocket costs and expenses incurred by the Agents in implementing or subsequently amending this Assignment, including, without limitation, recording and filing fees, appraisal fees, stamp taxes, and Attorney Costs in connection with this Assignment, (ii) Grantors will pay or reimburse for all their costs and expenses incurred in connection with and in the enforcement of this Assignment to the extent provided for in Section 10.5 of the Credit Agreement.

(b) Grantors agree to reimburse Secured Party for and indemnify it against, any and all losses, expenses and liabilities (including liabilities for penalties) of whatever kind or nature sustained and reasonably incurred in connection with any claim, demand, suit or legal or arbitration proceeding relating to this Assignment, or the exercise of any rights or powers hereunder, including Attorney Costs.

9. Continuing Effect. This Assignment shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount or must otherwise be restored or returned by Administrative Agent or any Lender, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

10. Additional Grantors. The initial Grantors hereunder shall be Borrower and the Subsidiaries, if any, as are signatories hereto. From time to time following the Closing Date, additional Subsidiaries of Borrower may become parties hereto as required by the Credit Agreement, as additional Grantors, by executing and delivering to Secured Party an Instrument of Joinder substantially in the form of Exhibit A, accompanied by such documentation as Secured Party may require in connection therewith, wherein such additional Grantors agree to become a party hereto and to be bound hereby. Upon delivery of such Instrument of Joinder to and acceptance thereof by Secured Party, notice of which acceptance is hereby waived by Grantors, each such additional Grantor shall be as fully a party hereto as if such Grantor were an original signatory hereof. Each Grantor expressly agrees that its Secured Obligations and the Liens upon its Property granted herein shall not be affected or diminished by the addition or release of additional Grantors hereunder, nor by any election of Secured Party not to cause any Subsidiary of Borrower to became an additional Grantor hereunder. This Assignment shall be fully effective

8

as to any Grantor who is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

11. Release of Grantors. This Assignment and all Secured Obligations of Grantors hereunder shall be released when (i) all Secured Obligations (other than contingent indemnity obligations and obligations in respect of any Specified Hedge Agreements) have been paid in full in cash or otherwise performed in full and when no portion of the Commitment remains outstanding. This Assignment and Secured Obligations of Grantors with respect to any item or portion of Collateral shall be released (i) when such item or portion of Collateral is sold or to be sold as part of or in connection with any Disposition permitted under the Credit Agreement or under any other Loan Document or (ii) if such release is approved, authorized or ratified in accordance with Section 10.5 of the Credit Agreement. Upon such release of Grantors’ Secured Obligations hereunder, Secured Party shall promptly return any Collateral to Grantors, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Grantors, or to the Person or Persons legally entitled thereto, and to evidence or document the release of Secured Party’s interests arising under this Assignment, all as reasonably requested by, and at the sole expense of, Grantors.

12. Additional Powers and Authorization. Secured Party shall be entitled to the benefits accruing to it as Administrative Agent under the Credit Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, Secured Party may employ agents, trustees, or attorneys-in-fact and may vest any of them with any Property (including, without limitation, any Collateral assigned hereunder), title, right or power deemed necessary for the purposes of such appointment.

13. [Reserved]

14. Miscellaneous.

(a) This Assignment shall not be amended, modified, supplemented, extended, terminated or waived (explicitly or by implication) except by a written instrument duly executed and delivered by Secured Party and Grantors (or in such other manner as may be permitted by the terms of the Credit Agreement). Grantors and Secured Party may from time to time agree in writing to the release of certain of the Collateral from the security interest created hereby.

(b) This Assignment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

(c) This Assignment and all rights and obligations hereunder shall be governed by, and shall be construed and enforced in accordance with the Laws of the United States, and, to the extent that the Laws of the United States are not applicable, by the local Laws of New York.

9

(d) Any notice, request, demand or other communication required or permitted under this Assignment shall be in writing and shall be deemed to be properly given if done in accordance with Section 10.2 of the Credit Agreement.

(e) If any term or provision of this Assignment conflicts with any term or provision of the Credit Agreement, the term or provision of the Credit Agreement shall control. If any provision hereof shall be deemed to be invalid by any court, such invalidity shall not affect the remainder of this Assignment.

15. WAIVER OF JURY TRIAL. EACH GRANTOR AND SECURED PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF THIS TRADEMARK COLLATERAL ASSIGNMENT OR ANY OTHER LOAN DOCUMENT OR IN ANY OTHER WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF SUCH PARTY OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH GRANTOR AND SECURED PARTY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[Signature Pages Follow]

10

IN WITNESS WHEREOF, each Grantor has executed this Assignment by its duly authorized officer as of the date first written above.

“Grantors”

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

BILOXI CASINO CORP., a Mississippi corporation

CASINO MAGIC CORP., a Minnesota corporation

CASINO ONE CORPORATION, a Mississippi corporation

HP/COMPTON, INC., a California corporation

PNK (BOSSIER CITY), INC., a Louisiana corporation

ST. LOUIS CASINO CORP., a Missouri corporation

By:

Name:

Title:

[Trademark Collateral Assignment

(Pinnacle and Subsidiary Guarantors)

Signature Page]

BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company

By:	Pinnacle Entertainment, Inc., its sole member and managing member

By:

Name:

Title:

BOOMTOWN, LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., its sole member

By:

Name:

Title:

CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC, a California limited liability company

By:	HP/Compton, Inc., its sole member and manager

By:

Name:

Title:

OGLE HAUS, LLC, an Indiana limited liability company

By:	Pinnacle Entertainment, Inc., its sole member

By:

Name:

Title:

[Trademark Collateral Assignment

(Pinnacle and Subsidiary Guarantors)

Signature Page]

PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company

By:	Pinnacle Entertainment, Inc., its sole member and manager

By:

Name:

Title:

PNK (RENO), LLC, a Nevada limited liability company

By:	Pinnacle Entertainment, Inc., its sole member

By:

Name:

Title:

[Trademark Collateral Assignment

(Pinnacle and Subsidiary Guarantors)

Signature Page]

LOUISIANA-I GAMING, a Louisiana partnership in Commendam

By:	Boomtown, LLC, a Delaware limited liability company, its General Partner

By:

Name:

Title:

ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

“Secured Party”

LEHMAN COMMERCIAL PAPER INC. as Administrative Agent, and for and on behalf of the Lenders

By:

Name:

Title:

[Trademark Collateral Assignment

(Pinnacle and Subsidiary Guarantors)

Signature Page]

SCHEDULE 1

Schedule 3-1

[Omitted]

EXHIBIT A

TO

TRADEMARK COLLATERAL ASSIGNMENT

INSTRUMENT OF JOINDER

THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of                         , 20    , by                                                      , a                                                       (“Joining Party”), and delivered to Lehman Commercial Paper Inc., as Administrative Agent (“Administrative Agent”), pursuant to the Trademark Collateral Assignment dated as of December     , 2003 made by Pinnacle Entertainment, Inc., a Delaware corporation (the “Borrower”), and each of the other Grantors party thereto (each a “Grantor” and collectively the “Grantors”) in favor of the Agents and the Lenders described therein (the “Trademark Assignment”). Terms used but not defined in this Joinder shall have the meanings defined for those terns in the Trademark Assignment.

RECITALS

(a) The Trademark Assignment was made by the Grantors in favor of the Administrative Agent for the ratable benefit of the Lenders that are parties to that referred to in the Trademark Collateral Assignment, by and among Borrower, the Lenders and the Administrative Agent.

(b) Joining Party has become a Subsidiary of Borrower, and as such is required pursuant to the Credit Agreement to become a Grantor.

(c) Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the credit facilities under the Credit Agreement.

NOW THEREFORE, Joining Party agrees as follows:

AGREEMENT

(1) By this Joinder, Joining Party becomes a “Grantor” under and pursuant to Section 10 of the Trademark Assignment. Joining Party agrees that, upon its execution hereof, it will become a Grantor under the Trademark Assignment with respect to all Obligations of Borrower heretofore or hereafter incurred under the Loan Documents, and will be bound by all terms, conditions, and duties applicable to a Grantor under the Trademark Assignment.

(2) Attached hereto as Schedule l is a complete list of all of Joining Party’s required trademarks as of the date hereof.

Exhibit A-1

(3) The effective date of this Joinder is                 , 20     .

“Joining Party”

a

By:

Title:

ACKNOWLEDGED:

LEHMAN COMMERCIAL PAPER INC. as Administrative Agent

By:

Title:

[attach notarial acknowledgments]

Exhibit A-2

SCHEDULE 1

to Instrument of Joinder

Existing and Pending Trademarks

Name of Joining Party:

Mark	Class	Registration Number	Registration Date

Schedule 1-1

EXHIBIT K-1 TO CREDIT AGREEMENT

FORM OF NOTICE OF BORROWING // WITHDRAWALS

NOTICE OF BORROWING // WITHDRAWALS FROM THE COMPLETION

RESERVE ACCOUNT

                    , 20

Lehman Commercial Paper Inc.,

    as Administrative Agent

3 World Financial Center

New York, New York 10285

Attention: Andrew Keith

Pinnacle Entertainment, Inc.

Ladies and Gentlemen:

Pursuant to that certain Credit Agreement, dated as of December 17, 2003 (as amended, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein having the meanings given such terms in the Credit Agreement), among Pinnacle Entertainment, Inc., a Delaware corporation (the “Borrower”), each bank and other financial institution or entity from time to time party thereto, Lehman Commercial Paper Inc., as advisor, lead arranger, book manager, syndication agent, and administrative agent (the “Administrative Agent”), the Borrower hereby gives the Administrative Agent irrevocable notice that the Borrower hereby requests a Loan, Swing Line Loan or withdrawal under the Credit Agreement, and in that connection sets forth below the information relating to such Loan or withdrawal:

1.	The Borrower hereby requests (Check one box only):

	(a). Withdrawal from the completion reserve account pursuant to Section 5.3(f) of the Credit Agreement:	☐

	(b). A Loan under Revolving Commitment	☐

	(c). A Swing Line Loan under Revolving Commitment	☐

	(d). A Loan under the Term Commitment	☐

2.	The aggregate amount of the proposed Loan or withdrawal is $

3.	The Business Day of the proposed Loan or withdrawal is

4.	Type of the proposed Loan elected (Check one box only):

	(a). Base Rate Loan	☐

1

(b). Eurodollar Loan with an interest period of months.[1]	☐

In connection with the requested Loan, Swing Line Loan, or withdrawal from the completion reserve account, the Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the proposed Loan, Swing Line Loan or withdrawal:

(a) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct on and as of the date hereof as if made on and as of the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date.

(b) No Default or Event of Default has occurred and is continuing on the date hereof, or would result from the proposed Loan, Swing Line Loan or withdrawal or the application of the proceeds thereof.

The Borrower agrees that, if prior to the time of the proposed Loan, Swing Line Loan or withdrawal any of the foregoing certifications shall cease to be true and correct, the Borrower shall forthwith notify the Administrative Agent thereof in writing (any such notice, a “Non-Compliance Notice”). Except to the extent, if any, that prior to the time of the proposed Loan, Swing Line Loan or withdrawal the Borrower shall deliver a Non-Compliance Notice to the Administrative Agent, each of the foregoing certifications shall be deemed to be made additionally on the date of the proposed Loan, Swing Line Loan or Withdrawal as if made on such date.

Very truly yours,

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:

Name: Title:

[1]	Specify 1, 2, 3 or 6 months Interest Period (any other period is subject to certain consent requirements set forth in Section 10.1 of the Credit Agreement).

2

EXHIBIT K-2 TO CREDIT AGREEMENT

FORM OF TERM NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York
,

FOR VALUE RECEIVED, the undersigned, PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”) or their registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the principal amount of                      dollars ($                ) (the “Loan”), together with interest thereon, in accordance with the terms set forth in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, the date, type and amount of the Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the Loan.

This Note (a) is one of the Term Notes referred to in the Credit Agreement dated as of December     , 2003 (as amended, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), by and among PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, LEHMAN BROTHERS INC., and BEAR, STEARNS & CO. INC., as Joint Lead Arrangers and Joint Book Runners, BEAR STEARNS CORPORATE LENDING INC., as syndication agent and LEHMAN COMMERCIAL PAPER INC., as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any Event of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

PINNACLE ENTERTAINMENT, INC.

By:

Name: Title:

Schedule A

to Term Note

LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

Date	Amount of Base Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loans Repaid	Amount of Base Rate Loans Converted to Eurodollar Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

Schedule B

to Term Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to Base Rate Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

EXHIBIT K-3 TO CREDIT AGREEMENT

FORM OF REVOLVING CREDIT NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York
,

FOR VALUE RECEIVED, the undersigned, PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”) or their registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a)                      dollars ($                ), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower, together with interest thereon, pursuant to the terms of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, the date, type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Revolving Credit Loan.

This Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of December         , 2003 (as amended, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, LEHMAN BROTHERS INC., and BEAR, STEARNS & CO. INC., as Joint Lead Arrangers and Joint Book Runners, BEAR STEARNS CORPORATE LENDING INC., as syndication agent and LEHMAN COMMERCIAL PAPER INC., as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any Event of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

PINNACLE ENTERTAINMENT, INC.

By:

Name: Title:

Schedule A

to Revolving Credit Note

LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

Date	Amount of Base Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loans Repaid	Amount of Base Rate Loans Converted to Eurodollar Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

Schedule B

to Revolving Credit Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to Base Rate Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

EXHIBIT K-4 TO CREDIT AGREEMENT

FORM OF SWING LINE NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York
,

FOR VALUE RECEIVED, the undersigned, PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), hereby promises to pay                      (the “Swing Line Lender”) or its registered assigns at the payment office specified in the Credit Agreement (as herein defined) in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a)                      dollars ($            ), or, if less, (b) the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrower, together with interest thereon, pursuant to the terms of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereto or on a continuation thereof which shall be attached hereto and made a part hereof, the date and amount of each Swing Line Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Swing Line Loan.

This Note (a) is one of the Swing Line Notes referred to in the Credit Agreement dated as of December         , 2003 (as amended, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, LEHMAN BROTHERS INC., and BEAR, STEARNS & CO. INC., as Joint Lead Arrangers and Joint Book Runners, BEAR STEARNS CORPORATE LENDING INC., as syndication agent and LEHMAN COMMERCIAL PAPER INC., as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and Guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any Event of Default, all principal and all accrued interest then remaining unpaid on this note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

PINNACLE ENTERTAINMENT, INC.

BY:

Name: Title:

Schedule A

to Swing Line Note

LOANS AND REPAYMENTS OF SWING LINE LOANS

Date	Amount of Swing Line Loans	Amount of Principal of Swing Line Loans Repaid	Unpaid Principal Balance of Swing Line Loans	Notation Made By

EXHIBIT L TO CREDIT AGREEMENT

FORM OF EXEMPTION CERTIFICATE

Reference is made to the Credit Agreement, dated as of December         , 2003 (as amended, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”) among PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement, LEHMAN BROTHERS INC., and BEAR, STEARNS & CO. INC., as Joint Lead Arrangers and Joint Book Runners, BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent, and LEHMAN COMMERCIAL PAPER INC., as Administrative Agent. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.                      (the “Non-U.S. Lender”) is providing this certificate pursuant to the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

2. The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Non-U.S. Lender further represents and warrants that:

(a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]

By:

Name: Title:

Date:

EXHIBIT M TO CREDIT AGREEMENT

FORM OF OMNIBUS SENIOR OFFICER’S CERTIFICATE

Reference is made to that certain Credit Agreement (the “Credit Agreement”) dated as of December     , 2003 among Pinnacle Entertainment, Inc., a Delaware corporation (“Borrower”), the “Lenders” which are parties thereto, Lehman Brothers Inc. and Bear, Stearns & Co. Inc., as joint lead arrangers and joint book runners, Bear Stearns Corporate Lending Inc., as Syndication Agent, and Lehman Commercial Paper Inc., as Administrative Agent. Capitalized terms not otherwise defined in this Certificate are used herein as so defined in the Credit Agreement.

I, Daniel R. Lee, hereby certify this             th day of December, 2003 that I am the Chief Executive Officer of each of the entities listed below (individually, a “Company” and collectively, the “Companies”) (or, in the case of a limited liability company or a partnership, the Chief Executive Officer of the Member or General Partner of such limited liability company or partnership, respectively) and further certify as follows:

(i)	The execution, delivery and performance of each Loan Document to which each Company is a party and, in the case of Borrower, to borrow under the Credit Agreement, was duly authorized by resolutions duly adopted by the Board of Directors or Executive Committee of the applicable Company (or, in the case of a limited liability company or a partnership, by an action in writing of the members and managers of the governing body or partners thereof) (the “Resolutions”), a true, correct and complete copy of which is attached hereto as Exhibit A and incorporated herein by this reference, and the Resolutions are still in full force and effect.

(ii)	Attached hereto as Exhibit B are true, correct and complete copies of all the articles (or certificates) of incorporation (or, in the case of a limited liability company or a partnership, the certificates of formation or articles of organization) of each of the Companies.

(iii)	Attached hereto as Exhibit C are true, correct and complete copies of all the bylaws (or, in the case of a limited liability company or a partnership, the operating agreement or partnership agreement) of the Companies.

(iv)	Attached hereto as Exhibit D are Certificates of Good Standing or Certificates of Existence with respect to each Company from the issuing governmental agency of each Company’s respective jurisdiction of formation.

(v)	Attached hereto as Exhibit E are Certificates of Good Standing as foreign entities from the issuing governmental agency of each jurisdiction where each Company’s ownership, lease or operation of Property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect.

(vi)	Pursuant to the Resolutions, Stephen H. Capp and I, or in our absence, any other appropriate officer of the Companies, have been designated to execute the Loan Documents referred to in the Resolutions to which each Company is a party.

(vii)	The representations and warranties of Borrower contained in the Credit Agreement and the Loan Documents are true and correct as of the Closing Date.

(viii)	No Default or Event of Default has occurred and is continuing as of the Closing Date, after giving effect to the extensions of credit to be made pursuant to the Credit Agreement on the Closing Date and the application of the proceeds of such extensions of credit.

(ix)	True, correct and complete copies of the current draft of the Construction Budget, the current draft of the Construction Plans and the current draft of the Construction Timetable have heretofore been delivered to the Construction Consultant.

(x)	Borrower is in compliance with the liquidity requirement as set forth in Section 7.1(d) of the Credit Agreement.

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This certificate is being delivered to the Administrative Agent pursuant to Section 5 of the Credit Agreement, and the Administrative Agent and the Lenders are authorized to rely on this Certificate in connection with the Credit Agreement and the transactions contemplated thereby. In addition, legal counsel rendering an Opinion of Counsel is each authorized to rely on this Certificate in connection with the Credit Agreement and the transactions contemplated thereby.

Pinnacle Entertainment, Inc.,

a Delaware corporation

BILOXI CASINO CORP.,

a Mississippi corporation

Casino Magic Corp.,

a Minnesota corporation

Casino One Corporation,

a Mississippi corporation

HP/Compton, Inc.,

a California corporation

PNK (BOSSIER CITY), INC.,

a Louisiana corporation

St. Louis Casino Corp.,

a Missouri corporation

By:

Daniel R. Lee

Chief Executive Officer

3

Belterra Resort Indiana, LLC,

a Nevada limited liability company

By:  Pinnacle Entertainment, Inc., its Sole Member

and Managing Member

By:

Daniel R. Lee

Chief Executive Officer

Boomtown, LLC,

a Delaware limited liability company

By:  Pinnacle Entertainment, Inc.,

its Sole Member

By:

Daniel R. Lee

Chief Executive Officer

Crystal Park Hotel And Casino Development

Company, LLC,

a California limited liability company

By:  HP/Compton, Inc., its Sole Member and Manager

By:

Daniel R. Lee

Chief Executive Officer

Louisiana-I Gaming,

A Louisiana Partnership In Commendam

By:  Boomtown, LLC,

its General Partner

By:

Daniel R. Lee

Chief Executive Officer

OGLE HAUS, LLC,

an Indiana limited liability company

By:  Pinnacle Entertainment, Inc., its Sole Member

By:

Daniel R. Lee Chief Executive Officer

4

PNK (LAKE CHARLES), L.L.C.,

a Louisiana limited liability company

By:  Pinnacle Entertainment, Inc., its Sole Member

and Manager

By:

Daniel R. Lee

Chief Executive Officer

PNK (Reno), L.L.C.,

a Nevada limited liability company

By:  Pinnacle Entertainment, Inc., its Sole Member

By:

Daniel R. Lee

Chief Executive Officer

5

EXHIBIT O TO CREDIT AGREEMENT

FORM OF COLLATERAL ACCOUNT CONTROL AGREEMENT

This COLLATERAL ACCOUNT CONTROL AGREEMENT, is entered into as of December 17, 2003, by and among PINNACLE ENTERTAINMENT, INC. (“Pledgor”), LEHMAN COMMERCIAL PAPER INC., in its capacity as Administrative Agent under the Credit Agreement (as defined below) (“Pledgee”), and LEHMAN BROTHERS INC. (“Securities Intermediary”)

Recitals

A. Pledgor has granted to Pledgee a security interest in Account number                      (the “Collateral Account”) held by Securities Intermediary together with all financial assets, investment property, securities, cash and other property now or hereafter held therein, and the proceeds thereof, including, without limitation, dividends payable in cash or stock and shares or other proceeds of conversions or splits of any securities in the Collateral Account (collectively, the “Collateral”).

B. Pledgor, Pledgee and Securities Intermediary agree that the Collateral Account is a “securities account” within the meaning of Article 8 of the Uniform Commercial Code of the State of New York (the “UCC”) and that all Collateral held in the Collateral Account will be treated as financial assets under the UCC.

Agreement

NOW THEREFORE, the parties hereto agree as follows (which agreement by Pledgor will be construed as instructions to Securities Intermediary):

1. Securities Intermediary is instructed to register the pledge on its book. Securities Intermediary shall hold all certificated securities that comprise all or part of the Collateral with effective endorsements to Securities Intermediary or in blank, or will deliver possession of such certificated securities to Pledgee.

2. Securities Intermediary is instructed to deliver to Pledgee copies of monthly statements on the Collateral Account.

3. The Collateral Account will be named: “Lehman Commercial Paper Inc. Collateral Account for Pinnacle Entertainment, Inc. (Lake Charles Project Completion Reserve Account) under Credit Agreement dated December 17, 2003.”

4. All dividends, interest, gains and other profits with respect to the Collateral Account will be reported in the name and tax identification number of Pledgor.

5. Securities Intermediary may not, without the prior written consent of Pledgee, deliver, release or otherwise dispose of the Collateral or any interest therein unless the proceeds thereof are held or reinvested in the Collateral Account as part of the Collateral or applied by Securities Intermediary to the satisfaction of an obligation owed to it with respect to commissions, fees, and payments described in paragraph 9.

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6. Securities Intermediary agrees to comply with any order or instruction from Pledgee concerning the Collateral Account, including an order or instruction directing sale, transfer or redemption of all or part of the Collateral and the remittance of the proceeds thereof, if any, to Pledgee, without further consent by Pledgor. Prior to receipt of a notice of sole control from Pledgee, Securities Intermediary agrees to comply with any order or instruction from Pledgor to invest the balance of the Collateral Account in Cash Equivalents (as defined in the Credit Agreement). Securities Intermediary shall have no responsibility or liability to Pledgor for complying with any order or instruction, whether oral or written, concerning the Collateral Account originated by Pledgee and shall have no responsibility to investigate the appropriateness of any such order or instruction, even if Pledgor notifies Securities Intermediary that Pledgee is not legally entitled to originate any such order or instruction. In the event of any conflict between an order issued by Pledgor and an order issued by Pledgee, Securities Intermediary shall comply with the order issued by Pledgee. Securities Intermediary shall have no responsibility or liability to Pledgor for complying with any order or instruction, whether oral or written, concerning the Collateral Account received from Pledgee. Securities Intermediary shall be able to rely upon any notice or order that it reasonably believes to be genuine. Securities Intermediary shall have no responsibility or liability to Pledgee with respect to the value of the Collateral Account or any of the Collateral. This Agreement does not create any obligation or duty on the part of Securities Intermediary other than those expressly set forth herein.

7. Securities Intermediary shall not be liable for any loss or damage with respect to any matter that may arise out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by Securities Intermediary’s gross negligence or willful misconduct. Without limiting the foregoing, in no event shall Securities Intermediary be responsible for indirect or consequential damages, regardless of any notice, or any loss or damage caused, directly or indirectly, by conditions beyond its control. Pledgor agrees to indemnify and hold Securities Intermediary, its directors, officers, employees, and agents harmless from and against any and all claims, causes of action, liabilities, lawsuits, demands and/or damages, including, without limitation, any and all costs, including court costs and reasonable attorneys’ fees, that may arise out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by Securities Intermediary’s gross negligence or willful misconduct. Pledgee agrees to indemnify and hold Securities Intermediary, its directors, officers, employees and agents, harmless from and against any and all claims, causes of action, liabilities, lawsuits, demands and/or damages, including, without limitation any and all costs, including court costs and reasonable attorneys’ fees, that may arise or result from Securities Intermediary complying with the instructions and orders of Pledgee given in connection with Pledgee’s exercise of its control over and secured rights in the Collateral Account. The indemnities of Pledgor and Pledgee set forth in this Section 7 shall survive the termination of this Agreement.

8. Securities Intermediary represents that it has not received notice regarding any lien, encumbrance or other claim to the Collateral or the Collateral Account from any other person and has not entered into an agreement with any third party to act on such third party’s instructions without further consent of Pledgor. Securities Intermediary further agrees not to enter into any such agreement with any third party.

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9. Securities Intermediary subordinates to the lien and security interest of Pledgee any right of setoff, encumbrance, security interest or other claim that it may have against the Collateral, except for (i) customary commissions and fees arising from permitted trading activity within the Collateral Account, and (ii) payment owed to Securities Intermediary for open trade commitments for the purchase and/or sale of financial assets in and for the Collateral Account.

10. To the extent a conflict exists between the terms of this Agreement and any account agreement between Pledgor and Securities Intermediary, the terms of this Agreement will control.

11. The terms of this Agreement will in no way be modified except by a writing signed by all parties hereto.

12. Securities Intermediary reserves the right, unilaterally, to terminate this Agreement, such termination to be effective thirty (30) days after written notice thereof is given to Pledgor and Pledgee. At the end of such thirty (30) day period, Securities Intermediary will deliver all assets held in the Collateral Account to Pledgee unless Pledgee and Pledgor deliver joint instructions to Securities Intermediary during such thirty (30) day period to deliver or transfer the assets held in the Collateral Account to another party or securities intermediary. Nothing set forth in this provision shall be deemed to limit the right of Pledgee to issue orders or instructions to Securities Intermediary pursuant to paragraph 6 hereof. Pledgor shall have the right, unilaterally, to terminate this Agreement after all obligations under the Credit Agreement have been paid in full, such termination to be effective upon written notice thereof to Securities Intermediary and Pledgee. Termination shall not affect any of the rights and liabilities of the parties hereto incurred before effective date of termination.

13. This Agreement and the instructions and orders required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof, and, subject to paragraph 10 above, supersede any prior agreement and contemporaneous oral agreements of the parties concerning its subject matter.

14. Except as otherwise expressly provided herein, any notice, order, instruction, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by facsimile or other electronic means and electronic confirmation of error free receipt is received or upon receipt of notice sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

15. If any party to this Agreement is not a natural person, the person executing this Agreement on behalf of such party hereby represents that he or she has the proper authority to execute this Agreement on behalf of such party.

16. The construction and effect of every provision of this Agreement, the rights of the parties hereunder and any questions arising out of the Agreement, shall be governed by the statutory and common law of the State of New York without reference to the conflict of law provisions thereof. The State of New York shall be deemed to be Securities Intermediary’s jurisdiction with respect to this agreement for the purposes of the UCC, notwithstanding any other agreement designating any other jurisdiction for any other purpose.

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IN WITNESS WHEREOF, the parties hereto have entered into this Collateral Account Control Agreement as of the date indicated above.

PLEDGOR: PINNACLE ENTERTAINMENT, INC.	PLEDGEE LEHMAN COMMERCIAL PAPER INC.

By:	By:

Name:	Name:
Title:	Title:

Telephone No.:	Telephone No.:

Address:	Address:
Pinnacle Entertainment, Inc.
3800 Howard Hughes Parkway, Suite 1800
Las Vegas, NV 89109

SECURITIES INTERMEDIARY:

By:

Name:
Title:

Telephone No.:

Address:

4

EXHIBIT P TO CREDIT AGREEMENT

FORM OF DISBURSEMENT CERTIFICATE

                    ,

Lehman Brothers, Inc.,

as Securities Intermediary

399 Park Avenue, 5th Floor

New York, NY 10022

Lehman Commercial Paper Inc.,

as Administrative Agent

745 Seventh Avenue, 19th Floor

New York, New York 10019

Attention: Andrew Keith

Professional Associates Construction Services, Inc.,

as Construction Consultant

942 E. Chapman Avenue

Orange, California 92866

Attention: Kent Robertson

Re:	Lehman Commercial Paper Inc. Collateral Account for Pinnacle Entertainment, Inc. (Lake Charles Project Completion Reserve Account) under Credit Agreement dated December 17, 2003

Ladies and Gentlemen:

This Disbursement Certificate is delivered to you pursuant to that certain Credit Agreement dated as of December 17, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), LEHMAN BROTHERS INC., and BEAR, STEARNS & CO. INC., as joint lead arrangers and joint book runners, SOCIETE GENERALE, as documentation agent, BEAR STEARNS CORPORATE LENDING INC., as syndication agent, and LEHMAN COMMERCIAL PAPER INC., as administrative agent. Capitalized terms used and not otherwise defined herein shall have the meanings given in the Credit Agreement.

1. Borrower hereby requests that a disbursement be made in the amount of $                     from the above referenced Completion Reserve Account pursuant to the final Draw Package attached hereto as Annex A.

2. Subject to the applicable provisions of Section 5.3(e) of the Credit Agreement, Borrower hereby specifies that the disbursement of the amount requested in Paragraph 1 above, shall be made in accordance with the instructions attached hereto as Schedule 1 at least two (2) Business Days prior to the last day of the calendar month in which this Disbursement Certificate is submitted.

3. The Borrower hereby states that, to the best of its knowledge, information and belief, all applications for payment contained in the Draw Package attached hereto (including the Contractor Applications) have been completed in accordance with the relevant contract documents and the Construction Plans, and that all amounts have been paid with respect to any prior applications for payment (except in respect of any amounts described therein, or in the current applications for payment included in the Draw Package attached hereto, or for which Borrower has withheld payment).

IN WITNESS WHEREOF, the undersigned has duly executed this Disbursement Certificate as of the date first written above.

PINNACLE ENTERTAINMENT, INC. a Delaware corporation

By:

Name:

Title:

ANNEX A

Attached final Draw Package

A-1

EXHIBIT Q TO CREDIT AGREEMENT

FORM OF

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement, dated as of December     , 2003 (as amended, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement, LEHMAN BROTHERS INC. and BEAR, STEARNS & CO. INC., as Joint Lead Arrangers and Joint Book Runners, BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent, and LEHMAN COMMERCIAL PAPER INC., as Administrative Agent. Capitalized terms used and not defined herein shall have the meaning set forth in the Credit Agreement.

The Assignor identified on Schedule 1 hereto (the “Assignor”) and the Assignee identified on Schedule 1 hereto (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Facility” collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

2. The Assignor: (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, including, without limitation, if it is organized under the laws of a jurisdiction outside of the United States, its obligation pursuant to Section 2.20 of the Credit Agreement.

4. The effective date of this Assignment and Acceptance shall be the “Effective Date of Assignment” set forth in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date, to the Assignee for amounts which have accrued subsequent to the Effective Date, and to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1

to Assignment and Acceptance

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Credit Facility Assigned	Principal Amount Assigned	Commitment Percentage Assigned[1]
	$____________________	_______.______%

[Name of Assignor]		[Name of Assignee]

By:		By:

	Title		Title

[1]	Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

Accepted:	Consented To:

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent	PINNACLE ENTERTAINMENT, INC.[2]

By:	By:

Title	Title

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:

Title

[2]	The Borrower’s consent may not be required. Typically, the Credit Agreement provides that the consent of the Borrower is required unless the assignee already is a Lender under the Credit Agreement. Check Section 10.6 of the Credit Agreement to determine what is needed.

EXHIBIT R TO CREDIT AGREEMENT

FORM OF SOLVENCY CERTIFICATE

This Solvency Certificate (this “Certificate”) is delivered in connection with that certain Credit Agreement, dated as of December 17, 2003 (as amended, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), each bank and other financial institution or entity from time to time party thereto, Lehman Brothers Inc., and Bear, Stearns & Co. Inc., as joint lead arrangers and joint book runners, Bear Stearns Corporate Lending, Inc., as syndication agent, and Lehman Brothers Commercial Inc., as administrative agent. Capitalized terms used but not defined herein have the meanings given such terms in the Credit Agreement.

For purposes of this Certificate, “Transactions” means (i) the fulfillment of all conditions to the making of Loans and the issuance of Letters of Credit under the Credit Agreement and the funding of such Loans and Letters of Credit, if any, on the Closing Date and the use of the proceeds thereof, (ii) the execution and delivery of the Loan Documents, (iii) the consummation of the Refinancing, and (vi) the payment of all fees, costs and expenses associated with the foregoing.

I hereby certify on behalf of the Loan Parties as follows:

1. I am the duly qualified and acting Chief Financial Officer of the Borrower and in such capacity am a senior financial officer with responsibility for the management of the financial affairs of the Borrower and its Subsidiaries and the preparation of the financial statements of the Borrower and its Subsidiaries. I, together with other officers of the Borrower, acted on behalf of the Borrower in connection with the negotiation and execution of the Credit Agreement and the other Loan Documents. In connection with the following certifications, I have reviewed the consolidated and consolidating financial statements of the Borrower.

2. I have carefully reviewed the contents of this Certificate, and I have conferred with counsel for the Borrower and its Restricted Subsidiaries for the purpose of discussing the meaning of its contents and the purpose for which it is to be used. I have made such investigations and inquiries as I have deemed to be necessary and prudent, and have reviewed the Credit Agreement, the Notes and the other Loan Documents. I am providing this Certificate solely in my capacity as an officer of the Borrower.

3. As of the date hereof, the representations and warranties set forth in Section 4.1(a) through (d) of the Credit Agreement are true and correct.

4. In connection with the negotiation and execution of the Credit Agreement and the other Loan Documents, to which any Loan Party is a party, I have caused the preparation of the projections that have been delivered to the Lenders pursuant to the Commitment Letter dated November 18, 2003, among the Borrower, the Administrative Agent and the Syndication Agent (the “Projections”). A true, correct and complete copy of the Projections are attached hereto as Exhibit A. The Projections were prepared on the basis of information available as of the date hereof. The Projections were prepared in good faith estimate of the Borrower’s senior

1

management team. I know of no facts which have occurred since December 31, 2002 through the date hereof which would lead me to believe that the Projections are inaccurate in any material respect. The assumptions upon which the Projections are based are stated therein, which assumptions I believe are reasonable. Based thereon, I believe that the Projections, taken as a whole over the periods reflected therein, provide reasonable estimates of future performance of the Loan Parties (it being understood that the Projections are by their nature inherently uncertain and that no assurances are being given that the results reflected in the Projections will be achieved).

5. In connection with the negotiation and execution of the Credit Agreement and the other Loan Documents, I have also prepared or caused to be prepared under my supervision the unaudited pro forma consolidated balance sheet of Borrower which is attached hereto as Exhibit B (the “Pro Forma Balance Sheet”), which Pro Forma Balance Sheet gives effect to the Transactions. After diligent inquiry, I believe that the Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower and its Subsidiaries as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its Subsidiaries as at September 30, 2003, assuming that the Transactions had actually occurred on such date. After diligent inquiry, I believe that the Pro Forma Balance Sheet is accurate and complete in all material respects.

6. For purposes of delivering this Certificate, including the preparation of the Projections and the Pro Forma Balance Sheet delivered herewith, I have:

(a) reviewed the appraisals delivered or required to be delivered on or before the date hereof pursuant to the Loan Documents;

(b) consulted with counsel for the Loan Parties concerning, among other matters, pending and threatened litigation, uninsured risks, Guarantee Obligations and other contingent obligations, and I have determined that the most recent audited financial statements referred to in Section 4.1 of the Credit Agreement reflect any material Guarantee Obligations, contingent liabilities and uninsured risks;

(c) reviewed the audited consolidated and unaudited consolidating balance sheets of the Borrower as of December 31, 2002, and the related consolidated and consolidating statements of income and consolidated statements of cash flows for the fiscal years ended on such date;

(d) reviewed the unaudited consolidated and consolidating balance sheets of the Borrower as of September 30, 2003, and the related consolidated and consolidating statements of income and consolidated statements of cash flows for the fiscal quarter and the year-to-date ended on such date; and

(e) made such other investigations and inquiries as I have deemed appropriate and have taken into account the nature of the particular business anticipated to be conducted by the Loan Parties after consummation of the Transactions.

2

Based upon the foregoing, I have reached the following conclusions:

(A) The Borrower and its Restricted Subsidiaries taken as a whole was not now, and the consummation of the Transactions will not render them, “insolvent” as defined below. I understand that in this context, “insolvent” means that the present fair salable value of assets of the Borrower and its Restricted Subsidiaries is less than the amount that will be required to pay their probable liability on existing debts as they become absolute and matured. I have assumed that in this context “fair salable value” means the price available upon the sale of such assets by a willing seller to a willing buyer, where material information as to the asset and the market for such asset is known to both, and where neither is under any compulsion to consummate the transaction. I also understand that (i) the term “debts” includes any liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

(B) The Borrower and its Restricted Subsidiaries, taken as a whole will not incur, and do not intend to incur or believe that they would incur, debts beyond their ability to pay as they mature as a result of the consummation of the Transactions. I have based my conclusion in part on the Projections which demonstrate that Borrower and its Restricted Subsidiaries, taken as a whole, will have sufficient cash flow and cash resources after paying all of their scheduled anticipated indebtedness (including, without limitation, in the case of the Borrower, scheduled payments by the Borrower under the Credit Agreement and the Notes and other indebtedness and liabilities permitted under the Credit Agreement). I have concluded that the realization of the current assets in the ordinary course of business of the Borrower and its Restricted Subsidiaries will be sufficient to pay current recurring debt, current short-term debt and current long-term debt service of the Borrower and its Restricted Subsidiaries and that the cash flow and cash resources (including earnings plus non-cash charges to earnings and, to the extent permitted under the Credit Agreement, the disposition of assets held for sale and refinancings supported by such cash flow) of the Borrower and its Restricted Subsidiaries will be sufficient to provide cash necessary to repay indebtedness and liabilities of the Borrower and its Restricted Subsidiaries (including, in the case of the Borrower, the indebtedness and liabilities of the Borrower under the Credit Agreement and the Notes and liabilities permitted under the Credit Agreement) as the same matures.

(C) The consummation of the Transactions will not leave Borrower and its Restricted Subsidiaries with property remaining in their hands constituting “unreasonably small capital.” I have assumed for purposes of reaching this conclusion that “unreasonably small capital” depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by Borrower and its Restricted Subsidiaries in light of the Projections and available credit capacity.

(D) No Loan Party has executed the Credit Agreement, the Notes, any Letters of Credit, any other Loan Documents, in each case, to which such Loan Party is a party or made

3

any transfer or incurred any obligations in connection with the Transactions, with actual intent to hinder, delay or defraud either present or future creditors.

I understand that the Lenders are relying on the truth and accuracy of the foregoing in connection with each extension of credit to the Borrower pursuant to the Credit Agreement and the other Loan Documents.

I represent the foregoing information to be, to the best of my knowledge and belief, after diligent inquiry, true, correct and complete and execute this Solvency Certificate as the Chief Financial Officer of the Borrower as of December 17, 2003.

[SIGNATURE PAGE FOLLOWS]

4

IN WITNESS WHEREOF, the undersigned has duly executed this Solvency Certificate as of the date first written above.

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:

Name: Title: Chief Financial Officer

5

EXHIBIT A

PROJECTIONS

[Omitted]

6

ANNEX 1 TO EXHIBIT A

SUPPORTING DETAILS FOR PROJECTIONS

[Omitted]

7

EXHIBIT B

PRO FORMA BALANCE SHEET

[Omitted]

8

ANNEX 1 TO EXHIBIT B

ESTIMATED ACCOUNTING ADJUSTMENTS

[Omitted]

9

EXHIBIT S TO CREDIT AGREEMENT

FORM OF CONSTRUCTION FUNDING CERTIFICATE

This Construction Funding Certificate (this “Certificate”) is delivered in connection with that certain Credit Agreement, dated as of December 17, 2003 (as amended, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), each bank and other financial institution or entity from time to time party thereto, Lehman Brothers Inc., and Bear, Stearns & Co. Inc., as joint lead arrangers and joint book runners, Bear Stearns Corporate Lending, Inc., as syndication agent, and Lehman Brothers Commercial Inc., as administrative agent. Capitalized terms used but not defined herein have the meanings given such terms in the Credit Agreement.

I hereby certify on behalf of the Loan Parties as follows:

1. I am the duly qualified and acting Chief Financial Officer of the Borrower and in such capacity am a senior financial officer with responsibility for the management of the financial affairs of the Borrower and its Subsidiaries and the preparation of the financial statements of the Borrower and its Subsidiaries.

2. I have carefully reviewed the contents of this Certificate, and I have conferred with counsel for the Borrower and its Restricted Subsidiaries for the purpose of discussing the meaning of its contents and the purpose for which it is to be used. I have made such investigations and inquiries of the Company’s personnel and employees, and have reviewed such documentation and information, as I have deemed to be necessary and prudent (including, without limitation, relating to the status of the Lake Charles Project and the Belterra Tower Projects). I am providing this Certificate solely in my capacity as an officer of the Borrower.

3. I further conclude that, immediately following the funding under the Credit Agreement, the sum of the undrawn amounts available under the Credit Facilities will be $            , and the balance that is in the Completion Reserve Account will not be less than $            . The total amount of Excess Cash, as of                     , 2003, is approximately $            . The foregoing amounts, in the aggregate, exceed the aggregate costs to complete the Lake Charles Project and the Belterra Tower Project (excluding all related interest expense during construction).

I understand that the Lenders are relying on the truth and accuracy of the foregoing in connection with each extension of credit to the Borrower pursuant to the Credit Agreement and the other Loan Documents.

I represent the foregoing information to be, to the best of my knowledge and belief, after diligent inquiry, true, correct and complete and execute this Certificate as the Chief Financial Officer of the Borrower as of                     , 2003.

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IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of the date first written above.

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:

Name: Title: Chief Financial Officer

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